As filed with the Securities and Exchange Commission on November 24, 2023

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HPS Corporate Capital Solutions Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	93-6616284
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor

New York, New York 10019

(212) 287-6767

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tyler Thorn

HPS Advisors, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

(Name and address of agent for service)

With copies to:

Rajib Chanda

Nathan Briggs

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

(202) 636-5500

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE

HPS Corporate Capital Solutions Fund is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community while conducting a private offering of securities.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“we,” “us,” “our,” and the “Fund” refer to HPS Corporate Capital Solutions Fund;

•	“HPS” refers to HPS Investment Partners, LLC;

•	“Adviser” and our “investment adviser” refer to HPS Advisors, LLC, our investment adviser, a wholly-owned subsidiary of HPS;

•	“Administrator” and our “administrator” refer to HPS; and

•	“shareholders” refers to holders of our common shares of beneficial interest, par value $0.01 per share (the “Common Shares” or “Shares”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, trustees, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

Following the filing of this Registration Statement, we intend to file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

•	We do not intend to list our shares on any securities exchange and we do not expect a secondary market in the shares to develop.

•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

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We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

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An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•

The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward- looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward- looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this Statement for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.	Business

(a)	General Development of Business

The Fund was formed on August 10, 2023 as a Delaware statutory trust. We seek to invest primarily in newly originated, privately negotiated senior secured debt and junior capital of upper middle market or larger scale companies predominantly in the U.S. Our investment objective is to produce attractive, risk-adjusted returns in the form of current income and long-term capital appreciation. We are a non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the 1940 Act. We are externally managed by our adviser, HPS Advisors, LLC (the “Adviser”), a wholly-owned subsidiary of HPS Investment Partners, LLC (“HPS”). We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended.

We are a privately placed, perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose Common Shares are intended to be sold on an ongoing basis at regular frequency by the BDC at a price generally equal to the BDC’s net asset value (“NAV”) per share.

The Common Shares described herein have not been registered under the Securities Act, the securities laws of any other state or the securities laws of any other jurisdiction. The Common Shares will be offered and sold under the exemption from registration under the Securities Act under Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Common Shares sold outside the United States, not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution.

We do not intend to list our Common Shares on any securities exchange and our Common Shares will not be publicly traded. It is currently anticipated that within one year of the date on which we break escrow for our initial offering of Common Shares (the “Initial Closing”), the Fund will merge with and into an affiliated publicly offered, non-traded BDC (the “Non-Traded BDC”) having the same investment adviser, substantially the same investment objectives and policies as the Fund and the same management and advisory fees as the Fund (the “Merger”), and that holders of our Common Shares will receive common shares of the Non-Traded BDC pursuant to the Merger. However, there can be no assurance the Merger will occur, and we may instead continue as a perpetually offered, privately placed BDC.

To the extent the Merger does occur, it will be structured with the intent to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, and Simpson Thacher & Bartlett LLP will deliver an opinion that the Merger should qualify for such treatment.

(b)	Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c)	Description of Business

General

HPS Corporate Capital Solutions Fund (“HCAP”, the “Fund” or “we”) is a Delaware statutory trust formed on August 10, 2023. We are a non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated as a RIC under the Code. We are externally managed by the Adviser, a wholly-owned subsidiary of HPS.

Our investment objective is to produce attractive, risk-adjusted returns in the form of current income and long-term capital appreciation by investing primarily in newly originated, privately negotiated senior secured debt and junior capital of upper middle market and larger scale companies predominantly in the U.S. We use the term “upper middle market” to generally refer to companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) of $75 million to $1 billion annually or revenue of $250 million to $5 billion annually at the time of our investment. We may invest in smaller companies if the opportunity presents attractive investment characteristics and risk-adjusted returns. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage HPS’s global presence to invest in companies in Europe, Australia and other locations outside of the U.S. subject to compliance with BDC requirements to invest at least 70% assets in “eligible portfolio companies”.

Our investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. We intend to use these investments to maintain liquidity for our share repurchase program and to manage cash before investing subscriptions into directly originated, privately negotiated loans, while seeking attractive risk-adjusted investment returns. We also may invest in publicly traded debt securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities, subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies.” Our investments are subject to a number of risks. See “Item 1A. Risk Factors”.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in capital instruments issued by corporate issuers (including loans, notes, bonds and other corporate debt or equity securities).

We expect to use leverage to seek to enhance our returns, which will magnify the potential for loss on amounts invested and may increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions. Our leverage levels will vary over time in response to general market conditions, the size and compositions of our investment portfolio and the views of our Adviser and Board of Trustees (the “Board”). Once we have established a scaled and diversified investment portfolio, we expect that our debt to equity ratio will generally range between 0.5x and 1.0x. While our leverage employed may be greater or less than these levels from time to time, we are subject to the limitations set forth in the 1940 Act. As permitted under the 1940 Act, we intend to seek approval from the Fund’s Board to allow the Fund to borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% after such borrowing (i.e., we would be able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). We may borrow funds to make investments, including before we have fully invested the proceeds of this continuous offering. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by shareholders.

Because we intend to elect to be regulated as a BDC, we will be required to invest at least 70% of Fund assets in “eligible portfolio companies.” Qualifying assets are generally defined as privately offered debt or equity securities of U.S. private companies or U.S. publicly traded companies with market capitalizations less than $250 million. The remainder of our portfolio may be invested in “non-qualifying” assets, such as investments in non-U.S. companies.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors currently may only purchase our Common Shares pursuant to accepted subscription orders as of the first calendar day of each month. A subscription must be received in good order at least five business days prior to the date of subscription (currently the first calendar day of the month), unless waived by HPS Securities, LLC (the “Managing Dealer”), and must include the full subscription funding amount to be accepted. See “Item 1(c). Description of Business — The Private Offering.” The Fund, in its sole discretion, may determine to accept subscriptions on a less frequent basis than monthly and currently expects that it will begin accepting subscriptions on a quarterly (as opposed to monthly) basis (the “Subscription Frequency”) within six to 12 months following the Initial Closing. However, the Fund may determine to change the Subscription Frequency sooner or later, or not at all.

The purchase price for our Shares in the Initial Closing is expected to be $25 per Share. Thereafter, we intend to sell our Common Shares equal to the BDC’s NAV per share as of the last calendar day of the month immediately prior to the effective date of the share purchase date (the “Valuation Date”). Our Common Shares are offered on a “best efforts” basis. A “best efforts” offering means the Managing Dealer and the participating brokers are only required to use their best efforts to sell the shares. The Managing Dealer intends to enter into additional placement agreements with broker-dealers in connection with the private offering of our Common Shares (the “Private Offering”).

No upfront selling commissions are paid for sales of the Common Shares; however, if you purchase Common Shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to no more than 2.0% of the aggregate NAV per share of the Common Shares purchased. The Common Shares are subject to a minimum initial investment of $10,000. All subsequent purchases of Common Shares, except for those made under our distribution reinvestment plan, are subject to a minimum investment size of $2,500 per transaction. The Managing Dealer can waive the initial or subsequent minimum investment at its discretion.

We pay the Managing Dealer selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Common Shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Common Shares, including any Common Shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid on the same frequency as the Subscription Frequency. The Managing Dealer reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for distribution and/or ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Fund or shareholders, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, for the purpose of introducing a selling agent to the Fund and/or promoting the recommendation of an investment in the Common Shares. Such payments made by the Adviser may be based on the aggregate purchase price of investors in the Fund as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser and may be substantial.

We expect to pay regular distributions on the same frequency as the Subscription Frequency (e.g., monthly or quarterly) commencing no later than the first full calendar quarter after the Initial Closing. Any distributions we make will be at the discretion of our Board, who will consider, among other things, our earnings, cash flow, capital needs and general financial condition, as well as our desire to comply with the RIC requirements, which generally require us to make aggregate annual distributions to our shareholders of at least 90% of our net investment income.

Beginning no later than the first full calendar quarter following Initial Closing, and subject to the discretion of the Board, we intend to commence a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the NAV per share for the applicable class of shares on each date of repurchase. Our Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. To the extent we offer to repurchase shares in any particular quarter, we intend to limit the number of shares to be repurchased to no more than 5% of our outstanding Common Shares as of the last day of the immediately preceding quarter. In the event the number of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all. See “Item 1(c). Description of Business — Share Repurchase Program.”

Shares that have not been outstanding for at least a year will be repurchased at 98% of the NAV per share as of the last calendar day of the applicable quarter (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at our discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

HPS and the Adviser

The Adviser is a wholly-owned subsidiary of HPS. HPS is a leading global credit-focused alternative investment firm with more than $105 billion of assets under management.1 HPS invests primarily in non-investment grade credit and manages various strategies across the capital structure, including privately negotiated senior debt; privately negotiated junior capital solutions in debt and equity formats; liquid credit such as broadly syndicated loans, collateralized loan obligations and high yield bonds; asset-based finance and real estate. HPS has 200 investment professionals and more than 630 total employees, and has fifteen offices globally.2

HPS was established in 2007 as a unit of Highbridge Capital Management, LLC, a subsidiary of J.P. Morgan Asset Management (“JPMAM”). In March of 2016, the principals and employees of HPS acquired the firm from JPMAM. In 2018, HPS secured a passive minority investment from Dyal Capital Partners to generate growth capital to further expand investment offerings and fortify the firm’s balance sheet. In 2022, Guardian Life Insurance acquired a strategic minority stake in HPS in coordination with a large-scale capital commitment to current and future investment strategies. Over the course of these transactions, JPMAM’s remaining stake in HPS was redeemed in full.

We do not have any employees. Each officer of the Fund will also be an employee of the Adviser or its affiliates. See “Item 5. Trustees and Executive Officers.”

Our day-to-day investment operations will be managed by the Adviser. The Adviser will have access to HPS’s team of experienced investment professionals. The Adviser may hire additional investment professionals to provide services to us, based upon its needs. See “Item 1(c). Description of Business — General — Investment Advisory Agreement; Administration Agreement.”

The Administrator

HPS Investment Partners LLC, as our Administrator (the “Administrator”), will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

Competitive Advantages

HPS has sought to structure its business model and investment approach to deliver compelling risk-adjusted returns to investors and shareholders in its funds on a consistent basis across market cycles. As a result, HPS seeks to have access to the broadest possible investment opportunity set; leverage its strategic advantages to minimize competition; make thoughtful relative value investment decisions; and effectively mitigate downside risk.

[1]

Assets under management (“AUM”) as of October 1, 2023. AUM of private credit funds, related managed accounts and certain other closed-ended liquid credit funds represent capital commitments during such funds’ investment periods and post such funds’ investment periods, the cost of investment or NAV (including fund-level leverage but in all cases capped at capital commitments). AUM of liquid credit open-ended funds and related managed accounts other than CLOs represent the latest available net asset value. AUM of CLOs and warehouses represent the par value of collateral assets and cash in the portfolio. AUM of HPS Corporate Lending Fund (“HLEND”) represents estimated net asset value of investments plus leverage (inclusive of drawn and undrawn amounts).

[2]	As of September 30, 2023.

HPS believes that its diversified sourcing approach, flexible capital solutions, ability to successfully navigate complexity and willingness to execute at scale are key differentiators that help it to maximize the investment opportunity set while limiting competitive dynamics. HPS then seeks to apply its analytically rigorous investment process to make thoughtful decisions about relative risk-adjusted return potential and mitigate potential downside risk.

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Diversified Sourcing Approach. HPS believes its diversified sourcing approach sets its platform apart from many of its peers. While the vast majority of peers focus their sourcing almost exclusively on financial sponsors and lending to businesses controlled by them, HPS has built an extensive sourcing network, inclusive of direct relationships with management teams across a breadth of private and public companies, investment and commercial banks, debt advisory firms, other financial intermediaries, financial sponsors and formal partnerships and strategic arrangements with select financial institutions. HPS has also developed the deep industry expertise, legal, and forensic capabilities necessary to perform “private equity style” diligence in house. As a result, since HPS’s inception, it has sourced approximately 65% of its private investments from non-sponsor channels and less than half of its private investments have been LBO related. [3]

While this multi-pronged sourcing approach is resource and effort intensive, HPS believes that it generates a significant pipeline of investment opportunities, enables greater consistency of deal flow across various market environments, and offers the potential for more compelling risk-adjusted returns.

HPS is also actively engaged with financial sponsors and believes that its ability to flex in and out of both sponsor and non-sponsor transactions allows it to remain nimble and optimize its opportunity set across different market environments. In normal market conditions, when capital is ample and sponsor- driven transactions tend to be widely bid out and won by the most competitive terms provider, HPS may source a greater portion of its investments from non-sponsor channels. In more dislocated markets, when scaled capital is scarce and sponsors are willing to be more flexible on economics and lender structural protections to achieve certainty of execution, HPS may invest in a larger percentage of sponsor-driven transactions.

HPS believes its investors value its diversified sourcing approach because they believe it produces a more distinct portfolio that is less correlated to the more sponsor-heavy private credit offerings; provides access to a larger, more diversified universe of companies to invest in; and enables them to invest at a more consistent pace over market cycles.

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Capital Flexibility. HPS believes that the breadth of its investment capabilities enable it to invest in scale across both the junior and senior portions of the capital structure and in both private and public markets. The majority of HPS’s 162 private credit investment resources[4] are shared across strategies, and HPS does not operate with informational barriers between its private and liquid investment professionals. HPS seeks to encourage and reward cross-functional sharing of issuer, industry and market perspectives, and strives to match investment opportunities with the optimal capital pool regardless of entry point to the firm. HPS believes that its capital flexibility and one-firm approach enable it to effectively position itself as a “one-stop” solution provider for companies seeking capital, offer multiple potential alternatives, and shift to better address borrower needs as they change throughout a transaction with the market environment or other factors. HPS believes that this increases the opportunity set for shareholders and provides it with a competitive advantage relative to other capital providers with narrower platforms or more siloed operating models. HPS believes that its

[3]

As of March 31, 2023 based on investments made since inception (weighted by total face value committed) across HPS Private Credit strategies, including Strategic Investment Partners, Specialty Direct Lending, and Core Senior Lending. For illustrative purposes only. Additional information on HPS’s Private Credit portfolio can be provided on request.

[4]	Employee statistics are as of September 30, 2023 and include employees of affiliates of HPS managed funds.

flexible capital solutions and operating model also enables it to grow and evolve with its portfolio companies — staying with credits it knows well and believes in as they “graduate” to more diversified capital structures or public markets.

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Scaled, Durable Capital. Scaled capital has been a key factor in capturing investment opportunities in prior funds managed by HPS and HPS seeks to use its scaled and durable capital base as a competitive advantage. The scale of the HPS platform, including managed accounts and similar investment vehicles, allows it to commit to investments of over $1 billion. HPS believes that there is a finite set of competitors who can provide and solely hold investments of this size and service these larger scale borrowers. HPS believes it is further differentiated by its ability to commit and hold positions of this size across both the senior and junior portions of the capital stack. Lastly, HPS believes that its largely institutional capital base enables it to consistently deploy capital across market cycles, particularly in periods of dislocation when firms more dependent on retail flows may be less active.

HPS seeks to use its scale to access significant ($400mm +) tranche size investment opportunities in upper-middle market and larger companies. HPS believes that these opportunities offer compelling risk-adjusted return potential. With fewer capital providers having the ability to transact at this size, HPS believes these opportunities offer favorable competitive dynamics that can lead to attractive economics and more lender friendly structural terms. In addition, HPS feels that this segment of the market can offer greater potential downside protection, as it believes larger businesses tend to be better positioned to manage economic pressures given more diversified customer and supplier bases, greater brand awareness, and more strategic importance within their industry.

HPS also seeks to use its scale to secure a sole or leadership role within the investment tranche. HPS believes that being the sole or majority investor in a debt tranche can provide the funds that it and its affiliates advise with enhanced downside protection by enabling HPS to better control investment structuring and documentation and to maintain strong connectivity with the borrower’s management team. HPS believes that this type of control is also particularly important in situations where a specific credit becomes challenged and needs to be restructured.

HPS believes that scale is becoming increasingly important as the number of very large direct lending transactions occurring in the market accelerates. From 2019 to 2020, there were 11 $1 billion + transactions totaling more than $16 billion. From 2021 to 2022, there were 50 $1 billion+ transactions totaling more than $100 billion. Through 2023 to date, there are 27 $1 billion transactions totaling ~$59 billion.5 The HPS platform has led or co-led on 33 of those deals since 2019.6

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Navigating Complexity. HPS believes its willingness to embrace complexity, such as complicated business models, esoteric underlying collateral, strained capital structures, and/or timing pressures, is a key differentiating factor relative to its competitors. HPS finds that other market participants often misprice risk in these situations because the borrower’s business or collateral metrics do not fit neatly into pre-defined underwriting models. HPS believes that these types of opportunities may offer disproportionate risk-adjusted return potential as there may be fewer willing lenders with the requisite expertise to underwrite these investments and borrowers with this type of profile may be more willing to pay premium economics and agree to more robust lender protections in exchange for execution certainty.

Through careful diligence, HPS aims to identify additional sources of collateral and cash flow to support an investment. HPS then seeks to utilize thoughtful investment structures, inclusive of customized covenant packages and collateral protections, to mitigate risk. Lastly, HPS pursues what it

[5]	Source: KBRA DLD (Direct Lending Deals), as of September 30, 2023. Note: KBRA DLD periodically restates historical values for accuracy.
[6]	HPS participation data in investments in Strategic Investment Partners, Specialty Direct Lending, and Core Senior Lending funds as of September 30, 2023.

believes are appropriate economic terms to compensate for the risk and effort involved in the transactions. HPS believes that addressing complexity through creative pricing and structure can generate potential investment opportunities that may offer attractive, uncorrelated returns, and that the capability to navigate complexity to identify a potentially mispriced investment opportunity is particularly important in environments where volatility and uncertainty around economic growth is common.

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Global Reach. HPS was built with global capabilities and has nearly 30% of its investment professionals[7] and more than 30% of its private capital invested outside North America.[8] HPS launched its European operations in 2007 and Asian operations in 2015 and believes it is well established and has strong brand awareness in each of these geographies. HPS seeks to leverage its strong global positioning to dynamically deploy capital to the opportunities that it feels represent the most attractive risk-adjusted returns on a relative basis globally at any point in time.

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Emphasis on Capital Preservation. Capital preservation is a core component of HPS’s investment philosophy. In addition to its focus on established upper middle market and larger companies, HPS employs a highly selective and rigorous ‘‘private equity-like’’ diligence and investment evaluation process focused on identification of potential risks, when evaluating its directly originated private investments. HPS believes tight credit structuring is a fundamental part of the risk and recovery calculus, as the illiquidity in private credit means that secondary market liquidity is not a reliable risk mitigant. HPS has also built a deep bench of restructuring, workout and value enhancement professionals with an average of 29 years of workout experience,[9] who work on an integrated basis to actively risk manage each investment throughout its life.

The Investment Team

The HPS investment team (the “Investment Team” or the “Team”) is comprised of 200 investment professionals, including 162 professionals focused on private credit and 38 liquid credit investment professionals.10 The collective Team has extensive experience investing across market environments. Senior Team members have 23 years of experience on average, and over 80% of the Senior Team was active in the industry during the Global Financial Crisis.11

The private credit investment team includes industry and regional specialists, as well as restructuring and value enhancement experts to manage underperforming assets and optimize positions post work out. HPS private credit investment professionals operate on a “cradle to grave” basis, meaning that they are accountable for an investment from identification through diligence and structuring and maintain responsibility for risk management throughout the investment life. HPS believes that this approach can lead to (i) greater connectivity between HPS and a borrower’s management teams, (ii) enhanced access to the borrower details and (iii) increased accountability to help reduce the inherent risk of knowledge loss in circumstances where the sourcing, diligence and monitoring roles are fragmented. The liquid credit investment team’s expertise spans non-investment grade public loan, bond and structured credit markets.

The management of our investment portfolio is the responsibility of the Adviser and the Investment Committee. The Investment Committee is currently comprised of Michael Patterson, Scott Kapnick, Scot French, Purnima Puri, Faith Rosenfeld, Colbert Cannon, Andersen Fisher, Jeffrey Fitts, Vikas Keswani, and Mark Rubenstein. Michael Patterson and Scot French are the co-lead portfolio managers of the strategy. A portion of

[7]	Employee statistics are as of September 30, 2023 and include employees of affiliates of HPS managed funds.
[8]	Private credit invested capital as of June 30, 2023.
[9]	As of September 30, 2023.
[10]	As of July 1, 2023.
[11]	Based on investment professionals with a Managing Director title. Data as of September 30, 2023.

the Investment Committee, including Colbert Cannon, Andersen Fisher, Jeffrey Fitts, Vikas Keswani and Mark Rubenstein, has the most significant responsibility for assisting Mr. Patterson and Mr. French with the day-to-day management of our portfolio. HPS may change the composition of the Investment Committee and the Investment Team at any time, and HPS may add additional senior Investment Team members to the Investment Committee over time.

Investment Approach

The foundation of the HPS investment approach is intellectual rigor and discipline. HPS intends to apply a highly disciplined and analytically rigorous approach to sourcing, vetting, selecting and structuring the Fund’s directly originated private investments.

•

Maximization of Opportunity Set. HPS seeks to build a strong pipeline of investment opportunities by pursuing a highly diversified sourcing approach designed to maximize the “top of the funnel” investment opportunity set. HPS maintains relationships across a breadth of public and private companies, investment and commercial banks, debt advisory firms, and other financial intermediaries, as well as private equity sponsors. Since its inception, HPS has sourced approximately 65% of its private investments from non-sponsor channels.[12] HPS believes this approach enables it to see and evaluate a larger number of potential opportunities relative to its peers, access more consistent deal flow across market environments, and flex its capital allocation towards what it believes are the most compelling risk-adjusted return opportunities at any given time.

•

Rigorous Investment Screening and Selection. The Investment Team expects to apply a highly selective, disciplined investment approach to the substantial transaction sourcing pipeline. As a result, the Investment Team expects to invest in only a select number of attractive investment opportunities relative to the entire opportunity set. The investment screening and selection process is comprehensive and iterative, typically involving multiple points of review. From the pipeline phase, certain investments proceed to an initial screening discussion that focuses on establishing the framework for the viability of the investment opportunity and the reasons to make the investment (e.g., leading market share, sustainable franchise and brand value, and value-add products or services). When evaluating a potential investment, our Investment Team typically focuses on a combination of business stability, asset values and contractual protections. We generally seek to prioritize opportunities where the issuer may place greater emphasis on certain non-economic characteristics, such as certainty of scaled capital, creative financing solutions, an ability to understand complexity of capital structure or business risk and/or confidentiality of operating and financial performance. HPS believes that when facing these characteristics, we have a competitive edge over certain syndicated financing solutions or other competitive alternative credit investment platforms (both of which typically have a lower cost of capital). This rigorous selection process helps the Investment Team focus on situations where the Adviser believes we have a competitive edge to capitalize on an investment opportunity.

•

Fundamental Analysis and Due Diligence. The Investment Team’s approach to investment selection is anchored around seeking to conduct robust upfront, “private equity-like” due diligence. The Investment Team’s due diligence and risk management processes seek to utilize and benefit from the substantial resources within HPS, as well as the Investment Team’s extensive relationships with management teams, industry experts, consultants, and outside advisors. In addition, the Investment Team seeks to employ a comprehensive investment review, which may include in-depth due diligence and full credit analysis on transaction drivers, investment thesis, review of business, industry and borrower risks and mitigants, undertaking a competitive analysis, management calls/meetings, reviewing and performing

[12]

As of June 30, 2023 based on investments made since inception (weighted by total face value committed) across HPS Private Credit strategies, including Strategic Investment Partners, Specialty Direct Lending, and Core Senior Lending. For illustrative purposes only. Additional information on HPS’s Private Credit portfolio can be provided on request.

financial analysis of historical results, preparing detailed models with financial forecasts, examining legal structure/terms/collateral, performing relative value analysis, employing external consultants and/or other considerations that the Investment Team deems appropriate.

•

Structuring and Negotiating Downside Protection Mechanisms. From an investment process perspective, the Investment Team spends a significant amount of time and resources on structuring prior to committing to an investment, integrating both business-specific due diligence and risk findings into the overall structure and covenants of a particular transaction. HPS believes that the upfront structuring of these mechanisms is critical to providing the Adviser with the tools needed to manage underperforming investments while seeking to preserve principal.

•

Ongoing Monitoring Process. The Investment Team seeks to actively monitor the activities and the financial condition of portfolio companies, including through meetings with management and/or access to monthly or quarterly operating and financial information. In select instances (often related to junior capital investments), HPS may also seek positions on or observation rights of the board of directors of portfolio companies. Taken together, this monitoring is designed to allow the Adviser to better evaluate investments performance versus plan and attempt to address any underperforming investments proactively. Once potential issues have been identified, the Investment Team generally seeks to proactively work with the company’s management team and/or equity owner to better understand the issue and, where possible, to identify the best path to address the issues driving underperformance. In most instances, the Team believes that this proactive approach will assist in mitigating the potential impact of underperformance, particularly to the Fund’s junior capital investments.

•

Team Consistency and Disciplined Approach. HPS generally seeks to employ a “cradle to grave” approach with respect to its investments such that the Investment Team is responsible for sourcing the investment, investment due diligence, structuring, and monitoring the investment until the investment is exited. HPS believes that this is a distinctive approach that can lead to (i) greater connectivity between HPS and a borrower’s management teams, (ii) enhanced access to the borrower details and (iii) increased accountability to help reduce the inherent risk of knowledge loss in circumstances where the sourcing, diligence and monitoring roles are fragmented. By adhering to the platform’s core principles of rigorous fundamental analysis, significant due diligence and active risk management, the Investment Team seeks to build an investment portfolio consisting primarily of senior secured loan investments that it believes will generate an attractive risk-adjusted return profile.

Investment Objective

Our investment objective is to generate attractive, risk-adjusted returns in the form of current income and long-term capital appreciation.

Investment Strategy

HCAP intends to invest across most of the sub-segments of the private credit market rather than focusing only on direct lending. We intend to allocate our private investment capital dynamically across the senior secured direct lending, junior capital, and special situations segments of the private credit market to seek to capture what HPS believes are compelling risk-adjusted return opportunities within different market environments. Specifically, we seek to achieve our investment objective by pairing a core allocation to an opportunistic, current income focused direct lending strategy with smaller, dynamic allocations to more total-return oriented junior capital and special situations strategies.

It is expected that HCAP’s primary allocation will be to a specialty direct lending strategy focusing on situations with perceived business or transactional complexity that require a high degree of structuring expertise to mitigate potential risk. In connection with this sub-strategy, the Fund will seek to invest primarily in directly originated, privately negotiated senior secured debt of upper-middle market and large scale borrowers with more complicated business models or capital structures, or esoteric collateral, and/or that face timing pressures associated with strategic or refinancing needs. The loans within the portfolio are typically floating rate instruments that often pay current income on a quarterly basis. As a result, returns associated with this sub-strategy are expected to be largely current income-oriented and to be derived from contractual coupons, upfront fees/original issue discounts and, in some instances, prepayment penalties. Investments in this sub-strategy generally have stated terms of five to six years, and the expected average life is generally two to three years. However, there is no limit to the maturity or duration of any investment that we may hold in our portfolio. While the Fund intends primarily to originate loans and debt securities, it will have the ability to acquire loans and debt securities in secondary transactions.

We expect that a portion of the remainder of the HCAP portfolio will generally be invested in privately negotiated junior debt and debt-like securities. The junior capital solutions may include second lien and unsecured debt, mezzanine securities, preferred equity and convertible securities and may be accompanied by equity-related securities (such as options or warrants) and, to a lesser extent, select common or other equity investments. In connection with this sub-strategy, the Fund will seek to invest primarily in large scale companies (average EBITDA in excess of $400mm) in developed markets that operate in industries we believe are less cyclical and have relatively low capital intensity. The debt and debt-like investments in this sub-strategy may be floating or fixed rate. Returns associated with this sub-strategy are also expected to be derived from contractual coupons, upfront fees/original issue discounts and in some instances, prepayment penalties, as well as coupons that are non-cash or paid-in-kind (“PIK”). As a result, the returns associated with this sub-strategy are expected to come from a combination of current income and capital appreciation. Debt and debt-like investments in this sub-strategy are generally expected to have a stated term of six to eight years, and the expected average life is generally three to four years. However, there is no limit to the maturity or duration of any investment that we may hold in our portfolio. Investments in this sub-strategy are expected to be primarily originated but may also be acquired in secondary transactions.

We expect that, to a lesser extent, HCAP will also participate in privately negotiated special situation opportunities that seek to exploit market inefficiencies and to resolve complicating dynamics stemming from business, industry, issuer-specific, or other challenges that create the opportunity for attractive risk-adjusted returns. In connection with this sub-strategy, the Fund will seek to structure attractive risk-adjusted primary investments or purchase assets at meaningful discounts to perceived underlying value. We intend to target opportunities where we believe principal is protected in a downside scenario via covenants and structural protections, there are numerous catalysts to unlock value to the upside, and we believe we can influence or control the situation through the scale of our holdings and/or the ability to speak for new money. Investments in this sub-strategy can be made across the capital structure, including senior secured debt, subordinated debt, preferred equity, and may often be accompanied by equity or equity-linked securities as a form of potential return enhancement. The debt investments within the sub-strategy may be floating or fixed rate and coupons may be paid in the form of cash or PIK. We expect returns from this strategy to be a combination of current income and capital appreciation, derived from contractual coupons, upfront fees/ original issue discounts, prepayment penalties, and in some instances, appreciation from the accompanying equity or equity-related securities, such as warrants. Debt investments in this sub-strategy are generally expected to have a stated term of three to seven years, and the expected average life is generally two to three years. However, there is no limit to the maturity or duration of any investment that we may hold in our portfolio. Investments in this sub-strategy are expected to be primarily directly originated, but initial positions may be established on a secondary basis.

Finally, our investment portfolio is also expected to include a smaller allocation to more liquid credit investments such as non-investment grade broadly syndicated loans, leveraged loans, secured and unsecured corporate bonds, and securitized credit. We intend to use these investments to maintain liquidity for our share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. We may also invest in publicly traded securities of corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities.

While our investment strategy primarily focuses on companies in the United States, we also intend to leverage HPS’s global presence to invest in companies in Europe, Australia and other locations outside the U.S.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in capital instruments issued by corporate issuers (including loans, notes, bonds and other corporate debt or equity securities).

Types of Investments

The Fund intends to create a portfolio primarily comprised of newly originated, privately negotiated senior secured debt and junior capital investments. Senior secured debt investments may take the form of first lien (including unitranche) loans, notes, bonds, other corporate debt securities, assignments, and loan participations.

Junior capital investments will primarily consist of higher-yielding fixed and floating rate debt and debt-like investments, which may include second lien and unsecured debt, mezzanine securities, preferred equity and convertible securities and may be accompanied by equity-related securities (such as options or warrants) and/or select common equity investments. A small portion of common equity investments unrelated to the Fund’s senior, and junior capital investments may also be made on an opportunistic basis.

Our liquid credit instruments may include senior secured loans, senior secured bonds, high yield bonds and structured credit instruments.

In addition to the loans and securities outlined above, the Fund also may invest in asset backed securities, leases, bridge loans, debtor-in-possession financings, total return swaps and other derivatives.

While we expect the majority of our privately negotiated assets to be directly originated, we also have the ability to acquire investments through secondary transactions, including through loan portfolios, receivables, contractual obligations to purchase subsequently originated loans and other debt instruments. We expect the majority of our liquid portfolio to be comprised of smaller portions of the broadly syndicated loan, bond or structured instruments purchased on either a primary or secondary basis in the market. However, in certain situations, we may also invest in structured products or broadly syndicated transactions where HPS and/or its affiliates seek an anchor-like or otherwise influential role in certain traded instruments as part of our liquid portfolio.

We expect most of our debt investments to be unrated. When rated by a nationally recognized statistical ratings organization, our investments would generally carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than “BBB-” by Standard & Poor’s Rating Services). Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

We may enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge against interest rate, currency, and / or other credit related risks through the use of futures, swaps, options and forward contracts. These hedging activities are subject to the applicable legal and regulatory compliance requirements; however, there can be no assurance any hedging strategy employed will be successful. We may also seek to borrow capital in local currency as a means of hedging non-U.S. dollar denominated investments.

Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Warehousing Transaction

Beginning September 12, 2023, the Fund entered into multiple Purchase Agreements with Macquarie US Trading LLC and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing

Providers”). Under the Purchase Agreements, the Fund has forward obligations to settle the purchase of certain investments set forth below (the “Warehouse Investments”) from the Financing Providers, each of whom is obligated to settle the sale of such investments subject to the following conditions: (a) that the Fund has received subscriptions of at least $200 million; and (b) that the Board has approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”). The Warehouse Investments are expected to primarily consist of newly originated, privately negotiated senior secured term loans and junior capital commitments to upper middle market companies consistent with the Fund’s investment strategy.

After we meet the Warehouse Conditions, we will be obligated to purchase the Warehouse Investments from the Financing Providers at the prices determined under the Purchase Agreements. As a general matter, the price we pay to purchase any Warehouse Investment will be the cash amount paid by the relevant Financing Provider, subject to a reduction for income actually received by such Financing Provider during the warehousing period and an increase for a financing fee to be paid by the Fund to the Financing Provider. [Our obligations to the Financing Provider under the Purchase Agreements will be guaranteed by an affiliate of the Adviser and two non-affiliated entities.]

As of [                ], there were [                ] Warehouse Investments that the Financing Providers purchased having aggregate commitments/par amounts of $[                ], an aggregate cost of $[                ], and an aggregate fair value of $[             ].

Use of Leverage

We intend to use leverage to seek to enhance our returns. Our leverage levels will vary over time in response to general market conditions, the size and compositions of our investment portfolio and the views of our Adviser and Board. We expect that our debt to equity ratio will generally range between 0.5x and 1.0x. While our leverage employed may be greater or less than these levels from time to time, including until such time that we have raised substantial proceeds in this offering and acquired a diversified portfolio of investments, we are subject to the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio.

Our leverage may take the form of revolving or term loans from financial institutions, secured or unsecured bonds, securitization of portions of our investment portfolio via collateralized loan obligations or preferred shares. When determining whether to borrow money and assessing the various borrowing structure alternatives, we analyze the maturity, rate structure and covenant package of the proposed borrowings in the context of our investment portfolio, pre-existing borrowings and market outlook.

The use of leverage magnifies returns, including losses. See “Item 1(a). Risk Factors.”

Allocation of Investments

HPS provides investment management services to investment funds and client accounts. The Adviser shares any investment and sale opportunities with its and HPS’s other clients and us in accordance with applicable law, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), firm-wide allocation policies (any such policy that covers the Adviser and HPS, a “firm-wide” policy), and an exemptive order from the SEC permitting co-investment activities (as further described below), which generally provide for sharing eligible investments pro rata among the eligible participating funds and accounts, subject to certain allocation factors.

As a BDC regulated under the 1940 Act, the Fund will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside other clients. We and the Adviser have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, our Board will establish objective criteria (the “Board Established Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with other public or private funds sponsored or managed by the Adviser, HPS or their affiliates that target similar assets. If an investment falls within the Board Established Criteria, the Adviser must offer an opportunity for us to participate. We may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for us (e.g., based on investment strategy). The co-investment would generally be allocated to us, the Adviser’s other clients and the funds managed by HPS or its affiliates that target similar assets pro rata based on available capital in the asset class being allocated. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

HPS and its affiliates are actively engaged in advisory and management services for multiple collective investment vehicles and managed accounts that may compete with the Fund for investment opportunities. As permitted by the exemptive order, and subject to the 1940 Act and the conditions of the co-investment order issued by the SEC, the Fund may, under certain circumstances, co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even though the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise.

To the extent consistent with applicable law and/or exemptive relief issued to the Fund, in addition to such co-investments, the Fund and HPS or an affiliated account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent the Fund holds investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by HPS or an affiliated account, the Adviser may be presented with decisions when the interests of the two co-investors are in conflict. See “Item 1(a). Risk Factors — Risks Relating to an Investment in the Fund — The Fund is Subject to Risks Relating to Allocation of Investment Opportunities and Related Conflicts.”

Market Opportunity

When HPS was founded in 2007, alternative credit was still a relatively small and emerging asset class. As the global financial crisis unfolded, a series of regulatory changes took hold, shifting a significant amount of non-investment grade risk from banks to private investment firms. This shift kick-started a secular trend that remains tailwinds for today’s $1.5 trillion private credit industry.13 More recently, rapidly rising interest rates, slowing economic growth, and a sustained period of dampened high yield and leveraged loan issuance have set a number of transactional dynamics into motion that we believe the Fund is well positioned to capitalize on, including:

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Regulatory Action and Public Market Volatility Likely to Continue to Drive Private Credit Demand. The global regulatory actions that followed the 2008 financial crisis significantly increased the cost of capital requirements for commercial banks, limiting their willingness to originate and retain illiquid, non-investment grade credit commitments on their balance sheets. In response, many commercial banks adopted an “underwrite and distribute” approach dependent on the health and stability of public credit markets, which HPS believes is often less attractive to corporate borrowers seeking certainty of capital. As a result, commercial banks’ share of the leveraged loan market declined from approximately 71% in 1994 to less than 25% in 2022.[14] HPS believes that more recent proposed regulatory action from the Basel Committee and U.S. bank regulators is likely to further limit commercial bank appetite for illiquid, non-investment grade debt. In HPS’s view, a potential further reduction in bank appetite taken in combination with the volatility exhibited by the public debt markets throughout a significant

[13]	As of December 31, 2022. Source: Preqin, Preqin Special Report: The Future of Alternatives in 2027.
[14]	Source: S&P LCD Quarterly Leveraged Lending Review 4Q 2022, Primary Investor Market: Banks vs. Non-bank.

portion of 2022 and 2023, will drive an increased focus on private credit providers, like HPS, as an attractive alternative capital source.

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Increasingly Large Borrowers Are Finding Value in Private Solutions. HPS believes the opportunity set has subtly shifted towards larger borrowers in recent times. Private credit’s historical focus on the middle market was driven by smaller companies’ inefficient access to capital compared to the upper end of the middle market, where companies had the option to pursue broadly syndicated solutions. However, recent public debt market volatility has made obtaining new financing more difficult and appears to have increased the value larger companies are placing on the confidentiality, efficiency and relative execution certainty that is available in the private credit market. HPS views this as a positive development as we believe upper middle market and larger companies are more established, resilient across cycles, and offer better downside protection. During 2022 and the first nine months of 2023, there were 57 $1bn+ private credit transactions ($129 billion total value), as compared to 31 transactions ($55 billion total value) from 2019 through 2021 combined.[15] Throughout this period, private credit demonstrated its capacity to consistently facilitate multi-billion dollar financings across market environments. HPS believes that as borrowers and debt advisors become more aware of the depth in the private debt space that has been created by scaled providers, they will increasingly weigh this option against public market alternatives. HPS believes the benefits of this growing opportunity set at the upper end of the market will accrue to the largest direct lending and junior capital players, like HPS, as scale is a prerequisite for providing certainty.

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Significant Near-Term Refinancing Needs Create a Variety of Opportunities. As of September 30, 2023 there were more than $190 billion of leveraged loans scheduled to mature prior to the end of 2025 and $455 billion scheduled to mature prior to year-end 2026.[16] While progress addressing shorter-term maturities has been made relative to year-end 2002 (which were the largest two- and three-year maturities volumes in recent history),[17] most of the reduction has been concentrated in higher rated issuers, specifically BB and B+ names. Downgrade risk generally becomes more pronounced the closer an issuer gets to maturity. Research suggests that the incremental financing costs associated with a downgrade can, in some circumstances (particularly those related to a B- downgrade to CCC+), significantly more than offset any potential future benefits of easing base rates.[18] HPS believes that many B/B- companies with limited public market options are willing to pay a premium for the greater certainty of execution that a private credit solution can offer. HPS expects refinancing to be a key driver of investment activity in 2024 and 2025 across its specialty direct lending, junior capital and special situations strategies. HPS believes its diversified sourcing approach, private/public non-investment grade cross-markets capabilities, scaled and flexible capital base, strong structuring experience and focus on credit documentation positions it well to evaluate and compete for attractive refinancing opportunities.

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Cashflow Pressures May Drive Opportunities for Junior Capital Solutions. Given the fastest Federal Reserve tightening cycle in decades and the market’s expectation of a “higher for longer” interest rate environment, many corporate issuers are having to deal with the cash flow implications of heightened interest expenses. This has especially impacted those issuers with a significant portion of their capital structure comprised of floating rate debt. Facilities structured with PIK interest or PIK flexibility through a PIK toggle can help alleviate the higher interest expense burden on unlevered free cashflow generation and allow companies to continue investing in and growing their businesses. However, these types of features are not typically available in high yield or syndicated first and second lien leveraged loan markets. HPS believes this represents a growing opportunity, especially for junior capital investment strategies. HPS further believes that flexible junior capital structures that can pay-in-kind

[15]	Source: KBRA DLD (Direct Lending Deals), as of September 30, 2023.
[16]	Source: J.P. Morgan as of September 30, 2023.
[17]	Source: PitchBook LCD; Morningstar LSTA US Leveraged Loan Index.
[18]	Source: Morgan Stanley Research as of September 15, 2023

interest on all or a portion of the loan for a defined period or through maturity in exchange for a spread premium can be attractive solutions that have the potential to earn compelling risk-adjusted returns in this environment.

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Significant Private Equity Dry Powder May Drive Junior Capital Demand as LBO Activity Increases. HPS estimates that the $1.05 trillion of uninvested private equity buyout capital as of November 14, 2023 may require approximately $630 billion of associated subordinated debt financing.[19] There are a limited number of scaled junior capital providers across the industry, and the current amount of available mezzanine dry powder is estimated to be approximately $68 billion,[20] or approximately 10% of the total estimated financing need. HPS believes that as M&A volumes and LBO activity increase, the resulting financing demand and relatively limited supply of available capital should create a junior capital investment environment with attractive risk-adjusted return potential. As one of the largest global providers of junior capital solutions, HPS believes it would be well positioned to compete in such an environment.

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Inflationary Pressures, Slower Growth and High Interest Rates May Create Special Situations Opportunities. Fiscal and monetary policy makers took unprecedented actions in concert to preserve aggregate economic demand during the COVID-19 pandemic. In effect, these actions were successful in maintaining demand, however labor and supply chain shortages have left many businesses constrained in their ability to meet this demand. As a result, several companies are seeing increased input costs, both in materials and labor. Many businesses may not be able to push through these increased costs, resulting in reduced margins. To the extent these businesses are highly leveraged or have pending maturities, they may face financial challenges that create opportunities for special situations investment strategies. Higher interest rates for longer will potentially increase stress on levered capital structures. HPS believes this could cause substantial liquidity challenges in the years ahead as otherwise healthy companies are forced to refinance fixed debt and service floating debt issued in a much lower interest rate environment, creating opportunities for special situation investors, like HPS. We believe these opportunities could include private “bridge” financing to longer-term capital solutions and/or the ability to take advantage of existing weak documentation (particularly in public credit markets) to lend at more senior levels, effectively “priming” existing debt holders.

The Board of Trustees

We operate under the direction of our Board, the members of which are accountable to us and our shareholders as fiduciaries. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of our valuation process, oversight of our financing arrangements and general corporate governance activities.

Our Board consists of six Trustees, four of whom are not “interested persons” of the Fund or of the Adviser and its affiliates as defined in Section 2(a)(19) of the 1940 Act and are “independent” as determined by the Board (the “Independent Trustees”). Our Independent Trustees are responsible for, among other things, reviewing the performance of the Adviser, approving the compensation paid to the Adviser and its affiliates, oversight of the valuation process used to establish the Fund’s NAV and oversight of the investment allocation process to the Fund. The names and biographical information of our Trustees are provided under Item 1(c) Description of Business — The Board of Trustees.

[19]

Source: Preqin and HPS estimates, as of November, 2023. Potential financing requirement based on $1.05 trillion of estimated private equity buyout dry powder and assumes deals will be financed with 40% equity and 60% debt and subordinated debt will account for approximately 40% of the debt capital structure.

[20]	Source: Preqin as of September 30, 2023.

Investment Advisory Agreement

The Fund intends to enter into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Fund on a day-to-day basis. The Adviser is responsible for determining the portfolio composition, making investment decisions, monitoring investments, performing due diligence on prospective portfolio companies and providing the Fund with such other investment advisory and related services as may reasonably be required for the investment of capital.

Under the Investment Advisory Agreement, the Fund pays the Adviser a fee for its services. The fee consists of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. No base management or incentive fees will be paid to the Adviser until the commencement of investment activities.

Base Management Fee

Upon execution of the Investment Advisory Agreement, the management fee will be payable quarterly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable quarter, as adjusted for any share issuances or repurchases during the quarter that do not occur on the first calendar day of the quarter. For purposes of the Investment Advisory Agreement, net assets means the Fund’s total assets less the carrying value of liabilities, determined in accordance with U.S. GAAP. The payment and calculation of the management fee will be pro-rated for any period of less than three months. For the first calendar quarter in which the Fund has operations, net assets will initially be measured as the beginning net assets as of the date on which the Fund breaks escrow.

Incentive Fee

We will pay the Adviser an incentive fee. The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.

Incentive Fee Based on Income

The income based incentive fee will be based on the Fund’s Pre-Incentive Fee Net Investment Income Returns, defined as: dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the quarter, minus operating expenses for the quarter (including the management fee, taxes, any expenses payable under the Investment Advisory Agreement and an administration agreement with the administrator, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred stock, but excluding incentive fees and shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, is compared to a “Hurdle Rate” defined as a return of 1.5% per quarter (6.0% annualized).

Upon execution of the Investment Advisory Agreement, the Fund will pay the Adviser an incentive fee quarterly in arrears with respect to the Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee will be paid on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre- Incentive Fee Net Investment Income Returns do not exceed the Hurdle Rate of 1.5% (6.0% annualized);

•

100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre- Incentive Fee Net Investment Income Returns, if any, that exceeds the Hurdle Rate but is less than a rate of return of 1.76% (7.06% annualized). This portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the Hurdle Rate but is less than 1.76%) is referred to as the “Catch-Up.” The Catch-Up is meant to provide the Adviser with approximately 15% of the Fund’s Pre-Incentive Fee Net Investment Income Returns as if a Hurdle Rate did not apply if the net investment income exceeds 1.76% in any calendar quarter; and

•

15% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the Hurdle Rate is reached and the Catch-Up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets per quarter)

•

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals 15.0% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

For purposes of computing the Fund’s incentive fee on income and the incentive fee on capital gains, the calculation methodology looks through derivative financial instruments or swaps as if we owned the reference assets directly. The fees that are payable under the Advisory Agreement for any partial period will be appropriately pro-rated.

Fee Waiver

The Adviser has agreed to waive its base management fee and the income portion of the incentive fee for the first six months following the Initial Closing.

Administration Agreement

The Fund intends to enter into an agreement (the “Administration Agreement”) with HPS under which HPS will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of the NAV, compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Fund’s Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Fund will reimburse HPS for the costs and expenses incurred by HPS in performing its obligations under the Administration Agreement. Such reimbursement includes the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), and may include overhead (including rent, office equipment and utilities) and other expenses incurred by HPS in performing its administrative obligations under the Administration Agreement, including but not limited to compensation paid to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of HPS or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party.

The amount of the reimbursement payable to HPS for administrative services will be the lesser of (1) HPS’ actual costs incurred in providing such services and (2) the amount that the Fund estimates it would be required to pay alternative service providers for comparable services in the same geographic location. HPS will be required to allocate the cost of such services to the Fund based on factors such as assets, revenues, time allocations and/or other reasonable metrics. The Fund will not reimburse HPS for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of HPS.

Sub-Administration Agreement

HPS has hired Harmonic Fund Services (“Harmonic”) to assist in the provision of sub-administrative and fund accounting services. Harmonic will receive compensation for these services under the sub-administration agreement.

Certain Terms of the Advisory Agreement and Administration Agreement

Each of the Advisory Agreement and the Administration Agreement will be approved by the Board.

Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Advisory Agreement upon 60 days’ written notice, and the Administration Agreement upon 120 days’ written notice, without payment of any penalty. The decision to terminate either agreement may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 60 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice. The Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

Each of the Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by us in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that each of the Adviser and the Administrator shall not be protected against any liability to the Fund or its shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, the Adviser, the Administrator and their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “Indemnified Parties”) will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement and the Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. Each of the Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser and/or the Administrator in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser and/or the Administrator had reasonable cause to believe its conduct was unlawful. In addition, we will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will we provide that an Indemnified Party be held harmless for any loss or liability suffered by us, unless: (1) we have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (2) the Indemnified Party was acting on our behalf or performing services for us; (3) such liability or loss was not the result of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties of the indemnitee of the Fund, in the case that the Indemnified Party is the Adviser or an Affiliate (as defined in the Fund’s amended and restated Agreement and Declaration of Trust) of the Adviser or a trustee, officer, employee, or agent of the Fund or the Adviser or an Affiliate of the Adviser; and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

Payment of Expenses, Including Under the Advisory and Administration Agreements

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

1)	investment advisory fees, including management fees and incentive fees, paid to the Adviser, pursuant to the Advisory Agreement;

2)

the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of HPS or any of its affiliates; and

3)	all other expenses of the Fund’s operations, administrations and transactions including, without limitation, those relating to:

(i)

organization and offering expenses associated with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s escrow agent and transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee);

(ii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator or its affiliates in the credit-focused business of HPS), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisors that provide transactional legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) expenses and fees to provide administrative and accounting services to the Fund or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Fund or affiliates in connection with such services (including overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services);

(iii)	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

(iv)	the cost of effecting any sales and repurchases of the Common Shares and other securities;

(v)	fees and expenses payable under any managing dealer and selected intermediary agreements, if any;

(vi)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

(ix)	costs of derivatives and hedging;

(x)

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(xi)

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser or its affiliates to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii)

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii)	the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

(xiv)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xv)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of Adviser or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such vehicle, or other overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of HPS as lessor in connection therewith));

(xvi)	transfer agent, dividend agent and custodial fees;

(xvii)	fees and expenses associated with marketing efforts;

(xviii)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xix)

Independent Trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Independent Trustees;

(xx)

costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xxi)

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby);

(xxii)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(xxiii)	proxy voting expenses;

(xxiv)	costs associated with an exchange listing;

(xxv)	costs of registration rights granted to certain shareholders;

(xxvi)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxvii)

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxviii)

all fees, costs and expenses associated with the Fund’s information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Adviser’s or its affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Adviser and/or its affiliates for data-related services provided to the Fund and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services) reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

(xxix)

the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a business development company;

(xxx)	costs associated with individual or group shareholders;

(xxxi)	fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

(xxxii)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

(xxxiii)	all fees, costs and expenses of winding up and liquidating the Fund’s assets;

(xxxiv)	extraordinary expenses (such as litigation or indemnification);

(xxxv)

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

(xxxvi)	costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

(xxxvii)	costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing shareholders and any intermediaries, registered investment advisors, financial and other advisors representing such existing shareholders; and

(xxxviii)	all other expenses incurred by the Administrator in connection with administering the Fund’s business.

With respect to (i) above, the Adviser has agreed to advance all of our organization and offering expenses on our behalf through the Initial Closing. We will be obligated to reimburse the Adviser for such advanced expenses only if certain conditions are met. See “Item 1(c). Description of Business — Expense Support and Conditional Reimbursement Agreement.” Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser and the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.

Costs and expenses of the Adviser and the Administrator that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

Expense Support and Conditional Reimbursement Agreement

We intend to enter into an Expense Support and Conditional Reimbursement Agreement with the Adviser. Pursuant to the Expense Support Agreement, the Adviser may elect to pay certain expenses on our behalf (an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar quarter have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any quarter shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Fund at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Fund’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 12-month year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating

Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Fund’s net assets. “Operating Expenses” means all of the Fund’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar quarter, except to the extent the Adviser has waived its right to receive such payment for the applicable calendar quarter.

Managing Dealer Agreement

The Fund intends to enter into a Managing Dealer Agreement (the “Managing Dealer Agreement”) with the Managing Dealer. Under the terms of the Managing Dealer Agreement, HPS Securities, LLC will serve as the Managing Dealer for the Private Offering. The Managing Dealer will be entitled to receive shareholder servicing and/or distribution fees in arrears on the same frequency as the Subscription Frequency at an annual rate of 0.25% of the value of the Fund’s net assets attributable to the Common Shares as of the beginning of the first calendar day of the Subscription Frequency period. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating broker-dealers.

The Managing Dealer is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority, or FINRA.

The Managing Dealer Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s Independent Trustees who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Managing Dealer Agreement or by vote of a majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Managing Dealer or the Adviser. The Managing Dealer Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Either party may terminate the Managing Dealer Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Managing Dealer Agreement. The Fund’s obligations under the Managing Dealer Agreement to pay the shareholder servicing and/or distribution fees with respect to the Common Shares distributed shall survive termination of the agreement until such shares are no longer outstanding.

Distribution and Servicing Plan

The shareholder servicing and/or distribution fees will be paid quarterly in arrears, calculated using the net asset value of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The shareholder servicing and/or distribution fees will be paid in arrears on the same frequency as the Subscription Frequency, calculated using the net asset value of the applicable class as of the beginning of the first calendar day of the Subscription Frequency Period and subject to FINRA and other limitations on underwriting compensation.

The Managing Dealer may reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. To the extent permitted by applicable law, the Managing Dealer may agree to waive shareholder servicing and/or distribution fees under certain other circumstances. Because the shareholder servicing and/or distribution fees with respect to the Common Shares will be calculated based on the aggregate net asset value for all of the outstanding shares, it reduces the net asset value, including shares issued under the Fund’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Common Shares: assistance with recordkeeping, answering investor inquiries regarding the Fund, including regarding distribution payments and reinvestments, helping shareholders understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Managing Dealer will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Capital Resources and Borrowings

We anticipate generating cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities, short-term borrowings, unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to our shareholders. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we could have obtained in the past. These factors may limit our ability to make new investments and adversely impact our results of operations.

Distribution Reinvestment Plan

The Fund plans to adopt a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the Board on behalf of our shareholders who do not elect to receive their distributions in cash as provided below. As a result, if the Board authorizes, and we declare, a cash distribution or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash distribution or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash distribution or other distribution reinvested in our shares, except shareholders who are clients of selected participating brokers, as described below. Shareholders who are eligible for default enrollment can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements.

If any shareholder initially elects not to participate or is defaulted to non-participation by virtue of being a client of a participating broker dealer that does not permit automatic enrollment in distribution reinvestment plans, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund or the Fund’s transfer agent (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Common Shares will be purchased under the distribution reinvestment plan as of the first calendar day of the month or quarter following the record date of the distribution, depending on the Subscription Frequency in effect at the time.

If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its Common Shares in full, any Common Shares issued to the participant under the Plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.

If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or managing dealer fees charged to you if you participate in the distribution reinvestment plan. We pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Common Shares offered pursuant to the Registration Statement. Shareholders will not pay transaction related charges when purchasing Common Shares under our distribution reinvestment plan, but outstanding shares will be subject to ongoing shareholder servicing and/or distribution fees.

Share Repurchase Program

We do not intend to list our shares on a securities exchange and we do not expect there to be a public market for our shares. As a result, if you purchase our Common Shares, your ability to sell your shares will be limited.

Beginning no later than the first full calendar quarter from the Initial Closing, and at the discretion of our Board, we intend to commence a share repurchase program in which we intend to repurchase, in each quarter, up to 5% of our Common Shares outstanding (by number of shares) as of the close of the previous calendar quarter. Our Board may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Upon a suspension of our share repurchase program, our Board will consider at least quarterly whether the continued suspension of our share repurchase program remains in our best interest and the best interest of our shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. Our Board may also determine to terminate our share repurchase program if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their Common Shares, such as a sale or merger of the Fund or listing of our Common Shares on a national securities exchange.

We expect to repurchase shares pursuant to tender offers each quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will fall under the Early Repurchase Deduction, meaning that they will be repurchased at 98% of the applicable NAV per share. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at our discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. We intend to conduct the repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

You may tender all of the Common Shares that you own. There is no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder.

In the event the amount of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

We will offer to repurchase shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of our Independent Trustees, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that our Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of shares under the share repurchase program.

The Fund will repurchase shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. When the Board determines that the Fund will repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Fund’s most recent NAV per share from the most recent account statement. However, our repurchase offers will generally use the NAV on or around the last business day of a calendar quarter, which will not be available until after the expiration of the applicable tender offer, so you will not know the exact price of shares in the tender offer when you make your decision whether to tender your shares.

Repurchases of shares from shareholders by the Fund will be paid in cash promptly after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. The Fund does not impose any charges in connection with repurchases of shares. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Repurchase of HPS’s, its affiliates’ and employees’ shares by the Fund will be on terms no more favorable than, and with the same limitations as, those applicable to shareholders under the share repurchase program described herein. Most of our assets consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to broadly syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

In the event that any shareholder fails to maintain the minimum balance of $5,000 of our shares, we may, at the time of such failure or any time subsequent to such failure, repurchase all of the shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases may be subject to the Early Repurchase Deduction.

Payment for repurchased shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

The Private Offering

Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors currently may only purchase our Common Shares pursuant to accepted subscription orders as of the first calendar day of each month. A subscription must be received in good order at least five business days prior to the subscription date (currently the first calendar day of the month), unless waived by the Managing Dealer and must include the full subscription funding amount to be accepted. The Fund, in its sole discretion, may determine to accept subscriptions on a less frequent basis than monthly, and currently expects that it will begin accepting subscriptions on a quarterly (as opposed to monthly) basis within six to 12 months following the Initial Closing. However, the Fund may determine to change the Subscription Frequency sooner or later, or not at all. A subscription may be withdrawn after submission at any time before we have accepted the subscription. If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal. Completed subscription requests will not be accepted by us any earlier than two business days before the subscription date. A shareholder will not know our NAV per share applicable on the effective date of the share purchase. However, the NAV per share applicable to a purchase of shares will generally be available within 20 business days after the effective date of the share purchase. At that time, the actual number of shares purchases based on the shareholder’s subscription amount will be determined, and the shares will be credited to the shareholder’s account as of the effective date of the share purchase. Notice of each share transaction, together with information relevant for personal and tax records, will be furnished to shareholders (or their financial representatives) as soon as practicable, but no later than seven business days after our NAV is determined. If a purchase order is received less than five business days prior to the subscription date, unless waived by the Managing Dealer, the purchase order will be executed in the next subscription period’s closing at the transaction price applicable to that period. As a result of this process, the price per share at which an order is executed may be different than the price per share for the period in which the purchase order was submitted.

HPS has advised the Fund that its affiliates and employees plan to invest up to $25 million in our Common Shares.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the Fund’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(i)	does not have any class of securities that is traded on a national securities exchange;

(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)	is controlled by a BDC or a group of companies, including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv)

is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million. (2) Securities of any Eligible Portfolio Company controlled by the Fund.

(2)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(3)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(4)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(5)

Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group makes available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets would be Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we generally would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance, with this 150% threshold to be approved by an initial shareholder vote. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We are also permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We may enter into credit facilities, unsecured notes, and other financing arrangements to facilitate our investment objectives. Such credit facilities typically bear interest at floating rates spreads over SOFR or other applicable reference rates. Shareholders will bear the costs associated with any borrowings under our financing arrangements. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

We may enter into a TRS agreement. A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. We would typically have to post collateral to cover this potential obligation.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. See “Risk Factors — The Fund is Subject to Risks Associated with Forming CLOs.” We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics. Prior to acceptance of any subscriptions in this offering, we and the Adviser will each adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are permitted and made in accordance with the code’s requirements.

Compliance Policies and Procedures. Prior to acceptance of any subscriptions in this offering, we and our Adviser will have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures. Gregory MacCordy currently serves as our Chief Compliance Officer.

Affiliated Transactions. HPS provides investment management services to investment funds and client accounts. The Adviser shares any investment and sale opportunities with its and HPS’s other clients and us in accordance with applicable law, including the Advisers Act, firm-wide allocation policies (any such policy that covers the Adviser and HPS, a “firm-wide” policy), and an exemptive order from the (as further described below), which generally provide for sharing eligible investments pro rata among the eligible participating funds and accounts, subject to certain allocation factors.

As a BDC regulated under the 1940 Act, we are subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside other clients. We and the Adviser have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, our Board intends to establish Board Established Criteria clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with other public or private funds sponsored or managed by the Adviser or HPS that target similar assets. If an investment falls within the Board Established Criteria, the Adviser must offer an opportunity for us to participate. We may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for us (e.g., based on investment strategy). The co-investment would generally be allocated to us, the Adviser’s other clients and the HPS funds that target similar assets pro rata based on available capital in the asset class being allocated. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Other. We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the Exchange Act. We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Proxy Voting Policies and Procedures

We intend to delegate our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the Investment Team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing our investment in a particular company.

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, HPS Advisors, LLC, 40 West 57th Street, 33rd Floor New York, NY 10019.

Other Regulations

Reporting Obligations. The Fund will furnish to shareholders as soon as practicable after the end of each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund will send to shareholders three quarterly financial reports and shareholder statements, an annual report and a quarterly statement providing material information regarding the shareholder’s participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, the Fund may provide this information to shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

Emerging Growth Company. We are an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•

have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, which may increase the risk that material weaknesses or other deficiencies in the Fund’s internal control over financial reporting go undetected;

•

submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the Initial Closing, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We do not believe that being an emerging growth company will have a significant impact on our business or our public or private offering of shares. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company.

Privacy Principles

The Fund looks to protect non-public personal data and provides a copy of its privacy policy to shareholders. The Fund’s privacy policy summarized below is intended to be compliant with the federal and state regulations as applied to the Fund.

From time to time non-public personal information of our shareholders may be collected as required for legitimate business purposes. The following are sources of information collected:

1.	Subscription Agreements, investor questionnaires and other forms, which may include a shareholder’s name, address, social security number and personally identifiable financial information;

2.	Account history, including information about a shareholder’s shares, such as capital contributions, share purchases and sales and distributions from the Fund;

3.	Transactions with the Fund, including information the Fund receives and maintains relating to securities transactions with and through the Fund; and

4.	Correspondence, written, telephonic or electronic, between shareholders and the Fund, the Adviser, any of the Adviser’s affiliates or any of the Fund’s service providers.

In addition to the sources listed above, the Fund and the Adviser and its affiliates may also collect this information from their respective internet web sites, if applicable.

The Fund may share all of the information that we collect, as described above, with our Adviser and its affiliates in order to service shareholder accounts or provide shareholders with information about other products and services offered by the Fund or the Adviser or its affiliates that may be of interest to them.

In addition, the Fund may disclose all of the information that the Adviser collects about shareholders to certain third parties who are not affiliated with the Fund or the Adviser or its affiliates under one or more of the following circumstances:

1.	As Authorized — if a shareholder requests or authorizes disclosure of the information.

2.	As Required by Law — for example, to cooperate with regulators or law enforcement authorities.

3.

As Permitted by Law — for example, sharing information with companies that maintain, process or service Fund or shareholder accounts or financial products and services or who effect, administer or enforce Fund or shareholder transactions is permitted. Among other activities, the Fund and its Adviser and its affiliates may share information with persons acting in a representative or fiduciary capacity on the Fund’s or a shareholder’s behalf. The Fund believes that sharing of information for these purposes is essential to providing shareholders with necessary or useful services with respect to their accounts.

The Fund and the Adviser and its affiliates restrict access to non-public personal information about shareholders internally to those of their respective employees and agents who need to know the information to enable them to provide services to the shareholders. The Fund and the Adviser and its affiliates maintain physical, electronic and procedural safeguards to guard shareholder’s non-public personal information.

Compliance with the Omnibus Guidelines Published by NASAA Following the Merger

In the event the Merger occurs, the Non-Traded BDC will be subject the NASAA Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), which would, among other things, prohibit our Adviser from: (i) receiving or accepting any rebate, give-ups or similar arrangement that is prohibited under applicable federal or state securities laws, (ii) participating in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, (iii) entering into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws, or (iv) participating in any arrangements that would circumvent the Omnibus Guidelines. In addition, our Adviser would not be permitted to directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell our shares or give investment advice to a potential shareholder; provided, however, that our Adviser would be permitted to pay a registered broker or other properly licensed agent normal sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing the Non-Traded BDC’s Common Shares, including out of the Adviser’s own assets, including those amounts paid to the Adviser under the Advisory Agreement. The Adviser would also not be permitted to allow our funds to be commingled with the funds of any other entity.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our Common Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our Common Shares as capital assets. A U.S. shareholder is a shareholder who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a U.S. corporation, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S.

person, or (iv) any estate the income of which is subject to U.S. federal income tax regardless of its source. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. shareholders whose “functional currency” is not the U.S. dollar, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Common Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, any U.S. federal estate or gift tax consequences or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Common Shares as a result of such income being recognized on an applicable financial statement. Prospective investors, including a partner in a partnership that will hold Common Shares, should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Common Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things:

1)	have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year;

2)	have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year;

3)

derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and

4)

diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above).

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income (if any) for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

While the Fund generally intends to qualify as a RIC for each taxable year, it is possible that the Fund may not satisfy the diversification requirements described above, and thus may not qualify as a RIC. If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

Distributions

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional Common Shares of the Fund will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. The additional Common Shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the Common Shares were credited to the shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Fund may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends to allocate capital gain dividends, if any, between its Common Shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions pursuant to the distribution reinvestment plan.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While the Fund generally expects to qualify as a RIC, the Fund anticipates that it may not qualify as a “publicly offered RIC” prior to the Merger. If the Fund is a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of its affected expenses, including management fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Sale or Exchange of Common Shares

Upon the sale, exchange or other disposition of our Common Shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the Common Shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the Common Shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the Common Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale, exchange or other disposition of Common Shares if the shareholder acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale, exchange or other disposition of Common Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Shares.

From time to time, the Fund may offer to repurchase its outstanding Common Shares. Shareholders who tender all Common Shares of the Fund held, or considered to be held, by them generally will be treated as having sold their Common Shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its Common Shares or fewer than all Common Shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its Common Shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their Common Shares or fewer than all of whose Common Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming Common Shares of the Fund.

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to Common Shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the U.S. Internal Revenue Service (“IRS”) a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things:

i.	disallow, suspend or otherwise limit the allowance of certain losses or deductions,

ii.	convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income,

iii.	convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited),

iv.	cause the Fund to recognize income or gain without a corresponding receipt of cash,

v.	adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur,

vi.	adversely alter the intended characterization of certain complex financial transactions and

vii.	produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest primarily in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to minimize the extent to which we are subject to U.S. federal income tax.

Original Issue Discount

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a debt instrument with market discount if its stated redemption price at maturity (or, in the case of a debt instrument issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the debt instrument by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any debt instruments acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount debt instrument may be deferred until the Fund sells or otherwise disposes of such debt instrument.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, distributions on Common Shares in certain circumstances. Limits on the Fund’s payments of distributions on Common Shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make distribution payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of the Fund’s equity and receipt of distributions with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt shareholders and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt shareholders could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Foreign Shareholders

U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

As a RIC is a corporation for U.S. federal income tax purposes, its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a foreign shareholder should not be considered to earn income “effectively connected” with a U.S. trade or business solely as a result of activities conducted by the Fund.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. The portion of distributions considered to be a return of capital for U.S. federal income tax purposes generally will not be subject to tax. In addition, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by us.

A foreign shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares. However, a foreign shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations, as applicable. Foreign corporate shareholders may also be subject to the 30% branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our Common Shares.

Tax Considerations Regarding the Merger

The Merger is expected to be structured with the intent to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code, then, as a general matter (and subject to certain exceptions):

•	no gain or loss will be recognized by the Fund, the Non-Traded BDC or their respective shareholders as a result of the Merger;

•

the holding period and adjusted tax basis of the common shares of the Non-Traded BDC received by a holder of Common Shares of the Fund will be the same as the holding period and adjusted tax basis of such holder’s Common Shares of the Fund immediately prior to the Merger; and

•

the Non-Traded BDC will have a holding period and adjusted tax basis in each asset that is transferred to it by the Fund pursuant to the Merger that is equal to the Fund’s holding period and adjusted tax basis in such asset immediately prior to the Merger.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Fund by any (i) “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) “plan” as defined in Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan) to which Section 4975 of the Code applies, (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entity whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, that is subject to Section 4975 of the Code (including an IRA and a “Keogh” plan), and (iii) an entity whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (i) and (ii) pursuant to ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by one or more such employee benefit plans and/or plans and which does not satisfy another exception under ERISA).

In considering an investment in the Fund of a portion of the assets of any Plan, each prospective investor that is, or is acting on behalf of, a Plan must independently determine that our Common Shares are an appropriate investment for the Plan, taking into account the Plan’s obligations under the applicable provisions of ERISA, the Code and any applicable Similar Laws, and the facts and circumstances of such investing Plan, including for example: (1) whether the investment is in accordance with the documents and instruments governing the Plan; (2) whether the investment satisfies the fiduciary requirements associated with the Plan; (3) whether the investment will generate unrelated business taxable income to the Plan; (4) whether there is sufficient liquidity for an investment in our Common Shares for the Plan; (5) the need to value the assets of the Plan annually or more frequently; and (6) whether the investment would constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section the Code, or a similar violation under applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In this regard, the fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Common Shares should consider, among other things, whether such purchase and holding of Common Shares may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor.

The U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Common Shares. These class exemptions include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) and PTCE 90-1 (relating to investments by insurance company pooled separate accounts). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction; and provided, further, that the Benefit Plan Investor pays no more than adequate consideration in connection with the transaction. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Common Shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Common Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the Common Shares.

Plan Asset Issues

An additional issue concerns the extent to which the Fund or a portion of the assets of the Fund could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the Plan Asset Regulations concern the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code. Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. A “publicly-offered security” is generally defined under the Plan Asset Regulations as a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The Fund intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” under the Plan Asset Regulations. In this regard, we intend to rely on the 25% Test exception, the “publicly offered securities” exception, or another exception to the Plan Asset Regulations, however no assurance can be given that this will be the case. Accordingly, the Adviser will have the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, placing restrictions on purchases of Common Shares, redemptions of Common Shares, and participation in the distribution reinvestment plan. Additionally, we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Fund or who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person. All Common shares of the Fund shall be subject to such terms and conditions.

If the assets of the Fund were deemed to be “plan assets” within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Governmental Plans and Non-U.S. Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in our Common Shares should consult with their legal advisors regarding their proposed investment in our Common Shares.

Representation

By acceptance of any Common Shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold our Common Shares constitutes assets of any Plan or (ii) the purchase and holding of our Common Shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Similar Laws.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the management fee and performance fee payable to the Adviser are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

Independent Fiduciaries with Financial Expertise

This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. HPS, the Adviser, the Managing Dealer, and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Common Shares on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in our Common Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in our Common Shares and any related transactions.

The foregoing discussion of ERISA, the Code and Similar Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Similar Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

Item 1A.	Risk Factors

Risk Factor Summary

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Risk Factors.”

Risks Related to Our Business and Structure

•	We are a new company and have no operating history.

•	We cannot guarantee that we will be able to replicate the historical results achieved by other HPS products of HPS or the Adviser.

•	Our Board may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

Risks Related to Our Investments

•	Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment.

•

As of the date hereof, except as described above with respect to the Warehouse Investments, none of the Fund’s investments have been identified, committed to, settled or traded and there are risks associated with such unspecified transactions, including, but not limited to, there being no assurance of investment returns related to our investments.

•	Price declines in the medium-sized U.S. corporate debt market may adversely affect the fair value of our portfolio, reducing our NAV through increased net unrealized depreciation.

Risks Related to the Adviser and Its Affiliates; Conflicts of Interest

•

The Adviser and its affiliates, including our officers and some of our Trustees, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our shareholders.

•	We may be obligated to pay the Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

•	There may be conflicts of interest related to HPS and the Adviser’s allocation of investment opportunities.

Risks Related to Business Development Companies

•

The requirement that we invest a sufficient portion of our assets in Qualifying Assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

•	Failure to maintain our status as a BDC would reduce our operating flexibility.

•

Regulations governing our operating as a BDC and as a RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative impact on our growth.

Risks Related to Debt Financing

•	When we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us.

•	Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses.

•	We may default under our credit facilities.

•	Provisions in a credit facility may limit our investment discretion.

Federal Income Tax Risks

•	We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

•	Some of our investments may be subject to corporate-level income tax.

Risks Relating to an Investment in the Common Shares

•

If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.

•	We may have difficulty sourcing investment opportunities.

•	We may face severe economic consequence as a result of potential defaulting shareholders.

•	There is no guarantee that the Merger will occur.

Risk Factors

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Risks Relating to an Investment in the Fund

The Fund Has No Operating History. The Fund is a non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision. There can be no assurance that the results achieved by similar strategies managed by HPS or its affiliates will be achieved for the Fund. Past performance should not be relied upon as an indication of future results. Moreover, the Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the value of a shareholder’s investment could decline substantially or that the shareholder will suffer a complete loss of its investment in the Fund.

The Adviser and the members of the Investment Team have limited experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates, and the members of the Investment Team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser’s and the members of the Investment Team’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

The Fund May Not be Able to Meet its Investment Objective. The Adviser cannot provide assurances that it will be able to identify, choose, make or realize investments of the type targeted for the Fund. There is also no guarantee that the Adviser will be able to source attractive investments for the Fund within a reasonable period of time. There can be no assurance that the Fund will be able to generate returns for the shareholders or that returns will be commensurate with the risks of the investments. The Fund may not be able to achieve its investment objective and shareholders may lose some or all of their invested capital. The failure by the Fund to obtain indebtedness on favorable terms or in the desired amount will adversely affect the returns realized by the Fund and impair the Fund’s ability to achieve its investment objective.

The Fund is Dependent on the Investment Team. The success of the Fund depends in substantial part on the skill and expertise of the Investment Team. Although the Adviser believes the success of the Fund is not dependent upon any particular individual, there can be no assurance that the members of the Investment Team will continue to be affiliated with the Adviser and/or its affiliates throughout the life of the Fund or will continue to be available to manage the Fund. The unavailability of members of the Investment Team to manage the Fund’s investment program could have a material adverse effect on the Fund.

An Investment in the Fund is Illiquid and There are Restrictions on Withdrawal. An investment in the Fund is suitable only for certain sophisticated investors that have no need for immediate liquidity in respect of their investment and who can accept the risks associated with investing in illiquid investments.

Our Common Shares are illiquid investments for which there is not and will likely not be a secondary market. Liquidity for our Common Shares will be limited to participation in our share repurchase program, which we have no obligation to maintain. When we make quarterly repurchase offers pursuant to the share repurchase program, we will offer to repurchase Common Shares at a price that is equal to our net asset value per share on the last day of such quarter, which may be lower than the price that you paid for our Common Shares. As a result, to the extent you paid a price that includes the related sales load and to the extent you have the ability to sell your Common Shares pursuant to our share repurchase program, the price at which you may sell Common Shares may be lower than the amount you paid in connection with the purchase of Common Shares in this offering.

Shareholders Have No Right to Control the Fund’s Operations. The Fund is managed exclusively by the Adviser. Shareholders will not make decisions with respect to the management, disposition or other realization of any investment, the day-to-day operations of the Fund, or any other decisions regarding the Fund’s business and affairs, except for limited circumstances. Specifically, shareholders will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding investments by the Fund or receive any financial information issued directly by the portfolio companies that is available to the Adviser. Shareholders should expect to rely solely on the ability of the Adviser with respect to the Fund’s operations.

The Fund’s Assets are Subject to Recourse. The assets of the Fund, including any investments made by and any capital held by the Fund are available to satisfy all liabilities and other obligations of the Fund, as applicable. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the investment giving rise to the liability.

There Can be No Assurance the Fund Will be Able to Obtain Leverage. The Fund will seek to regularly employ a significant amount of direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments as part of its investment program. However, there can be no assurance that the Fund will be able to obtain indebtedness at all or to the desired degree or that indebtedness will be accessible by the Fund at any time or in connection with any particular investment. If indebtedness is available to the Fund, there can be no assurance that such indebtedness will be available in the desired amount or on terms favorable to the Fund and/or terms comparable to terms obtained by competitors. The terms of any indebtedness are expected to vary based on the counterparty, timing, size, market interest rates, other fees and costs, duration, advance rates, eligible investments, and the ability to borrow in currencies other than the U.S. dollar and Fund investor creditworthiness and composition. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over the Fund’s life. Furthermore, the Fund may seek to obtain indebtedness on an investment-by-investment basis, and leverage may not be available or may be available on less desirable terms in connection with particular investments. The instruments and borrowing utilized by the Fund to leverage its investments may be collateralized by other assets of the Fund.

It is expected that the Fund will directly or indirectly to incur indebtedness collateralized by the Fund’s assets. As a BDC, with certain limited exceptions, the Fund will only be permitted to borrow amounts such that the Fund’s asset coverage ratio, as defined in the 1940 Act, equals at least 150% (equivalent to $2 of debt outstanding for each $1 of equity) after such borrowing. If the Fund is unable to obtain and maintain the desired amount of borrowings on favorable terms, the Adviser may seek to realize the Fund’s investments earlier than originally expected.

The Fund is Subject to Risks Relating to the Availability of Asset-Based Leverage. The Fund is expected to utilize asset-based leverage in acquiring investments on a deal-by-deal basis. However, there can be no assurance that the Fund will be able to obtain indebtedness with respect to any particular investment. If indebtedness is available in connection with a particular investment, there can be no assurance that such indebtedness will be on terms favorable to the Fund and/or terms comparable to terms obtained by competitors, including with respect to costs, duration, size, advance rates and interest rates. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over its life. For example, if leverage is obtained later in the Fund’s life, the Fund may immediately deploy such leverage in order to achieve the desired borrowing ratio, which may involve making distributions of borrowed funds. If the Fund is unable to, or not expected to be able to, obtain indebtedness in connection with a particular investment, the Fund may determine not to make the investment or may invest a different proportion of its available capital in such investment. This may affect the ability of the Fund to make investments, could adversely affect the returns of the Fund and may impair its ability to achieve its investment objective. In addition, the lender may impose certain diversification or other requirements in connection with asset-based leverage, and these restrictions are expected to impact the ability of the Fund to participate in certain investments or the amount of the Fund’s participation in certain investments.

The Fund is Subject to Risks Relating to Use of Leverage. The Fund will seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of its investment program, which leverage is expected to be secured by the Fund’s assets. The greater the total leverage of the Fund relative to its assets, the greater the risk of loss and possibility of gain due to changes in the values of its investments. The extent to which the Fund uses leverage may have other significant consequences to shareholders, including, the following: (i) greater fluctuations in the net assets of the Fund; (ii) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for additional investments, distributions, or other purposes; (iii) to the extent that the Fund’s cash proceeds are required to meet principal payments, the shareholders may be allocated income (and therefore incur tax liability) in excess of cash available for distribution; (iv) in certain circumstances the Fund may be required to harvest investments prematurely or in unfavorable market conditions to service its debt obligations, and in such circumstances the recovery the Fund receives from such harvests may be significantly diminished as compared to the Fund’s expected return on such investments; (v) limitation on the Fund’s flexibility to make distributions to shareholders or result in the sale of assets that are pledged to secure the indebtedness; (vi) increased interest expense if interest rate levels were to increase significantly; (vii) during the term of any borrowing, the Fund’s returns may be materially reduced by increased costs attributable to regulatory changes; and (viii) banks and dealers that provide financing to the Fund may apply discretionary margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can also be no assurance that the Fund will have sufficient cash flow or be able to liquidate sufficient assets to meet its debt service obligations. As a result, the Fund’s exposure to losses, including a potential loss of principal, as a result of which shareholders could potentially lose all or a portion of their investments in the Fund, may be increased due to the use of leverage and the illiquidity of the investments generally. Similar risks and consequences apply with respect to indebtedness related to a particular asset or portfolio of assets.

To the extent that the Fund enters into multiple financing arrangements, such arrangements may contain cross-default provisions that could magnify the effect of a default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund.

As a BDC, we generally will be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares that we may issue in the future, of at least 150%. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board, a majority of whom are Independent Trustees with no material interests in such transactions.

Although borrowings by the Fund have the potential to enhance overall returns that exceed the Fund’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. In addition, borrowings by the Fund may be secured by the shareholders’ investments as well as by the Fund’s assets and the documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the shareholder may be subordinated to such borrowing.

The Fund is Subject to Risks Relating to Seller Financing. The Fund may utilize seller financing (i.e., make investments that are financed, in whole or in part, by the Fund borrowing from the sellers of said investments or their affiliates) and other one-off financing solutions on a case-by-case basis. Providers of seller financing may be motivated to sell a particular asset, and may be willing to provide a prospective purchaser of such asset with more favorable pricing and/or greater amounts of leverage than would otherwise be the case if such purchaser sought financing from unrelated, third-party providers of leverage. To the extent that the Fund is able to obtain seller financing in connection with a particular investment, the Fund may seek to employ more leverage than would otherwise be the case in the absence of such seller financing. While the Fund’s use of seller financing could increase the potential return to Fund investors to the extent that there are gains associated with such investment, such use of seller financing will increase risks associated with the use of leverage generally, including the risks associated with such investment and the exposure of such investment to adverse economic factors such as deteriorations in overall conditions in the economy or in the condition of the particular issuer.

The Fund is Subject to Risks Relating to Obtaining a Rating from One or More Credit Rating Agencies. The Fund may apply to one or more credit rating agencies to rate the Fund and/or its assets in order to provide the Fund access to different sources of indebtedness or capital as well as to help meet the Fund’s risk/return objectives, its overall target indebtedness ratio or other considerations as determined by the Adviser. In connection with such rating or ratings, the credit rating agency or credit rating agencies may review and analyze the Fund’s counterparties, the Adviser, the Administrator, the investments and expected investments of the Fund, the legal structure of the Fund, the historical and current shareholders and Fund performance data. There can be no assurance that the Fund will apply for such a rating or ratings, that a credit rating agency will provide a rating or that such a rating will be beneficial to the Fund. In addition, when making investment decisions for the Fund (including establishing the Fund’s investment portfolio), the Adviser may consider the implications of the investment portfolio on a credit rating agency or credit rating agencies’ rating or ratings of the Fund and tailor the Fund’s investment portfolio taking into account such considerations. There is a risk that a rating agency could incorrectly rate, or downgrade ratings which could have a material effect on the Fund, including its assets and its ability to acquire indebtedness.

The Adviser May be Required to Expedite Investment Decisions. Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser may rely upon independent consultants and other sources in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants or other sources or to the Fund’s right of recourse against them in the event errors or omissions do occur.

The Fund is Subject to Risks Relating to Insurance. HPS and/or the Adviser are expected to purchase and maintain an omnibus insurance policy which includes coverage in respect of the Fund and one or more other clients of the Adviser and its affiliates, including certain of their respective indemnified persons (which omnibus insurance policy or policies may provide coverage to the Adviser, HPS and such indemnified persons for events unrelated to the Fund). The pro rata portion of the premiums for such shared insurance policies generally will be borne by the Fund, and such shared insurance policies are expected to have overall caps on coverage. To the extent an insurable event results in claims in excess of such a cap, the Fund may not receive as much in insurance proceeds as it would have received if separate insurance policies had been purchased for each insured party. Similarly, insurable events may occur sequentially in time while subject to a single overall cap. To the extent insurance proceeds for one such event are applied towards a cap and the Fund experiences an insurable loss after such event, the Fund’s receipts from such insurance policy may also be diminished. Insurance policies covering the Fund may provide insurance coverage to indemnified persons for conduct that would not be covered by indemnification. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive for the Fund and which ultimately may not result in a financial award.

While HPS and the Adviser expect to allocate insurance expenses in a manner they determine to be fair and equitable, taking into account any factors they deem relevant to the allocation of such expenses, because of the uncertainty of whether claims will arise in the future and the timing and the amount that may be involved in any such claim, the determination of how to allocate such expenses may require HPS and the Adviser to take into consideration facts and circumstances that are subjective in nature. It is unlikely that HPS or the Adviser will be able to accurately allocate the expenses of any such insurance policies based on the actual claims related to a particular client, including the Fund.

The Fund is Subject to Risks Relating to Indemnification. The Fund is required to indemnify the Adviser, the members of the Board and each other person indemnified under the Declaration of Trust of the Fund (as amended or restated from time to time, the “Declaration of Trust”) and the Bylaws of the Fund (as amended or restated from time to time, the “Bylaws”) for liabilities incurred in connection with the Declaration of Trust, the Bylaws, the Advisory Agreement and the Fund’s activities, except in certain circumstances. Subject to the limits on indemnification under Section 17(h) of the 1940 Act, the Declaration of Trust provides that the Fund shall not indemnify such persons to the extent liability and losses are the result of, willful misfeasance, bad faith or gross negligence or reckless disregard of the duties of the indemnitee of the Fund in the case that the indemnitee is a Trustee, officer, employee, or agent of the Fund. Subject to the limits on indemnification under Section 17(i) of the 1940 Act, the Advisory Agreement provides that the Adviser shall not be protected against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence on the Adviser’s part in the performance of its duties or by reason of the reckless disregard of its duties and obligations. The Fund shall also indemnify certain service providers, including the Administrator and the Fund’s auditors, as well as consultants and sourcing, operating and joint venture partners. Such liabilities may be material and may have an adverse effect on the returns to the shareholders. The indemnification obligation of the Fund would be payable from the assets of the Fund. The application of the indemnification and exculpation standards may result in shareholders bearing a broader indemnification obligation in certain cases than they would in the absence of such standards. As a result of these considerations, even though such provisions will not act as a waiver on the part of any shareholder of any of its rights which are not permitted to be waived under applicable law, the Fund may bear significant financial losses even where such losses were caused by the negligence or other conduct of such indemnified persons.

The Fund is Subject to Risks Relating to Certain Proceedings and Investigations. The Adviser and its affiliates and/or the Fund may be subject to claims (or threats of claims), and governmental investigations, examinations, requests for information, audits, inquiries, subpoenas and other regulatory or civil proceedings. The outcome of any investigation, action or proceeding may materially adversely affect the value of the Fund, including by virtue of reputational damage to the Adviser and may be impossible to anticipate. Any such investigation, action or proceeding may continue without resolution for long periods of time and may consume substantial amounts of the Adviser’s time and attention, and that time and the devotion of these resources to any investigation, action or proceeding may, at times, be disproportionate to the amounts at stake in such investigation, action or proceeding. The unfavorable resolution of such items could result in criminal or civil liability, fines, settlements, charges, penalties or other monetary or non-monetary remedies or sanctions that could negatively impact the Adviser, its affiliates and/or the Fund. In addition, such actions and proceedings may involve claims of strict liability or similar risks against the Fund in certain jurisdictions or in connection with certain types of activities. In some cases, the expense of such investigations, actions or proceedings and paying any amounts pursuant to settlements or judgments would be borne by the Fund.

The Fund is Not Registered as an Investment Company Under the 1940 Act. While the Fund is not registered as an investment company under the 1940 Act, it will be subject to regulation as a BDC under the 1940 Act and will be required to adhere to the provisions of the 1940 Act applicable to BDCs. The Common Shares have not been recommended by any U.S. federal or state, or any non-U.S., securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Registration Statement. Any representation to the contrary is a criminal offense.

The Fund is Subject to Risks Relating to Portfolio Valuation. The Adviser, subject at all times to the oversight of the Board, determines the valuation of the Fund’s investments. It is expected that the Adviser will have a limited ability to obtain accurate market quotations for purposes of valuing most of the Fund’s investments, which may require the Adviser to estimate, in accordance with the Fund’s valuation policy, the value of the Fund’s debt and other investments on a valuation date. Further, because of the overall size and concentrations in particular markets, the maturities of positions that may be held by the Fund from time to time and other factors, the liquidation values of the Fund’s investments may differ significantly from the interim valuations of these investments derived from the valuation methods described herein. If the Adviser’s valuation should prove to be incorrect, the stated value of the Fund’s investments could be adversely affected. Absent bad faith or manifest error, valuation determinations of the Adviser will be conclusive and binding on the shareholders.

Valuation of the types of assets in which the Fund invests are inherently subjective. In addition, the Adviser may have an interest in determining higher valuations in order to be able to present better performance to prospective investors. In certain cases, the Fund may hold an investment in an issuer experiencing distress or going through bankruptcy. In such a situation, the Adviser may continue to place a favorable valuation on such investment due to the Adviser’s determination that the investment is sufficiently secured despite the distressed state or bankruptcy of the issuer. However, no assurances can be given that this assumption is justified or that such valuations will be accurate in the long term. In addition, an investment in a portfolio company may not be permanently written-off or permanently written down despite its distressed state or covenant breach until such portfolio company experiences a material corporate event (e.g., bankruptcy or partial sale) which establishes an objective basis for such revised valuation. In these circumstances, the Adviser has an interest in delaying any such write-offs or write-downs to maintain a higher management fee base and thus, management fees paid to the Adviser.

In addition, the Adviser relies on third-party valuation agents to verify the value of certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Adviser’s knowledge of the investment, the valuation agent may defer to the Adviser’s valuation even where such valuation may not be accurate or the determination thereof involved a conflict of interest. An inaccurate valuation of one or more investments could have a substantial impact on the Fund.

The Fund is Subject to Risks Relating to Rights Against Third Parties, Including Third-Party Service Providers. The Fund is reliant on the performance of third-party service providers, including the Adviser, the Administrator, auditors, legal advisors, lenders, bankers, brokers, consultants, sourcing, operating and joint venture partners and other service providers (collectively, “Service Providers”). Further information regarding the duties and roles of certain of these Service Providers is provided in this Registration Statement. The Fund may bear the risk of any errors or omissions by such Service Providers. In addition, misconduct by such Service Providers may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Each shareholder’s contractual relationship in respect of its investment in Common Shares of the Fund is with the Fund only and shareholders are not in contractual privity with the Service Providers. Therefore, generally, no shareholder will have any contractual claim against any Service Provider with respect to such Service Provider’s default or breach. Accordingly, shareholders must generally rely upon the Adviser and/or Administrator to enforce the Fund’s rights against Service Providers. In certain circumstances, which are generally not expected to prevail, shareholders may have limited rights to enforce the Fund’s rights on a derivative basis or may have rights against Service Providers if they can establish that such Service Providers owe duties to the shareholders. In addition, shareholders will have no right to participate in the day-to-day operation of the Fund and decisions regarding the selection of Service Providers. Rather, the Adviser and/or Administrator will select the Fund’s Service Providers and determine the retention and compensation of such providers without the review by or consent of the shareholders. The shareholders must therefore rely on the ability of the Adviser and/or Administrator to select and compensate Service Providers and to make investments and manage and dispose of investments.

The Fund is Subject to Risks Relating to Lack of Diversification. The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that the Fund assumes large positions in the securities of a small number of issuers, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the Fund’s asset diversification requirements as a RIC under the Code, the Fund does not have fixed guidelines for diversification, and its investments could be concentrated in relatively few portfolio companies. Although the Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, it maintains the flexibility to operate as a diversified investment company. To the extent that the Fund operates as a non-diversified investment company, it may be subject to greater risk.

The Fund does not have fixed guidelines for diversification by industry or type of security, and investments may be concentrated in only a few industries or types of securities. Further, if the expected amount of leverage is not obtained or deployed, the Fund may be more concentrated in an investment than originally anticipated. As a result, the Fund’s investments may be concentrated and the poor performance of a single investment may have pronounced negative consequences to the Fund and the aggregate returns realized by the shareholders.

The Fund is Subject to Risks Relating to Consultation with Sourcing and Operating Partners. In certain circumstances, sourcing and operating partners may be aware of and consulted in advance in relation to certain investments made by the Fund. While sourcing and operating partners will be subject to confidentiality obligations, they are not restricted from engaging in any activities or businesses that may be similar to the business of the Fund or competitive with the Fund. In particular, sourcing and operating partners may use information available to them as sourcing and operating partners of HPS or its affiliates in a manner that conflicts with the interests of the Fund. Except in limited circumstances, the sourcing and operating partners are generally not obligated to account to HPS or its affiliates for any profits or income earned or derived from their activities or businesses or inform HPS or its affiliates of any business opportunity that may be appropriate for the Fund.

The Fund is Subject to Risks Relating to the Timing of Realization of Investments. The Adviser, in its discretion, may seek to realize the Fund’s investments earlier than originally expected, which may be accomplished through one or more transactions, including, to the extent permitted by applicable law, transactions with another investment fund or account sponsored or managed by the Adviser or HPS (collectively “Other HPS Investors”), which will be for a price equal to the fair value of such investment. The value of such investment, subject to approval by the Board, will be determined by the Adviser and verified by one or more third-party valuation agents. The Adviser may seek such realizations in order to support the Fund’s target risk/return profile with respect to the Fund’s unrealized investments, taking into account such factors as the Fund’s expense ratio relative to such assets and the availability of, or repayment obligations with respect to, any credit facilities.

The Fund May be Required to Disclose Information Regarding Shareholders. The Fund, the Adviser or their respective affiliates, Service Providers, or agents may from time to time be required or may, in their discretion, determine that it is advisable to disclose certain information about the Fund and the shareholders, including investments held directly or indirectly by the Fund and the names and level of beneficial ownership of certain of the shareholders, to (i) regulatory or taxing authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests, and/or (ii) any lenders, counterparty of, or service provider to, the Adviser or the Fund (and/or their affiliates and subsidiaries). Disclosure of confidential information under such circumstances will not be regarded as a breach of any duty of confidentiality and, in certain circumstances, the Fund, the Adviser or any of their affiliates, Service Providers or agents, may be prohibited from disclosing to any shareholder that any such disclosure has been made.

The Fund is Subject to Operational Risks. The Fund is subject to operational risk, including the possibility that errors may be made by the Adviser or its affiliates and Service Providers in certain transactions, calculations or valuations on behalf of, or otherwise relating to, the Fund. Shareholders may not be notified of the occurrence of an error or the resolution of any error. Generally, the Adviser, its affiliates and Service Providers will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

The Fund is Subject to Risks Relating to Exposure to Material Non-Public Information. HPS conducts a broad range of private and public debt investment businesses generally without internal information barriers in the ordinary course. As a result, from time to time, HPS (in its capacity as investment manager of investment vehicles, funds or accounts or in connection with investment activities on its own behalf) receives material non-public information with respect to issuers of publicly-traded securities or other securities in connection with, among other examples, acquisitions, refinancings, restructurings of such issuers which HPS reviews or participates in, oftentimes unrelated to its affiliate’s management of the Fund. In such circumstances, the Fund may be prohibited, by law, contract or by virtue of HPS’s policies and procedures, from (i) selling all or a portion of a position in such issuer, thereby potentially incurring trading losses as a result, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer.

The Fund is Subject to Risks Relating to Technology Systems. The Fund depends on the Adviser and HPS to develop and implement appropriate systems for its activities. The Fund may rely on computer programs to evaluate certain securities and other investments, to monitor their portfolios, to trade, clear and settle securities transactions and to generate asset, risk management and other reports that are utilized in the oversight of the Fund’s activities. In addition, certain of the Fund’s and the Adviser’s operations interface with or depend on systems operated by third parties, including loan servicers, custodians and administrators, and the Adviser and HPS may not always be in a position to verify the risks or reliability of such third-party systems. For example, the Fund and the Adviser generally expect to provide statements, reports, notices, updates, requests and any other communications in electronic form, such as e-mail or posting on a web-based reporting site or other internet service, in lieu of or in addition to sending such communications as hard copies via fax or mail. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by ‘hacking’ or other security breaches, computer ‘worms,’ viruses and power failures. Such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades and cause inaccurate reports, which may affect the Fund’s ability to monitor its investment portfolio and its risks. Any such defect or failure could cause the Fund to suffer financial loss, disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage.

The Fund is Subject to Risks Relating to Cybersecurity. The Fund, the Adviser and their Service Providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. For example, information and technology systems are vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Such damage or interruptions to information technology systems may cause losses to a shareholder by interfering with the processing of shareholder transactions, affecting the Fund’s ability to calculate net asset value or impeding or sabotaging the investment process. The Fund may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse shareholder reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Fund and the Adviser to civil liability as well as regulatory inquiry and/or action (and the Adviser may be indemnified by the Fund in connection with any such liability, inquiry or action). In addition, any such breach could cause substantial withdrawals from the Fund. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information.

Moreover, the increased use of mobile and cloud technologies due to the proliferation of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. Reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt our operations, the operations of a portfolio company or the operations of our or their service providers and result in misappropriation, corruption or loss of personal, confidential or proprietary information or the inability to conduct ordinary business operations. In addition, there is a risk that encryption and other protective measures may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available. Extended periods of remote working, whether by us, our portfolio companies, or our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above are heightened under the current conditions.

While the Adviser has implemented various measures to manage risks associated with cybersecurity breaches, including establishing a business continuity plan and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks (including any ongoing breaches) have not been identified. Similar types of cybersecurity risks also are present for portfolio companies in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers, and causing the Fund’s investments in such portfolio companies to lose value.

In addition, cybersecurity has become a top priority for global lawmakers and regulators around the world, and some jurisdictions have proposed or enacted laws requiring companies to notify regulators and individuals of data security breaches involving certain types of personal data. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If the Fund or the Adviser or certain of their affiliates, fail to comply with the relevant and increasing laws and regulations, the Fund could suffer financial losses, a disruption of our businesses, liability to shareholders, regulatory intervention or reputational damage.

The Fund is Subject to Risks Associated with Sourcing, Operating or Joint Venture Partners. HPS has historically, and expects in the future to, work with sourcing, operating and/or joint venture partners, including with respect to particular types of investments or particular sectors or regions. These arrangements may be structured as joint ventures or contractual service provider relationships. Where such a partner is engaged, the Adviser may not have the opportunity to diligence the individual investments in which the Fund participates and, instead, will be relying on its contractual relationship with, and ongoing diligence of, the sourcing or joint venture partner whose interests may differ from those of the Fund. In certain circumstances, the Adviser may commit to invest in a pre-agreed amount of investments negotiated by the sourcing partner and/or joint venture partner and/or the Adviser may commit to invest in one or more transactions for which the sourcing partner and/or joint venture partner led the due diligence and negotiation processes and the Adviser is given only a limited opportunity to perform due diligence and participate in negotiation of transactional terms. Shareholders should be aware that sourcing, operating and joint venture partners are not expected to owe any fiduciary duties to the Fund or the shareholders.

The Fund may pay retainers, closing, monitoring, performance or other fees to sourcing, operating and joint venture partners. Such retainer fees may be netted against a closing fee, if applicable, in connection with the related investment. However, if no such investment is consummated, the Fund will bear any retainer amounts as an expense. In addition, to the extent the compensation of a sourcing, operating or joint venture partner is based on the performance of the relevant investments, the sourcing, operating or joint venture partner may have an incentive to seek riskier investments than it would have under a different compensation structure. In this regard, a sourcing, operating or joint venture partner may receive incentive compensation at the expense of the Fund. The expenses of sourcing, operating and joint venture partners may be substantial. In certain circumstances, the Fund or a portfolio company in which the Fund invests may pay fees to sourcing, operating and/or joint venture partners in consideration for services, including where the Adviser may have otherwise provided those services without charge. In other circumstances, sourcing, operating and/or joint venture partners may receive certain third-party fees (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees as well as prepayment premiums) in respect of an investment, and no such fees will offset or otherwise reduce the management fee payable by shareholders. The existence of such fees may result in the Fund paying fees twice, once to the Adviser in the form of management fees and once to the sourcing, operating or joint venture partners to service or manage the same assets.

Sourcing, operating and/or joint venture partners may invest in the Fund. Joint venture investments involve various risks, including the risk that the Fund will not be able to implement investment decisions or exit strategies because of limitations on the Fund’s control under applicable agreements with joint venture partners, the risk that a joint venture partner may become bankrupt or may at any time have economic or business interests or goals that are inconsistent with those of the Fund, the risk that a joint venture partner may be in a position to take action contrary to the Fund’s objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner may have against the other, including in connection with foreclosure on partner loans, because of risks arising under applicable law, and tax and regulatory risks related to the joint venture’s structure, which may adversely affect the Fund’s pre-tax returns. In addition, the Fund may, in certain cases, be liable for actions of its joint venture partners. The joint ventures in which we participate may sometimes be allocated investment opportunities that might have otherwise gone entirely to the Fund, which may reduce our return on equity. Additionally, our joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the investment limits imposed on us by the 1940 Act.

The Fund is Subject to Risks Relating to Electronic Delivery of Certain Documents. The shareholders will be deemed to consent to electronic delivery or posting to the Administrator’s website or other service of: (i) certain closing documents such as the Declaration of Trust, the Bylaws and the Subscription Agreements; (ii) any notices or communications required or contemplated to be delivered to the shareholders by the Fund, the Adviser, or any of their respective affiliates, pursuant to applicable law or regulation; (iii) certain tax-related information and documents; and (iv) drawdown notices and other notices, requests, demands, consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the shareholders under any agreements. There are certain costs and possible risks associated with electronic delivery. Moreover, the Adviser cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from the use of such communication methods. See “The Fund is Subject to Risks Relating to Technology Systems.” and “The Fund is Subject to Risks Relating to Cybersecurity.” above.

The Fund is Subject to Risks Relating to Handling of Mail. Mail addressed to the Fund and received at its registered office will be forwarded unopened to the forwarding address supplied by the Fund to be processed. None of the Fund, the Adviser or any of their trustees, officers, advisors or Service Providers will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

The Fund is Subject to General Credit Risks. The Fund may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Fund’s investments. In the event of foreclosure, the Fund or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Fund. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Fund’s rights.

The Prices of the Fund’s Investments Can be Volatile. The prices of the Fund’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Fund’s returns.

The Fund is Subject to Risks Relating to Syndication and/or Transfer of Investments. The Fund, directly or through the use of one or more subsidiary investment vehicles, may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Fund may also purchase certain Assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Fund may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof. In such instances, the Fund will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Fund will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Fund owning a greater interest therein than anticipated.

The Fund May Need to Raise Additional Capital. The Fund may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Fund’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Fund’s ability to grow. In addition, the Fund is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to shareholders to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Fund’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

The Fund is Subject to Counterparty Risks. To the extent that contracts for investment will be entered into between the Fund and a market counterparty as principal (and not as agent), the Fund is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Fund. The Fund may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Fund’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Fund’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Fund will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Fund intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Fund will not sustain a loss on a transaction as a result.

The Fund is Dependent on Key Personnel. The Fund depends on the continued services of its Investment Team and other key management personnel. If the Fund were to lose any of these officers or other management personnel, such a loss could result in operating inefficiencies and lost business opportunities, which could have a negative effect on the Fund’s operating performance. Further, we do not intend to separately maintain key person life insurance on any of these individuals.

Shareholders May be Required to Return Distributions to Satisfy Unpaid Debts of the Fund. Under Delaware law, the shareholders could, under certain circumstances, be required to return distributions made by the Fund to satisfy unpaid debts of the Fund that were in existence at the time the distributions were made.

The Board May Make Certain Changes in the Fund’s Investment Objective, Operating Policies or Strategies Without Prior Notice or Shareholder Approval. The Fund’s Board has the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without shareholder approval. However, absent shareholder approval, the Fund may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. Under Delaware law, the Fund also cannot be dissolved without prior shareholder approval. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

The Board May Make Certain Changes to the Fund’s Declaration of Trust Without Prior Shareholder Approval. Our Board may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board, to impose advance notice bylaw provisions for Trustee nominations or for shareholder proposals, to require super- majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

The Fund is Subject to Risks Relating to Allocation of Investment Opportunities and Related Conflicts. The Fund generally is prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities is an affiliate of the Fund for purposes of the 1940 Act, and the Fund generally is prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or Trustees or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and other funds managed by HPS or its affiliates. Most importantly, the Fund generally is prohibited from co-investing with Other HPS Investors or affiliates of the Adviser in HPS-originated loans and financings except for pursuant to the co-investment exemptive relief granted by the SEC which delineates the requirements the Adviser must comply with for the Fund to invest with Other HPS Investors.

Any such co-investments are subject to certain conditions, including that co-investments are made in a manner consistent with the Fund’s investment objectives and strategies, the Board Established Criteria, and the other applicable conditions of the co-investment exemptive relief. Under the terms of the relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Trustees must reach certain conclusions in connection with a co-investment transaction, including that: (i) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching in respect of the Fund or its shareholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s then-current investment objectives and strategies.

As a result of the relief, there could be significant overlap in the Fund’s investment portfolio and the investment portfolios of Other HPS Investors, including, in some cases, proprietary accounts of HPS. Because investments are allocated across multiple Other HPS Investors, the Fund will at times receive a lower allocation to an investment than desired; likewise, the Fund may also be limited in the degree to which it is able to participate in selling opportunities that it may otherwise wish to pursue due to allocations, including non-pro rata allocations, to Other HPS Investors.

If the Adviser identifies an investment and the Fund is unable to rely on the co-investment relief for that particular opportunity, the Adviser will be required to determine which of its and its affiliates’ accounts should make the investment at the potential exclusion of other accounts. In such circumstances, the Adviser will adhere to firm-wide investment allocation policies in order to determine the account to which to allocate investment opportunities. Accordingly, it is possible that the Fund may not be given the opportunity to participate in investments made by other accounts.

The Fund is Subject to Risks Relating to Distributions. The Fund intends to pay regular distributions on the same frequency that NAV is struck to shareholders out of assets legally available for distribution. The Fund cannot guarantee that it will make distributions, and if it does it may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital, and although the Fund generally expects to fund distributions from cash flow from operations, it has not established limits on the amounts it may pay from such sources. The Fund cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Fund is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Fund violates certain debt financing agreements, its ability to pay distributions to shareholders could be limited. All distributions will be paid at the discretion of the Fund’s Board and will depend on the Fund’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time. The distributions the Fund pays to shareholders in a year may exceed the Fund’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Shareholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, shareholders should read carefully any written disclosure accompanying a distribution from the Fund and the information about the specific tax characteristics of the Fund’s distributions provided to shareholders after the end of each calendar year, and should not assume that the source of any distribution is the Fund’s net ordinary income or capital gains. To the extent that the Fund’s distributions contain a return of capital, such distributions should not be considered the dividend yield or total return of an investment in the Common Shares. The amount treated as a tax-free return of capital will reduce a shareholder’s adjusted tax basis in the Common Shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of Common Shares.

The Board has the Discretion to Not Repurchase Common Shares, to Suspend the Share Repurchase Program, and to Cease Repurchases. Our Board may not adopt a share repurchase program, and if such a program is adopted, may amend, suspend or terminate the share repurchase program at any time in its discretion. You may not be able to sell your shares at all in the event our Board amends, suspends or terminates the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.

The Timing of Repurchase May be Disadvantageous. In the event a shareholder chooses to participate in our share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

Investing in Large Private U.S. Borrowers May Limit Our Ability to Achieve High Growth Rates During Times of Economic Expansion. Investing in originated assets made to large private U.S. borrowers may result in our underperforming other segments of the market, particularly during times of economic expansion, because large private U.S. borrowers may be less responsive to competitive challenges and opportunities in the financial markets. As a result, our value may not rise at the same rate, if at all, as other funds that invest in smaller market capitalization companies that are more capable of responding to economic and industrial changes.

We Face Risks Associated With the Deployment of Our Capital. In light of the nature of our continuous offering as well as ongoing and periodic private offerings in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our Common Shares in the offering or any private offering and the time we invest the net proceeds. Our proportion of privately-negotiated investments may be lower than expected. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our Common Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

Transactions Denominated in Foreign Currencies Subject Us to Foreign Currency Risks. We expect to hold assets and to make borrowings denominated in foreign currencies including British Pounds Sterling, Euros, Canadian Dollars and Australian Dollars, and may acquire assets or make borrowings denominated in other foreign currencies, which exposes us to foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets or liabilities, as well as our income and cash flows. As a result of foreign currency fluctuations, the value of our liabilities and expenses may increase or the value of our assets and income may decrease due to factors outside of our control, which can have a negative effect on our net asset value and cash available for distribution. Any such changes in foreign currency exchange rates may impact the measurement of such assets or liabilities for purposes of maintaining RIC tax treatment or the requirements under the 1940 Act. We may seek to hedge against currency exchange rate fluctuations by borrowing in foreign currencies or by using financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act, but there is no guarantee such efforts will be successful and such hedging strategies create additional costs.

Our Investments in Foreign Companies or Investments Denominated in Foreign Currencies May Involve Significant Risks in Addition to the Risks Inherent in U.S. and U.S. Dollar Denominated Investments. Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

The Fund is Currently Operating in a Period of Capital Markets Disruption, Significant Volatility and Economic Uncertainty. The global capital markets are experiencing a period of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities, lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the re-pricing of credit risk in the broadly syndicated market. Highly disruptive market conditions have resulted in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be accurately forecasted. Extreme uncertainty regarding economic markets is resulting in declines in the market values of potential investments and declines in the market values of investments after they are made or acquired by the Fund and affecting the potential for liquidity events involving such investments or portfolio companies. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. Applicable accounting standards require the Fund to determine the fair value of its investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of the Fund’s investments are not expected to be publicly traded, as part of the Fund’s valuation process the Fund considers a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect the Fund’s investment valuations.

Various social and political tensions around the world may contribute to increased market volatility, may have long-term effects on the worldwide financial markets and may cause further economic uncertainties worldwide. In particular, the consequences of the conflict between Russia and Ukraine, including international sanctions, the potential impact on inflation and increased disruption to supply chains and a potential global recession may impact portfolio companies. Because Russia is a major exporter of oil and natural gas, the invasion and related sanctions have reduced the supply, and increased the price, of energy, which is accelerating inflation and may exacerbate ongoing supply chain issues. There is also the risk of retaliatory actions by Russia against countries which have enacted sanctions, including cyberattacks against financial and governmental institutions, which could result in business disruptions and further economic turbulence. Such consequences also may increase the Fund’s funding cost or limit its access to the capital markets.

A prolonged period of market illiquidity may cause the Fund to reduce the volume of loans and debt securities originated and/or fund and adversely affect the value of the Fund’s portfolio investments, which could have a material and adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

We are Exposed to Risks Associated With Changes in Interest Rates. General interest rate fluctuations may have a substantial negative impact on our investments and our investment returns and, accordingly, may have a material adverse effect on our investment objective and our net investment income.

Because we borrow money and may issue debt securities or preferred shares to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred shares and the rate at which we invest these funds. In a period of rising interest rates, our interest income will increase as the majority of our portfolio bears interest at variable rates while our cost of funds will also increase, to a lesser extent, with the net impact being an increase to our net investment income. Conversely, if interest rates decrease we may earn less interest income from investments and our cost of funds will also decrease, potentially resulting in lower net investment income. In a period of rising or elevated interest rates, we may take on fixed rate liabilities, which will remain at the elevated interest rate even if interest rates decrease. Thus, the decrease in our investment income would not be offset by decreased borrowing costs, potentially affecting the Fund’s future distributions to shareholders. From time to time, we may also enter into certain hedging transactions to mitigate our exposure to changes in interest rates and to more closely align the interest rates of the Fund’s liabilities with the Fund’s investment portfolio. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Elevated interest rates may also increase the cost of debt for our underlying portfolio companies, which could adversely impact their financial performance and ability to meet ongoing obligations to us. Also, elevated interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to pay distributions at a level that provides a similar return, which could reduce the value of our Common Shares.

The Fund is Subject to Risks Relating to Volatility in the Banking Sector. In March 2023, Silicon Valley Bank and Signature Bank were closed by U.S. state regulators and placed under receivership by the U.S. Federal Deposit Insurance Corporation (“FDIC”), and in May 2023, JPMorgan Chase acquired a substantial majority of assets and assumed certain liabilities of First Republic Bank. Following these high-profile events, several other U.S. and non-U.S. banking institutions experienced sell-offs and/or significant declines to their share prices, with several being placed on “watch lists,” suffering ratings downgrades and/or receiving emergency funding from governments. The impact of the banking sector’s volatility on the financial system and broader economy could be significant.

If the banking institutions used by the Fund fail or are impacted by such volatility, such events could have a material adverse effect on the Fund and its Shareholders (including loss of capital held at such banking institutions and/or an inability to meet its obligations to other counterparties). A large percentage of the Fund’s assets may be held by a limited number of banking institutions (or even a single banking institution). If a banking institution at which the Fund maintains deposit accounts or securities accounts fails, any cash or other assets in such accounts may be temporarily inaccessible or permanently lost by the Fund. Generally, the Fund would be an unsecured creditor with respect to cash balances in excess of $250,000 held at a single banking institution insured by the FDIC, and therefore the Fund may not ultimately recover any such excess amounts. In addition, FDIC deposit insurance does not extend to certain other assets held by a banking institution (e.g., bond investments, U.S. Treasury bills or notes).

If a banking institution that provides all or a part of a credit facility, other borrowings and/or other services to the Fund fails, the Fund could be unable to draw funds under such credit facilities and may not be able to obtain replacement credit facilities or other services from other lending institutions with similar terms. If the Fund’s credit facilities and accounts are provided by the same banking institution, and such banking institution fails, the Fund could face significant difficulties in funding any near-term obligations it has in respect of its investments or otherwise. Even if the banking institutions used by the Fund remain solvent, continued volatility in the banking sector could cause or intensify an economic recession and make it more difficult for the Fund to obtain or refinance its credit facilities and other indebtedness at all or on as favorable terms as could otherwise have been obtained.

Similarly, the banking institutions that the portfolio companies in which the Fund may invest have depositor or lending arrangements may fail. This would have a material adverse effect on such portfolio companies, the Fund and its Shareholders, including by preventing such portfolio companies from making principal and interest payments or other applicable payments owed with respect to the Fund’s investments. Generally, neither the Adviser nor the Administrator have a meaningful role in selecting the banking institutions used by the portfolio companies in which the Fund invests. Instead, the Adviser and the Administrator generally rely on the management team of the portfolio companies to select appropriate banking services.

Risks Relating to the Fund’s Investments

Our investments may be risky and, subject to compliance with our 80% test, there is no limit on the amount of any such investments in which we may invest.

The Fund is Subject to General Risks. A fundamental risk associated with the Fund’s investment strategy is that the companies in whose debt the Fund invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. Portfolio companies could deteriorate as a result of, among other factors, an adverse development in their business, poor performance by their management teams, a change in the competitive environment, an economic downturn or legal, tax or regulatory changes. Portfolio companies that the Adviser expects to remain stable may in fact operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

The Fund’s NAV May Be Subject to Greater Volatility Than Other BDCs that Solely Focus on Current Income Generation. Given the Fund’s investment objective and strategy and expected investments, including focusing on capital appreciation as well as current income generation and potentially allocating a greater percentage of its portfolio to junior capital investments, special situation opportunities and equity-related investments than other BDCs that solely focus on current income generation, the Fund’s NAV may be more volatile over a given period of time than such other BDCs. The Fund’s NAV may decrease due to a number of factors affecting markets generally or particular industries or companies. The value of an investment may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for earnings, changes in interest or currency rates, adverse changes to credit markets or adverse shareholder sentiment generally.

The value of an investment may decline for a number of reasons that directly relate to the issuer, such as management performance, major litigation, investigations or other controversies, changes in financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

The Fund’s Portfolio Companies May be Highly Leveraged. Portfolio companies may be highly leveraged, and there may be no restriction on the amount of debt a portfolio company can incur. Substantial indebtedness may add additional risk with respect to a portfolio company, and could (i) limit its ability to borrow money for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes; (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and/or (iv) subject it to restrictive financial and operating covenants, which may preclude it from favorable business activities or the financing of future operations or other capital needs. In some cases, proceeds of debt incurred by a portfolio company could be paid as a dividend to shareholders rather than retained by the portfolio company for its working capital.

Leveraged companies are often more sensitive to declines in revenues, increases in expenses, and adverse business, political, or financial developments or economic factors such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the condition of such companies or their industries. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

If a portfolio company is unable to generate sufficient cash flow to meet principal and interest payments to its lenders, it may be forced to take other actions to satisfy such obligations under its indebtedness. These alternative measures may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. Any of these actions could significantly reduce the value of the Fund’s investment(s) in such portfolio company. If such strategies are not successful and do not permit the portfolio company to meet its scheduled debt service obligations, the portfolio company may also be forced into liquidation, dissolution or insolvency, and the value of the Fund’s investment in such portfolio company could be significantly reduced or even eliminated.

The Fund is Subject to Risks Relating to Issuer/Borrower Fraud. Of paramount concern in originating loans is the possibility of material misrepresentation or omission on the part of borrowers or guarantors. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund or its affiliates to perfect or effectuate a lien on the collateral securing the loan. The Fund or its affiliates will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.

The Fund is Subject to Risks Due to its Reliance on Portfolio Company Management. The Adviser generally will seek to monitor the performance of investments in operating companies either through interaction with the board of the applicable company and/or by maintaining an ongoing dialogue with the company’s management and/or sponsor team. However, the Fund generally will not be in a position to control any borrower by virtue of investing in its debt and the portfolio company’s management will be primarily responsible for the operations of the company on a day-to-day basis. Although it is the intent of the Fund to invest in companies with strong management teams, there can be no assurance that the existing management team, or any new one, will be able to operate the company successfully. In addition, the Fund is subject to the risk that a borrower in which it invests may make business decisions with which the Fund disagrees and the management of such borrower, as representatives of the common equity holders, may take risks or otherwise act in ways that do not serve the interests of the debt shareholders, including the Fund. Furthermore, in exercising its investment discretion, the Adviser may in certain circumstances commit funds of the Fund to other entities that will be given a mandate to make certain investments consistent with the Fund’s investment objective and that may earn a performance-based fee on those investments. Once such a commitment is made, such entities will have full control over the investment of such funds, and the Adviser will cease to have such control.

The Fund is Subject to Risks Relating to Environmental Matters. Ordinary operation or the occurrence of an accident with respect to the portfolio companies in which the Fund invest could cause major environmental damage, which may result in significant financial distress to the Fund’ investments and any portfolio company holding such assets, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. The Fund (and the shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Even in cases where the Fund are indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. See also “The Fund is Subject to Risks from Provision of Managerial Assistance and Control Person Liability.” below.

The Value of Certain Portfolio Investments May Not be Readily Determinable. The Fund expects that many of its portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Adviser, including to reflect significant events affecting the value of the Fund’s investments. Most of the Fund’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Fund’s portfolio valuations will be based on unobservable inputs and the Fund’s assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Fund expects to retain the services of one or more independent service providers to review the valuation of these loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Fund’s net asset value could be adversely affected if determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the management fee and incentive fee may result in conflicts of interest between the Adviser, on the one hand, and shareholders on the other hand, with respect to the valuation of investments.

The Fund May Elect Not to or May be Unable to Make Follow-On Investments in Portfolio Companies. Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part the Fund’s voting percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of the Fund’s investment.

The Fund may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Fund has the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with BDC requirements, or compliance with the requirements for maintenance of its RIC status.

The Fund May Be Subject to Risks Due to Not Holding Controlling Equity Interests in Portfolio Companies. The Fund does not generally intend to take controlling equity positions in the Fund’s portfolio companies. To the extent that the Fund does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Fund disagrees, and the shareholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity for the debt and equity investments that the Fund typically holds in portfolio companies, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of its investments.

The Fund is Subject to Risks Relating to Defaults by Portfolio Companies. A portfolio company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Fund holds and the value of any equity securities the Fund owns. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

The Fund is Subject to Risks Relating to Third Party Litigation. The Fund’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Fund exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund (to the extent not borne by the portfolio companies) and would reduce net assets. The Adviser and others are indemnified in connection with such litigation, subject to certain conditions.

Inflation May Adversely Affect the Business, Results of Operations and Financial Condition of Our Portfolio Companies. Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable pass any increases in their costs along to their customers, it could adversely affect their results and their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

The Fund is Subject to Risks Related to Reliance on Projections. The Fund may rely upon projections developed by the Adviser concerning an investment’s future performance, outcome and cash flow. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser. The inaccuracy of certain assumptions, the failure to satisfy certain requirements and the occurrence of other unforeseen events could impair the ability of an investment to realize projected values, outcomes and cash flow.

Economic Conditions May Have Adverse Effects on the Fund and the Portfolio Companies. The Fund and the portfolio companies in which the Fund invests may be adversely affected by deterioration in the financial markets and economic conditions throughout the world, some of which may magnify the risks described herein and have other adverse effects. Deteriorating market conditions could result in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of adverse market conditions cannot be accurately forecast, nor is it known whether or the degree to which such conditions may remain stable or worsen. Deteriorating market conditions and uncertainty regarding economic markets generally could result in declines in the market values of potential investments or declines in the market values of investments after they are acquired by the Fund. Such declines could lead to weakened investment opportunities for the Fund, could prevent the Fund from successfully meeting its investment objective or could require the Fund to dispose of investments at a loss while such unfavorable market conditions prevail. In addition, the investment opportunities of the Fund may be dependent in part upon the consummation of leveraged buyouts and other private equity sponsored transactions, recapitalizations, refinancings, acquisitions and structured transactions. If fewer of these transactions occur than the Adviser expects, there may be limited investment opportunities for the Fund. Periods of prolonged market stability may also adversely affect the investment opportunities available to the Fund.

The Fund is Subject to Risks Relating to Reduced Investment Opportunities. The Adviser believes that volatility and instability in the credit markets can create significant investment opportunities for the Fund. If the credit markets stabilize, in particular, in the Fund’s target upper middle market segment, there may be reduced investment opportunities for the Fund and/or the Fund may not be able acquire investments on favorable terms. Periods of prolonged market stability may also adversely affect the investment opportunity set available to the Fund.

The Fund is Subject to Risks Relating to Investments in Undervalued Assets. The Fund may invest in undervalued loans and other assets as part of its investment strategy. The identification of investment opportunities in undervalued loans and other assets is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired. While investments in undervalued assets offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial or complete losses.

The Fund may incur substantial losses related to assets purchased on the belief that they were undervalued by their sellers, if they were not in fact undervalued at the time of purchase. In addition, the Fund may be required to hold such assets for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the assets would not decline further during such time. Moreover, during this period, a portion of the Fund’s assets would be committed to those assets purchased, thus preventing the Fund from investing in other opportunities. In addition, the Fund may finance such purchases with borrowed funds and thus will have to pay interest on such borrowed amounts during the holding period.

The Fund Operates in a Competitive Debt Environment. The business of investing in debt and junior capital investments is highly competitive and involves a high degree of uncertainty. Market competition for investment opportunities includes traditional lending institutions, including commercial and investment banks, as well as a growing number of non-traditional participants, such as private credit funds, hedge funds, private equity funds, mezzanine funds, and other private investors, as well as BDCs, and debt-focused competitors, such as issuers of CLOs and other structured loan funds. In addition, given the Fund’s target investment size and investment type, the Adviser expects a large number of competitors for investment opportunities. Some of these competitors may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than the Fund, and thus these competitors may have advantages not shared by the Fund. In addition, competitors may have incurred, or may in the future incur, leverage to finance their debt investments at levels or on terms more favorable than those available to the Fund. Furthermore, competitors may offer loan terms that are more favorable to borrowers, such as less onerous borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Strong competition for investments could result in fewer investment opportunities for the Fund, as certain of these competitors have established or are establishing investment vehicles that target the same or similar investments that the Fund intends to purchase.

Over the past several years, many investment funds have been formed with investment objectives similar to those of the Fund, and many such existing funds have grown in size and have added larger successor funds to their platform. These and other investors may make competing offers for investment opportunities identified by the Adviser which may affect the Fund’s ability to participate in attractive investment opportunities and/or cause the Fund to incur additional risks when competing for investment opportunities. Moreover, identifying attractive investment opportunities is difficult and involves a high degree of uncertainty. The Adviser may identify an investment that presents an attractive investment opportunity but may not be able to complete such investment in a manner that meets the objectives of the Fund. The Fund may incur significant expenses in connection with the identification of investment opportunities and investigating other potential investments that are ultimately not consummated, including expenses related to due diligence, transportation and legal, accounting and other professional services as well as the fees of other third-party service providers.

The Fund is Subject to Risks Relating to Illiquidity of the Fund’s Assets and Distributions In Kind. The Fund invests primarily in private illiquid debt, loans, junior capital securities and other assets for which no (or only a limited) liquid market exists or that are subject to legal or other restrictions on transfer and are difficult to sell in a secondary market. In some cases, the Fund may be prohibited from selling such investments for a period of time or otherwise be restricted from disposing of such investments. The market prices, if any, for such assets tend to be volatile, and may fluctuate due to a variety of factors that are inherently difficult to predict. Furthermore, the types of investments made may require a substantial length of time to liquidate due to the lack of an established market for such investments or other factors. As a result, there is a significant risk that the Fund may be unable to realize its investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy. Accordingly, the Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given asset. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal or other reasons, and the Fund may not be able to sell assets when the Fund desires to do so or to realize what the Adviser perceives to be the fair value of its assets in the event of a sale. Further, although the Adviser may at the time of making investments expect a certain portion of such investments to be refinanced or repaid before maturity, depending on economic conditions, interest rates and other variables, borrowers may not finance or repay loans early. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. In addition, in times of extreme market disruption, there may be no market at all for one or more asset classes, potentially resulting in the inability of the Fund to dispose of its assets for an indefinite period of time. Even if investments are successful, they are unlikely to produce a realized return to shareholders for a period of years. Furthermore, a portion of interest on investments may be paid in kind rather than in cash to the Fund.

The Fund is Subject to Risks Relating to Priority of Repayment of Debt Investments. The characterization of an investment as senior debt or senior secured debt does not mean that such debt will necessarily have repayment priority with respect to all other obligations of a portfolio company. Portfolio companies may have, and/or may be permitted to incur, other debt and liabilities that rank equally with or senior to the senior loans in which the Fund invests. If other indebtedness is incurred that ranks in parity in right of payment or proceeds of collateral with respect to debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors in the event of a liquidation, reorganization, insolvency, dissolution or bankruptcy of such a portfolio company. Where the Fund holds a first lien to secure senior indebtedness, the portfolio companies may be permitted to issue other senior loans with liens that rank junior to the first liens granted to the Fund. The intercreditor rights of the holders of such other junior lien debt may, in any liquidation, reorganization, insolvency, dissolution or bankruptcy of such a portfolio company, affect the recovery that the Fund would have been able to achieve in the absence of such other debt.

Even where the senior loans held by the Fund are secured by a perfected lien over a substantial portion of the assets of a portfolio company and its subsidiaries, the portfolio company and its subsidiaries will often be able to incur a substantial amount of additional indebtedness, which may have an exclusive lien over particular assets. For example, debt and other liabilities incurred by non-guarantor subsidiaries of portfolio companies will be structurally senior to the debt held by the Fund. Accordingly, any such debt and other liabilities of such subsidiaries would, in the event of liquidation, dissolution, insolvency, reorganization or bankruptcy of such subsidiary, be repaid in full before any distributions to an obligor of the loans held by the Fund. Furthermore, these other assets over which other lenders have a lien may be substantially more liquid or valuable than the assets over which the Fund has a lien. It is expected that the Fund will also invest in second-lien secured debt, which compounds the risks described in this paragraph.

The Fund is Subject to Risks Relating to Certain Guarantees. The Fund may invest in debt that is guaranteed by a subsidiary of the issuer. In some circumstances, guarantees of secured debt issued by subsidiaries of a portfolio company and held by the Fund may be subject to fraudulent conveyance or similar avoidance claims made by other creditors of such subsidiaries under applicable insolvency laws. As a result, such creditors may take priority over the claims of the Fund under such guarantees. Under federal or state fraudulent transfer law, a court may void or otherwise decline to enforce such debt and the Fund would no longer have any claim against such portfolio company or the applicable guarantor. In addition, the court might direct the Fund to disgorge any amounts already received from the portfolio company or a guarantor. In some cases, significant subsidiaries of portfolio companies may not guarantee the obligations of the portfolio company; in other cases, a portfolio company may have the ability to release subsidiaries as guarantors of the portfolio company’s obligations. The repayment of such investments may depend on cash flow from subsidiaries of a portfolio company that are not themselves guarantors of the portfolio company’s obligations.

The Fund is Subject to Risks Relating to Secured Loans. Most of the loans held by the Fund are expected to be secured. These investments may be subject to the risk that the Fund’s security interests in the underlying collateral are not properly or fully perfected. Compounding these risks, the collateral securing debt investments will often be subject to casualty or devaluation risks.

The Fund is Subject to Risks Relating to Senior Secured Debt and Unitranche Debt. When the Fund invests in senior secured term debt and unitranche debt, it will generally take a security interest in the available assets of these portfolio companies, including equity interests in their subsidiaries. There is a risk that the collateral securing the Fund’s investments may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a portfolio company’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies.

The Fund is Subject to Business and Credit Risks. Investments made by the Fund generally will involve a significant degree of financial and/or business risk. The securities in which the Fund invests may pay fixed, variable or floating rates of interest, and may include zero-coupon obligations or interest that is PIK (which tend to increase business and credit risks if an investment becomes impaired because there would be little to no realized proceeds through cash interest payments prior to such impairment). These types of securities are subject to the risk of the issuer’s inability to make principal and interest payments on its obligations (i.e., credit risk) and are also subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Business risks may be more significant in smaller portfolio companies or those that are embarking on a build-up or operating turnaround strategy. Such companies may have no or short operating histories, new technologies and products and their management teams may have limited experience working together, all of which enhance the difficulty of evaluating these investment opportunities. The management of such companies will need to implement and maintain successful finance personnel and other operational strategies and resources in order to become and remain successful. Other substantial operational risks to which such companies are subject include uncertain market acceptance of the company’s services, a potential regulatory risk for new or untried and/or untested business models (if applicable), products and services to the extent they relate to regulated activities in the relevant jurisdiction, high levels of competition among similarly situated companies, lower capitalizations and fewer financial resources and the potential for rapid organizational or strategic change. Such companies will have no or short operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow.

The Fund’s Investments May be Affected by Force Majeure Events. The instruments in which the Fund invests may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a portfolio company to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a portfolio company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss, including if the Fund’s investment in such issuer is cancelled, unwound or acquired (which could be without what the Adviser considers to be adequate compensation). Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. To the extent the Fund is exposed to investments in issuers that as a group are exposed to such force majeure events, the Fund’s risks and potential losses are enhanced.

The Fund is Subject to Risks Relating to Infectious Disease and Pandemics. Certain illnesses spread rapidly and have the potential to significantly adversely affect the global economy. Outbreaks such as the severe acute respiratory syndrome, avian influenza, H1N1/09, and, most recently, the coronavirus (COVID-19), or other similarly infectious diseases may have material adverse impacts on the Fund, the Adviser, their respective affiliates and portfolio companies. Actual pandemics, or fear of pandemics, can trigger market disruptions or economic turndowns with the consequences described above. The Adviser cannot predict the likelihood of disease outbreaks occurring in the future nor how such outbreaks may affect the Fund’s investments.

The outbreak of disease epidemics may result in the closure of the Adviser’s and/or a portfolio company’s offices or other businesses, including office buildings, retail stores and other commercial venues and could also result in (a) the lack of availability or price volatility of raw materials or component parts necessary to a portfolio company’s business which may adversely affect the ability of a portfolio company to perform its obligations, (b) disruption of regional or global trade markets and/or the availability of capital, (c) the availability of leverage, including an inability to obtain indebtedness at all or to the Fund’s desired degree, and less favorable timing of repayment and other terms with respect to such leverage, (d) trade or travel restrictions which impact a portfolio company’s business and/or (e) a general economic decline and have an adverse impact on the Fund’s value, the Fund’s investments, or the Fund’s ability to make new investments.

If a future pandemic occurs (including a recurrence of COVID-19) during a period when the Fund expects to be harvesting its investments, the Fund may not achieve its investment objective or may not be able to realize its investments within the Fund’s term.

The Fund May Invest in Loans with Limited Amortization Requirements. The Fund may invest in loans that have limited mandatory amortization requirements. While such a loan may obligate a portfolio company to repay the loan out of asset sale proceeds or with annual excess cash flow, such requirements may be subject to substantial limitations and/or “baskets” that would allow a portfolio company to retain such proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that a portfolio company will not be able to repay or refinance the loans held by the Fund when they come due at their final stated maturity.

The Fund is Subject to Risks Relating to Potential Early Redemption of Some Investments. The terms of loans in which the Fund invests may be subject to early redemption features, refinancing options, prepayment options or similar provisions which, in each case, could result in the issuer repaying the principal of an obligation held by the Fund earlier than expected, either with no or a nominal prepayment premium. This may happen when there is a decline in interest rates, or when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt or when general credit market conditions improve. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Fund could increase. There is no assurance that the Fund will be able to reinvest proceeds received from prepayments in assets that satisfy its investment objective, and any delay in reinvesting such proceeds may materially affect the performance of the Fund. Conversely, if the prepayment does not occur within the expected timeframe or if the debt does not otherwise become liquid, the Fund may continue in operation for longer than expected or the Fund may make distributions in kind.

The Fund is Subject to Risks Relating to Licensing Requirements. Certain banking and regulatory bodies or agencies in or outside the United States may require the Fund, the Adviser, its affiliates and/or certain of their respective employees to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expense to obtain such licenses or authorizations and the Fund may be required to bear the cost of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations would be granted or, if granted, whether any such licenses or authorizations would impose restrictions on the Fund. Such licenses or authorizations may require the disclosure of confidential information about the Fund, shareholders or their respective affiliates, including the identity, financial information and/or information regarding the shareholders and their officers and trustees. The Fund may not be willing or able to comply with these requirements. Alternatively, the Adviser and/or its affiliates may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for the Fund and/or any relevant portfolio company, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license or authorization. The inability of the Fund, the Adviser, the Adviser’s affiliates and/or certain of their respective employees to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect the Fund’s ability to implement its investment program and achieve its intended results.

The Fund is Subject to Risks Relating to Minority Investments and Joint Ventures. The Fund may make minority equity investments in entities in which the Fund does not control the business or affairs of such entities. In addition, the Fund intends to co-invest with other parties through partnerships, joint ventures or other entities and the Adviser may share management fees, incentive fees and/or other forms of compensation with such parties. The Adviser expects that in some cases the Fund will have control over, or significant influence on, the decision making of joint ventures. However, in other cases, in particular with respect to certain terms, amendments and waivers related to the underlying loans, the joint venture partner may have controlling or blocking rights (including because certain decisions require unanimous approval of the joint venture partners) or a tie vote among joint venture partners may be resolved by an appointed third party. Where a joint venture partner or third party has controlling or blocking rights or decision-making power with respect to a joint venture matter, there can be no assurance that the matter will be resolved in the manner desired by the Fund. In addition, these types of voting arrangements may slow the decision-making process and hinder the joint venture’s ability to act quickly.

Cooperation among joint venture partners or co-investors on existing and future business decisions will be an important factor for the sound operation and financial success of any joint venture or other business in which the Fund is involved. In particular, a joint venture partner or co-investor may have economic or business interests or goals that are inconsistent with those of the Fund, and the Fund may not be in a position to limit or otherwise protect the value of one or more of the Fund’s investments. Disputes among joint venture partners or co-investors over obligations, expenses or other matters could have an adverse effect on the financial conditions or results of operations of the relevant businesses. In addition, the Fund may in certain circumstances be liable for actions of its joint venture partners.

In certain cases, conflicts of interest may arise between the Fund and a joint venture partner, for example, because the joint venture partner has invested in a different level of the issuer’s capital structure or because the joint venture partner has different investment goals or timelines. There can be no assurance that a joint venture partner with divergent interests from the Fund will cause the joint venture to be managed in a manner that is favorable to the Fund. In addition, it is anticipated that the Fund could be invested in debt instruments issued by a joint venture entity while one or more Other HPS Investors will be invested in equity interests in such entity or vice versa, which presents certain potential conflicts of interest with respect to the capital structure of such entity.

The Fund is Subject to Risks from Provision of Managerial Assistance and Control Person Liability. The Fund may obtain rights to participate in the governance of certain of the Fund’s portfolio companies. In such instances, the Fund typically will designate board members to serve on the boards of portfolio companies. The designation of representatives and other measures contemplated could expose the assets of the Fund to claims by a portfolio company, its security holders and its creditors, including claims that the Fund is a controlling person and thus is liable for securities laws violations and other liabilities of a portfolio company. The exercise of control over a company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If these liabilities were to arise, the Fund might suffer a significant loss. These measures also could result in certain liabilities in the event of the bankruptcy or reorganization of a portfolio company, could result in claims against the Fund if the designated board members violate their fiduciary or other duties to a portfolio company or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles, and could expose the Fund to claims that it has interfered in management to the detriment of a portfolio company. While the Adviser intends to operate the Fund in a way that will minimize the exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to portfolio companies and the Fund and the shareholders.

The Fund is Subject to Risks of Investments in Certain Countries. The Fund may make investments in a number of different countries, some of which may prove unstable. Depending on the country in which a portfolio company is located, such investments may involve a number of risks, including the risk of adverse political developments such as nationalization, confiscation without fair compensation or war, and the risk of regulations which might prevent the implementation of cost cutting or other operational improvements.

A portion of the Fund’s assets may be invested in loans denominated in currencies other than the U.S. dollar or the price of which is determined with references to such currencies. As a result, any fluctuation in exchange rates will affect the value of investments. The Fund generally expects to employ hedging techniques designed to reduce the risk of adverse movements in currency exchange rates. Furthermore, the Fund may incur costs in connection with conversions between various currencies.

Investments in corporations or assets in certain countries may require significant government approvals under corporate, securities, exchange control, foreign investment and other similar laws. In addition, such investments may give rise to taxes in local jurisdictions, for which a shareholder may not be entitled to any corresponding credit or tax benefit to a shareholder. Such investments may also give rise to tax filing obligations for shareholders in these jurisdictions, although the Adviser may structure such investments so as to prevent such obligations from being imposed on shareholders. Also, some governments from time to time may impose restrictions intended to prevent capital flight, which may, for example, involve punitive taxation (including high withholding taxes) on certain securities or asset transfers or the imposition of exchange controls making it difficult or impossible to exchange or repatriate the local currency. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for shareholders.

The availability of information within developing countries and emerging market jurisdictions, including information concerning their economies and the securities of companies in such countries, and the amount of government supervision and regulation of private companies in developing countries, generally is more limited than is the case in more developed countries. The accounting, auditing and financial reporting standards and practices of certain countries may not be equivalent to those employed in more developed countries and may differ in fundamental respects. Accordingly, the Fund’s ability to conduct due diligence in connection with their investments and to monitor the investments may be adversely affected by these factors. The Fund may not be in a position to take legal or management control of its investments in certain countries. It may have limited legal recourse in the event of a dispute, and remedies might have to be pursued in the courts of the country in question where it may be difficult to obtain and enforce a judgment.

The Fund is Subject to Risks Relating to the Euro, the Eurozone and Brexit. On January 31, 2020 the United Kingdom (the “UK”) formally left the European Union (the “EU”). Following its withdrawal from the EU, the UK entered into a transition period, during which EU law continued to apply in the UK whilst the UK government and the EU negotiated the terms of their future relationship. The transition period expired on December 31, 2020, and EU law no longer applies in the UK. The UK and the EU have agreed to a trade and cooperation agreement pursuant to which there will be no tariffs or quotas on goods traded between the UK and the EU. However, services are not comprehensively covered in the agreement and negotiations are ongoing in relation to provision of financial services in particular. Political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets may continue for some time. It also remains possible that the UK’s withdrawal from the EU may lead to a call for similar referenda in other European jurisdictions, which may cause increased economic volatility in the European and global markets.

This mid- to long-term uncertainty may have an adverse effect on the economy generally and on the ability of the Fund to execute its strategy and to receive attractive returns. In particular, currency volatility may mean that the returns of the Fund are adversely affected by market movements and may make it more difficult, or more expensive, for the Fund to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the UK’s sovereign credit rating, may also have an impact on the performance of investments located in the UK or Europe.

In light of the above, no definitive assessment can currently be made regarding the impact that Brexit will have on the Fund, its portfolio companies or its investments.

The Fund is Subject to Risks Relating to its Hedging Strategy and Policies. The Fund generally expects to employ hedging or other risk management techniques designed to reduce the risk of adverse interest rate or currency movements, credit market risk and certain other risks. There can be no assurance that any hedging transactions will be successful or comprehensive. For example, the Fund may not be able to or may elect not to hedge interest payments in foreign currencies. Similarly, the Fund may hedge certain credit markets generally in order to seek to provide overall risk reduction to the Fund. The variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater, or gains smaller, than losses or gains, as the case may be, in the value of the underlying position. While the transactions implementing such hedging strategies may reduce certain risks, such transactions themselves may entail certain other risks, such as the risk that counterparties to such transactions may default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. Thus, while the Fund may benefit from the use of hedging mechanisms, unanticipated changes in interest rates, currency exchange rates, commodity prices, securities prices or credit market movements may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. Additionally, hedging transactions will add to the cost of an investment, may require ongoing cash payments to counterparties, may subject the Fund to the risk that the counterparty defaults on its obligations, and may produce different economic or tax consequences to the shareholders than would apply if the Fund had not entered into such hedging transactions. The Fund may engage in short selling and use derivative instruments (including commodities hedging instruments) in implementing hedging transactions, including futures contracts, swaps, forward contracts, and options. Furthermore, upon the bankruptcy, insolvency or liquidation of any counterparty, the Fund may be deemed to be a general unsecured creditor of such counterparty and could suffer a total loss with respect to any positions and/or transactions with such counterparty.

The Fund is Subject to Risks Relating to Derivatives. Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The Fund may, directly or indirectly, use various derivative instruments including options contracts, futures contracts, swaps, forward contracts, options on futures contracts, indexed securities and swap agreements for hedging and risk management purposes. The Fund also may use derivative instruments to approximate or achieve the economic equivalent of an otherwise permitted investment (as if the Fund directly invested in the loans, claims or securities of the subject issuer) or if such instruments are related to an otherwise permitted investment. The Fund’s use of derivative instruments involves investment risks and transaction costs to which the Fund would not be subject absent the use of these instruments and, accordingly, may result in losses that would not occur if such instruments had not been used. The use of derivative instruments may entail risks including, among others, leverage risk, volatility risk, duration mismatch risk, correlation risk and counterparty risk.

The Fund’s Ability to Enter into Transactions Involving Derivatives and Financial Commitment Transactions May be Limited. In August 2022, Rule 18f-4 under the 1940 Act, regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions), became effective. Under the newly adopted rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements, and requirements related to board reporting. These new requirements will apply unless the BDC qualifies as a “limited derivatives user,” as defined in the rule. Under the new rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Under the final rule, when the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, the Fund needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. The Fund expects to operate as a “limited derivatives user,” and these requirements may limit the Fund’s ability to use derivatives and/or enter into certain other financial contracts.

The Fund is Subject to Risks Relating to Contingent Liabilities. The Fund is expected to incur contingent liabilities in connection with an investment from time to time. For example, in connection with the disposition of an investment, the Fund may be required to make representations about the business and financial affairs of the underlying assets or business, or be responsible for the contents of disclosure documents. These arrangements may result in the incurrence of accrued expenses, liabilities or contingencies for which the Fund may establish reserves or escrow accounts. The Fund also expects to invest in a delayed draw or revolving credit facility. If the borrower subsequently draws down on the facility, the Fund would be obligated to fund the amounts due. The Fund may incur numerous other types of contingent liabilities. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

The Fund is Subject to Risks Relating to High Yield Debt. The Fund may invest in “higher yielding” (and, therefore, generally higher risk) debt securities when the Adviser believes that debt securities offer opportunities for capital appreciation. In most cases, such debt will be rated below “investment grade” or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. There are no restrictions on the credit quality of the Fund’s loans. The market for high-yield securities has experienced periods of volatility and reduced liquidity. The market values of certain of these debt securities may reflect individual corporate developments. It is likely that a general economic recession or a major decline in the demand for products and services, in which the obligor operates, could have a materially adverse impact on the value of such securities. In addition, adverse publicity and shareholder perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these debt securities.

The Fund is Subject to Risks Relating to Investments in Unsecured Debt. The Fund may invest a portion of its investment portfolio in unsecured indebtedness, whereas all or a significant portion of the issuer’s senior indebtedness may be secured. In such situations, the ability of the Fund to influence a portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors.

The Fund is Subject to Risks Relating to Subordinated Loans. The Fund may acquire and/or originate subordinated loans. If a borrower defaults on a subordinated loan or on debt senior to the Fund’s loan, or in the event of the bankruptcy of a borrower, the loan held by the Fund will be satisfied only after the senior loans are repaid in full. Under the terms of typical subordination agreements, senior creditors may be able to block the acceleration of the subordinated debt or the exercise by holders of subordinated debt of other rights they may have as creditors. Accordingly, the Fund may not be able to take the steps necessary or sufficient to protect its investments in a timely manner or at all. In addition, subordinated loans may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, the Fund may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further, the Adviser’s ability to amend the terms of the Fund’s loans, assign its loans, accept prepayments, exercise its remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements. In addition, the risks associated with subordinated loan securities include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) may adversely affect the borrower’s ability to pay principal and interest on its loan. Many obligors on subordinated loan securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, may also adversely affect such obligors’ ability to meet debt service obligations. The level of risk associated with investments in subordinated loans increases if such investments are loans of distressed or below investment grade issuers. Default rates for subordinated loan securities have historically been higher than has been the case for investment grade securities.

The Fund is Subject to Risks Relating to Non-Recourse Obligations. The Fund may invest in non-recourse obligations of issuers. Such obligations are payable solely from proceeds collected in respect of collateral pledged by an issuer to secure such obligations. None of the owners, officers, directors or incorporators of the issuers, board members, any of their respective affiliates or any other person or entity will be obligated to make payments on the obligations. Consequently, the Fund, as holder of the obligations, must rely solely on distributions of proceeds of collateral debt obligations and other collateral pledged to secure obligations for payments due in respect of principal thereof and interest thereon. If distributions of such proceeds are insufficient to make payments on the obligations, no other assets will be available for such payments and following liquidation of all the collateral, the obligations of the issuers to make such payments will be extinguished.

The Fund is Subject to Risks Relating to Publicly-Traded Securities. Although not the investment focus of the Fund, the Fund may invest in publicly traded equity and debt securities. These investments are subject to certain risks, including the risk of loss from counterparty defaults, the risks arising from the volatility of the global fixed-income and equity markets, movements in the stock market and trends in the overall economy, increased obligations to disclose information regarding such companies, increased likelihood of shareholder litigation against such companies’ board members, which may include personnel of the Adviser or its affiliates, regulatory action by the SEC and increased costs associated with each of the aforementioned risks. When buying a publicly traded security or other publicly traded instruments, the Fund may be unable to obtain financial covenants or other contractual rights that the Fund might otherwise be able to obtain in making privately-negotiated investments. Moreover, the Fund may not have the same access to information in connection with investments in publicly traded securities or other publicly traded instruments, either when investigating a potential investment or after making an investment, as compared to a privately-negotiated investment. Publicly traded securities that are rated by rating agencies are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such security. Furthermore, the Fund may be limited in its ability to make investments and to sell existing investments in public securities or other publicly traded instruments because HPS or its affiliates may have material, non-public information regarding the issuers of those securities or as a result of other policies of HPS or its affiliates. Accordingly, there can be no assurance that the Fund will make investments in public securities or other publicly traded instruments or, if it does, as to the amount it will invest. The inability to sell such securities or instruments in these circumstances could materially adversely affect the investment results of the Fund.

The Fund is Subject to Risks Associated with Originating Loans to Companies in Distressed Situations. As part of its lending activities, the Fund or its affiliates may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Fund, they involve a substantial degree of risk. Issuers of lower-rated securities generally are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. If an issuer’s financial condition deteriorates, accurate financial and business information may be limited or unavailable. In addition, lower-rated investments may be thinly traded and there may be no established secondary or public market. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s loans or the prospects for a successful reorganization or similar action.

The Fund is Subject to Risks Associated with Investments that May Become Distressed. The Fund may make investments that become distressed due to factors outside the control of the Adviser. There is no assurance that there will be sufficient collateral to cover the value of the loans and/or other investments purchased by the Fund or that there will be a successful reorganization or similar action of the company or investment which becomes distressed. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Under such circumstances, the returns generated from the Fund’s investments may not compensate the shareholders adequately for the risks assumed. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated, or disallowed, or may be found liable for damage suffered by parties as a result of such actions. In addition, under circumstances involving a portfolio company’s insolvency, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment. Investments in restructurings involving non-U.S. portfolio companies may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These considerations will differ depending on the country in which each portfolio company is located or domiciled.

Troubled company and other asset-based investments require active monitoring and may, at times, require participation in business strategy or reorganization proceedings by the Adviser and/or its affiliates. To the extent that the Adviser and/or its affiliates becomes involved in such proceedings, the Fund may have participated more actively in the affairs of the company than that assumed generally by a passive shareholder. In addition, involvement by the Adviser and/or its affiliates in an issuer’s or portfolio company’s reorganization proceedings could result in the imposition of restrictions limiting the Fund’s ability to liquidate its position in the issuer and/or portfolio company. Such investments would likely take more time to realize before generating any returns and may not generate income during the course of reorganization.

The Fund is Subject to Risks Associated with Management of Distressed Investments. HPS or its affiliates, principals or employees (the “Affiliated Group”) is actively engaged in advisory and management services for multiple collective investment vehicles and managed accounts (each, an “Affiliated Group Account” and together, the “Affiliated Group Accounts”). Certain investments of the Fund may become distressed (a “Distressed Investment”), including as a result of an underlying portfolio company or issuer of an investment undergoing financial stress, restructuring or bankruptcy. In such an event, the Adviser or its affiliates may supplement the investment team generally responsible for the management of the Fund’s portfolio with other investment professionals of the Adviser or its affiliates that are generally responsible for managing distressed and opportunistic investments on behalf of Affiliated Group Accounts (the “Distressed Investment Team”). The Distressed Investment Team may employ different investment or trading strategies with respect to the Distressed Investments than those that would otherwise have been employed by the investment team. In addition, the investment or trading strategies employed by the Distressed Investment Team with respect to the Distressed

Investments may be influenced by investment decisions it makes, or strategies it employs, in managing similar investments for the benefit of the Affiliated Group Accounts. However, the investment or trading strategy for the Fund may be different than the strategy it employs in managing distressed or opportunistic investments in the Affiliated Group Accounts and, accordingly, such investments may produce different investment results for the Fund and the Affiliated Group Accounts. The Adviser will seek to manage the Fund, and HPS and the Adviser will seek to manage the Affiliated Group Accounts in accordance with their respective investment objectives and guidelines; however, the Affiliated Group including the Distressed Investment Team, may give advice and take action with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice given to the Fund, including with respect to the timing or nature of actions relating to certain investments.

The Fund is Subject to Risks Associated with Acquisitions of Portfolios of Loans. The Fund may invest in portfolios of loans. The Fund is unlikely to be able to evaluate the credit or other risks associated with each of the underlying borrowers or negotiate the terms of underlying loans as part of its acquisition but instead must evaluate and negotiate with respect to the entire portfolio of loans or, in the case where the Fund invests in contractual obligations to purchase portfolios of loans subsequently originated by a third party, with respect to the origination and credit selection processes of such third party rather than based on characteristics of a static portfolio of loans. As a result, one or more of the underlying loans in a portfolio may not include some of the characteristics, covenants and/or protections generally sought when the Fund acquires or originates individual loans. Furthermore, while some amount of defaults are expected to occur in portfolios, defaults in or declines in the value of investments in excess of these expected amounts may have a negative impact on the value of the portfolio and may reduce the return that the Fund receives in certain circumstances.

The Fund is Subject to Risks Associated with Revolver, Delayed-Draw and Line of Credit Investments. The Fund is expected to, from time to time, incur contingent liabilities in connection with an investment. For example, the Fund expects to participate in one or more investments that are structured as “revolvers,” “delayed-draws” or “lines of credit.” These types of investments generally have funding obligations that extend over a period of time, and if the portfolio company subsequently draws down on the revolver or delayed-draw facility or on the line of credit, the Fund would be obligated to fund the amounts due. However, there can be no assurance that a borrower will ultimately draw down on any such loan, in which case the Fund may never fund the investment (in full or in part), which may result in the Fund not fully deploying its capital. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

It is possible that a revolver, delayed-draw or line of credit investment would be bifurcated into separate investments, with certain shareholders (which may or may not include the Fund) participating in the initial drawdowns and other shareholders (which may or may not include the Fund) participating in the later drawdowns. In this situation, it is possible that shareholders that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. Conversely, the shareholders participating only in the later funding obligations will have the benefit of the most recent portfolio company performance information in evaluating their investment whereas the shareholders that participated in the initial drawdowns (which may or may not include the Fund) will be obligated in any event to fund such later funding obligations. In certain cases, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other shareholders participating in the loan. Where the Fund and any other participating shareholders have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other shareholders as the interests of the Fund and the other shareholders may not be completely aligned with respect to such investment. In addition, a revolver, delayed draw investment or line of credit may be senior to the rest of the loan or to the initial funding, and as a result, the interests of the Fund may not be aligned with other participating shareholders. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

The Fund is Subject to Risks Associated with Subordinated Debt Tranches. The Fund may make investments in securities, including senior or subordinated and equity tranches, issued by CLOs, including CLOs for which HPS or its subsidiary acts as the collateral manager. Investments in CLO securities are complex and are subject to a number of risks related to, among other things, changes in interest rates, the rate of defaults and recoveries in the collateral pool, prepayment rates, terms of loans purchased to replace loans in the collateral pool which have pre-paid, the exercise of remedies by more senior tranches and the possibility that no market will exist when the Fund seeks to sell its interests in CLO securities. If a CLO fails to satisfy one of the coverage tests provided in its indenture, all distributions on those CLO securities held by the Fund will cease until that CLO brings itself back into compliance with such coverage tests. CLO securities represent leveraged investments in the underlying collateral held by the CLO issuer. The use of leverage creates risk for the holders because the leverage increases their exposure to losses with respect to the collateral. As a result, the occurrence of defaults with respect to only a small portion of the collateral could result in the substantial or complete loss of the investment in the CLO securities. Payments of principal of, and interest on, debt issued by CLOs, and dividends and other distributions on subordinated and equity tranches of a CLO, are subject to priority of payments. CLO equity is subordinated to the prior payment of all obligations under debt securities. Further, in the event of default under any debt securities issued by a CLO, and to the extent that any elimination, deferral or reduction in payments on debt securities occurs, such elimination will be borne first by CLO equity and then by the debt securities in reverse order of seniority. Thus, the greatest risk of loss relating to defaults on the collateral held by CLOs is borne by the CLO equity.

The Fund is Subject to Risks Associated with Forming CLOs. To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The collateral manager for a CLO that we create may be the Fund, the Adviser or an affiliate, and such collateral manager may be entitled to receive compensation for structuring and/or management services. To the extent the Adviser or an affiliate other than the Fund serves as collateral manager and the Fund is obligated to compensate the Adviser or the affiliate for such services, we, the Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our shareholders, pay no additional fees to the Adviser or the affiliate in connection therewith. To the extent the Fund serves as collateral manager, the Fund will receive no fees for providing such collateral management services.

The Fund is Subject to Risks Associated with Covenant-Lite Loans. Although the Fund generally expects the transaction documentation of some portion of the Fund’s investments to include covenants and other structural protections, a portion of the Fund’s investments may be composed of so-called “covenant-lite loans.” Generally, covenant-lite loans either do not have certain maintenance covenants that would require the issuer to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the issuer to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. Ownership of covenant-lite loans may expose the Fund to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have financial maintenance covenants. As a result, the Fund’s exposure to losses may be increased, which could result in an adverse impact on the issuer’s ability to comply with its obligations under the loan.

The Fund is Subject to Risks Associated with Investing in Equity. The Fund may make certain equity investments. The value of these securities generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity of issuers whose performance diverges from the Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. Equity investments generally will not feature any structural or contractual protections or payments that the Fund may seek in connection with its debt investments. In addition, investments in equity may give rise to additional taxes and/or risks and the Fund may hold these investments through entities treated as corporations for U.S. federal income tax purposes or other taxable structures which may reduce the return from such investments.

The Fund is Subject to Risks Associated with Investing in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock, in each case, until the convertible security matures or is redeemed, converted or exchanged. Because of their embedded equity component, the value of convertible securities is sensitive to changes in equity volatility and price and a decrease in equity volatility and price could result in a loss for the Fund. The debt characteristic of convertible securities also exposes the Fund to changes in interest rates and credit spreads. The value of the convertible securities may fall when interest rates rise or credit spreads widen. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which shareholders place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective. The Fund’s exposure to these risks may be unhedged or only partially hedged.

The Fund is Subject to Risks Associated with Investing in Structured Credit Instruments. The Fund may invest in structured credit instruments. Structured securities are extremely complex and are subject to risks related to, among other things, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist in when the Fund seeks to sell its interest in a structured security.

The Fund is Subject to Risks Associated with Assignments and Participations. The Fund may acquire investments directly, by way of assignment or indirectly by way of participation. The purchaser of an assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the loan obligation. In contrast, participations acquired in a portion of a loan obligation held by a selling institution typically result in a contractual relationship only with such selling institution, not with the obligor. Therefore, holders of indirect participation interests are subject to additional risks not applicable to a holder of a direct assignment interest in a loan. In purchasing a participation, the Fund generally would have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such loan obligation, nor any rights of set-off against the obligor, and the Fund may not directly benefit from the collateral supporting the loan obligation in which it has purchased the participation. As a result, the Fund would assume the credit risk of both the obligor and the selling institution, which would remain the legal owner of record of the applicable loan. In the event of the insolvency of the selling institution, the Fund may be treated as a general creditor of the selling institution in respect of the participation, may not benefit from any set-off exercised by the selling institution against the obligor and may be subject to any set-off exercised by the obligor against the selling institution. Assignments and participations are typically sold strictly without recourse to the selling institution, and the selling institution generally will make no representations or warranties about the underlying loan, the portfolio companies, the terms of the loans or any collateral securing the loans. Certain loans have restrictions on assignments and participations which may negatively impact the Fund’s ability to exit from all or part of its investment in a loan. In addition, if a participation interest is purchased from a selling institution that does not itself retain any portion of the applicable loan, such selling institution may have limited interests in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower.

The Fund is Subject to Risks Relating to Fraudulent Conveyances and Voidable Preferences by Issuers. Under U.S. legal principles, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness (including a bankruptcy trustee), if a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness or for granting security, and that after giving effect to such indebtedness or such security, the issuer (a) was insolvent, (b) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate and avoid, in whole or in part, the obligation underlying an investment of the Fund as a constructive fraudulent conveyance. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence.

In addition, it is possible a court may invalidate, in whole or in part, the indebtedness underlying an investment of the Fund as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by the obligor in satisfaction of such indebtedness. Moreover, in the event of the insolvency of an issuer of a portfolio company, payments made on its indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before the portfolio company becomes a debtor in a bankruptcy case.

Even if the Fund does not engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance or preference law, there can be no assurance as to whether any lending institution or other party from which the Fund may acquire such indebtedness, or any prior holder of such indebtedness, has not engaged in any such conduct (or any other conduct that would subject such indebtedness to disallowance or subordination under insolvency laws) and, if it did engage in such conduct, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Fund so that the Fund’s claim against the issuer would be disallowed or subordinated.

The Fund is Subject to Risks Related to Bankruptcy. One or more of the issuers of an investment held by the Fund may become involved in bankruptcy or similar proceedings. There are a number of significant risks inherent in the bankruptcy process. First, many events in a bankruptcy are adversarial and beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a court would not approve actions which may be contrary to the interests of the Fund. Reorganizations can be contentious. Participants may use the threat of, as well as actual, litigation as a negotiating technique. Second, the duration of a bankruptcy case can only be roughly estimated. The bankruptcy process can involve substantial legal, professional and administrative costs to the company and the Fund, it is subject to unpredictable and lengthy delays, and during the process the company’s competitive position may erode, key management may depart and the company may not be able to invest adequately. In some cases, the company may not be able to reorganize and may be required to liquidate assets. Any of these factors may adversely affect the return on a creditor’s investment. Third, U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Fund’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class. Fourth, in the early stages of the bankruptcy process it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be substantial. Fifth, a bankruptcy may result in creditors and equity holders losing their ranking and priority as such if they are considered to have taken over management and functional operating control of a debtor. Sixth, the Fund may purchase creditor claims subsequent to the commencement of a bankruptcy case, and it is possible that such purchase may be disallowed by a court if it determines that the purchaser has taken unfair advantage of an unsophisticated seller, which may result in the rescission of the transaction (presumably at the original purchase price) or forfeiture by the purchaser.

Further, several judicial decisions in the United States have upheld the right of borrowers to sue lenders or bondholders on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender or bondholder has violated an implied or contractual duty of good faith and fair dealing owed to the borrower or issuer or has assumed a degree of control over the borrower or issuer resulting in the creation of a fiduciary duty owed to the borrower or issuer or its other creditors or shareholders. Because of the nature of certain of the investments, the Fund could be subject to allegations of lender liability. Because of the potential of HPS or its affiliates to have investments in several positions in the same, different or overlapping levels of a portfolio company’s capital structure, the Fund may be subject to claims from creditors of a portfolio company that the investments should be equitably subordinated to the payment of other obligations of the portfolio company by reason of the conduct of the Fund or HPS and its affiliates. In addition, under certain circumstances, a U.S. bankruptcy court could also recharacterize claims held by the Fund as equity interests, and thereby subject such claims to the lower priority afforded equity claims in certain restructuring scenarios.

The Fund is Subject to Risks Related to Exit Financing. The Fund may invest in portfolio companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Post-reorganization securities typically entail a higher degree of risk than investments in securities that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Adviser’s evaluation of the anticipated outcome of an investment situation should prove incorrect, the Fund could experience a loss.

The Fund is Subject to Risks Related to Bankruptcy Involving Non-U.S. Companies. Investment in the debt of financially distressed companies domiciled outside the United States involves additional risks. Bankruptcy law and process may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain, while other developing countries may have no bankruptcy laws enacted, adding further uncertainty to the process for reorganization.

The Fund is Subject to Risks Relating to Creditors’ Committee and/or Board Participation. In connection with some of the investments, the Fund may, but is not obligated to, seek representation on official and unofficial creditors’ committees and/or boards (or comparable governing bodies) of the portfolio companies. While such representation may enable the Adviser to enhance the value of the investments, it may also prevent the Fund from disposing of the investments in a timely and profitable manner, because serving on a creditors’ committee increases the possibility that the Fund will be deemed an “insider” or a “fiduciary” of the portfolio company. If the Adviser concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to the Fund, it may resign from that committee or group, and the Fund may not realize the benefits, if any, of participation on the committee or group. If representation on a creditors’ committee or board causes the Fund, the Adviser or their respective affiliates to be deemed affiliates or related parties of the portfolio company, the securities of such portfolio company held by the Fund may become restricted securities, which are not freely tradable. Participation on a creditors’ committee and/or board representation may also subject the Fund to additional liability to which they would not otherwise be subject as an ordinary course, third-party shareholder. The Fund will indemnify the Adviser or any other person designated by the Adviser for claims arising from such board and/or committee representation, which could adversely affect the return on the investments. The Fund will attempt to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such portfolio companies, but changes in circumstances could produce adverse consequences in particular situations.

The Fund is Subject to Risks of Investments in Special Situations. The Fund’s investments may involve investments in ‘event-driven’ special situations such as recapitalizations, spinoffs, corporate and financial restructurings, litigation or other liability impairments, turnarounds, management changes, consolidating industries and other catalyst-oriented situations. Investments in such securities are often difficult to analyze, have limited trading histories and have limited in-depth research coverage and, therefore, may present an increased risk of loss to the Fund.

The Fund is Subject to Risks Associated with Real Estate. The Fund may invest in mortgage-backed securities, individual mortgages and other real estate credit investments. Investments in mortgage-backed securities are subject to the risks applicable to the risks described above in “The Fund is Subject to Risks Associated with Subordinated Debt Tranches,” as well as the risks applicable to real estate investments generally. With respect to particular real estate credit investments, real estate debt instruments that are in default may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal of such debt instruments. Even if a restructuring were successful, a risk exists that upon maturity of such real estate debt instrument, replacement “takeout” financing will not be available. It is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments purchased by the Fund. The foreclosure process can be lengthy, uncertain and expensive. Real estate risks typically include fluctuations in the real estate markets, slowdown in demand for the purchase or rental of properties, changes in the relative popularity of property types and locations, the oversupply of a certain type of property, changes in regional, national and international economic conditions, adverse local market conditions, the financial conditions of tenants, buyers and sellers of properties, changes in building, environmental, zoning and other laws and other governmental rules and fiscal policies, changes in real property tax rates or the assessed values of the investments, changes in interest rates and the availability or terms of debt financing, changes in operating costs, risks due to dependence on cash flow, environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, uninsured casualties, risks due to dependence on cash flow and risks and operating problems arising out of the presence of certain construction materials, unavailability of or increased cost of certain types of insurance coverage, such as terrorism insurance, fluctuations in energy prices, acts of God, natural disasters and uninsurable losses, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are not within the control of the Adviser.

The Fund is Subject to Risks Associated with Investments in Portfolio Companies in Regulated Industries. Certain industries are heavily regulated. The Fund may make loans to borrowers operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include, among others, energy and power, gaming and healthcare. Investments in borrowers that are subject to a high level of governmental regulation pose additional risks relative to loans to other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies may have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may bring scrutiny and attention to the Fund, which could adversely affect the Fund’s ability to implement its investment objective.

The Fund is Subject to Risks Associated with Investments in Original Issue Discount and Payment-In-Kind Instruments. To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

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the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

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original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

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an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate;

•

market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•

even if the conditions for income accrual under accounting principles generally accepted in the United States (“GAAP”) are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

for accounting purposes, cash distributions to shareholders representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by shareholders, the 1940 Act does not require that shareholders be given notice of this fact;

•

the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to shareholders in order to maintain our ability to maintain tax treatment as a RIC for U.S. federal income tax purposes; and

•	original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

In addition, the part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that accrues prior to being received in cash, such as original issue discount, market discount, and income arising from debt instruments with PIK interest or zero-coupon securities. If a portfolio company defaults on a loan that provides for such accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, and the Adviser will have no obligation to refund any fees it received in respect of such accrued income.

The Fund is Subject to Risks Arising from Entering into a TRS Agreement. A total return swap (“TRS”) is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. For purposes of computing the Fund’s incentive fee on income and the incentive fee on capital gains, the calculation methodology will look through derivative financial instruments or swaps as if we owned the reference assets directly.

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, we may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty.

The Fund is Subject to Risks Associated with Repurchase Agreements. Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

The Fund is Subject to Risks Relating to Securities Lending Agreements. We may from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions if our asset coverage, as defined in the 1940 Act, would at least equal 150% (equivalent to $2 of debt outstanding for each $1 of equity) immediately after each such loan. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to brokers and other financial institutions that are believed by the Adviser to be of high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (e.g., negotiable certificates of deposit, bankers’ acceptances or letters of credit)

maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. If the Fund enters into a securities lending arrangement, the Adviser, as part of its responsibilities under the Advisory Agreement, will invest the Fund’s cash collateral in accordance with the Fund’s investment objective and strategies. The Fund will pay the borrower of the securities a fee based on the amount of the cash collateral posted in connection with the securities lending program. The borrower will pay to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.

The Fund may invest the cash collateral received only in accordance with its investment objective, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund expects to pay a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund.

Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, will retain the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation. As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our Board. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of the portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	the changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. Depending on market conditions, we could incur substantial realized losses and ultimately experience reductions of our income available for distribution in future periods. We may also suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, decreases in the market value or fair value of our investments will reduce our net asset value.

The Fund is Subject to Risks Relating to the Warehouse Investments. The Fund may not be able to consummate or realize the anticipated benefits from the Warehouse Investments. Under the Warehouse Investments, the Fund has agreed to purchase assets from the Financing Providers at prices based on cost plus adjustments or fees designed to compensate the Financing Providers for holding the assets before the Fund purchases them from the Financing Providers. As a result, the Fund will pay additional costs in connection with acquiring assets through the Warehouse Investments compared to purchasing them directly.

Purchases of assets from the Financing Providers would be at prices determined under the Warehouse Investments regardless of the assets’ market prices at the time of acquisition. As a result, the Fund may pay more or less than the current market value of such assets when it acquires them. The Fund may purchase such assets even if they are in default.

The Fund may not be able to raise sufficient funds to purchase all of the assets in the Warehouse Investments. If the Fund purchases some of the assets in a Warehouse Investments, it will impose on itself a requirement to purchase all of the assets in the Warehouse Investments, and the Fund will treat its forward obligation to purchase the remaining assets as subject to the asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act. Even if the Fund has sufficient funds to purchase the assets under the Warehouse Investments, the Fund may not have sufficient funds to make other investments. The Fund may also borrow to obtain funds necessary to purchase assets under the Warehouse Investments. See “Warehousing Transaction.”

Risks Relating to Certain Regulatory and Tax Matters

The Fund is Subject to Risks Relating to Regulations Governing the Fund’s Operation as a BDC. The Fund will not generally be able to issue and sell its Common Shares at a price below net asset value per share. The Fund may, however, sell Common Shares, or warrants, options or rights to acquire the Fund’s Common Shares, at a price below the then-current net asset value per share of the Fund’s Common Shares if the Fund’s Board determines that such sale is in the Fund’s best interests, and if shareholders approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Fund’s Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Common Shares or senior securities convertible into, or exchangeable for, its Common Shares, then the percentage ownership of shareholders at that time will decrease, and shareholders may experience dilution.

The Fund Must Invest a Sufficient Portion of Assets in Qualifying Assets. The Fund may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets.

The Fund believes that most of the investments that it may acquire in the future will constitute qualifying assets. However, the Fund may be precluded from investing in what it believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Fund does not invest a sufficient portion of its assets in qualifying assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Fund, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Fund to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Fund needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Fund may not be able to find a buyer for such investments and, even if a buyer is found, the Fund may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

If the Fund does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Fund would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

As a Public Company, We Are Subject to Regulations Not Applicable to Private Companies, Such as Provisions of the Sarbanes-Oxley Act. Efforts to Comply with Such Regulations Will Involve Significant Expenditures, and Non-Compliance with Such Regulations May Adversely Affect Us. As a public company, we are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Following the transition period established by rules of the SEC, our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our shares, which is not expected to occur.

New or Modified Laws or Regulations Governing our Operations May Adversely Affect our Business. The Fund’s portfolio companies and the Fund are subject to regulation by-laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations, and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Fund’s business. The effects of such laws and regulations on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations. President Biden may support an enhanced regulatory agenda that imposes greater costs on all sectors and on financial services companies in particular.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of the Fund or its portfolio companies, impose additional costs on portfolio companies or the Fund intensify the regulatory supervision of the Fund or its portfolio companies or otherwise adversely affect the Fund’s business or the business of its portfolio companies. Laws that apply to the Fund, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject the Fund to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Fund or the Adviser to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Fund. In addition, if the Fund does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing Fund operations, including those associated with RICs, may cause the Fund to alter its investment strategy in order to avail itself of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the Fund’s strategies and plans and may shift the Fund’s investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of a shareholder’s investment. If the Fund invests in commodity interests in the future, the Adviser may determine not to use investment strategies that trigger additional regulation by the CFTC or may determine to operate subject to CFTC regulation, if applicable. If the Adviser or the Fund were to operate subject to CFTC regulation, the Fund may incur additional expenses and would be subject to additional regulation.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent the Fund from entering into securitization transactions. These risk retention rules will increase the Fund’s cost of funds under, or may prevent the Fund from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately be borne by the Fund’s shareholders.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the Biden Administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of the Fund or otherwise adversely affect the Fund’s business, financial condition and results of operations.

We are Subject to Risks Relating to Corporate Social Responsibility. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in investing in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Our brand and reputation may be negatively impacted if we fail to act responsibly in a number of areas, such as considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with shareholders, which could adversely affect our business and results of operations.

Additionally, new regulatory initiatives related to ESG could adversely affect our business. The SEC has proposed rules that, in addition to other matters, would establish a framework for reporting of climate-related risks. For example, the SEC has announced that it may require disclosure of certain ESG-related matters. There is a risk that a significant reorientation in the market following the implementation of these and further measures could be adverse to our portfolio companies if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). We are, and our portfolio companies may be, or could in the future become subject to the risk that similar measures might be introduced in other jurisdictions in the future. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability. On the other hand, certain state governments have begun to challenge the use of ESG factors in investment decisions, potentially setting up conflicting standards for the Fund to address.

Changes to the Dodd-Frank Act May Adversely Impact the Fund. The enactment of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other financial regulations curtailed certain investment activities of U.S. banks. As a result, alternative providers of capital (such as the Fund) were able to access certain investment opportunities on a larger scale. If the restrictions under the Dodd-Frank Act are curtailed or repealed, banks may be subject to fewer restrictions on their investment activities, thereby increasing competition with the Fund for potential investment opportunities. As a result, any changes to the Dodd-Frank Act may adversely impact the Fund.

The Fund is Subject to Risks Relating to Pay-to-Play Laws, Regulations and Policies. Many states, their subdivisions and associated pension plans have adopted so-called “pay-to-play” laws, rules, regulations or policies which prohibit, restrict or require disclosure of payments to, and/or certain contacts with, certain politicians or officials associated with public entities by individuals and entities seeking to do business with related entities, including seeking investments by public retirement funds in collective investment funds such as the Fund. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation with respect to a government plan investor for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates for certain elected offices. If the Adviser, its affiliates or their respective employees or affiliates violate such pay-to-play laws, rules, regulations or policies, such non-compliance could have an adverse effect on the Fund.

The Fund is Subject to Risks Relating to Government Policies, Changes in Laws, and International Trade. Governmental regulatory activity, especially that of the Board of Governors of the U.S. Federal Reserve System, may have a significant effect on interest rates and on the economy generally, which in turn may affect the price of the securities in which the Fund plans to invest. High interest rates, the imposition of credit controls or other restraints on the financing of takeovers or other acquisitions could diminish the number of merger tender offers, exchange offers or other acquisitions, and as a consequence have a materially adverse effect on the activities of the Fund. Moreover, changes in U.S. federal, state, and local tax laws, U.S. federal or state securities and bankruptcy laws or in accounting standards may make corporate acquisitions or restructurings less desirable or make risk arbitrage less profitable. Amendments to the U.S. Bankruptcy Code or other relevant laws could also alter an expected outcome or introduce greater uncertainty regarding the likely outcome of an investment situation.

In addition, governmental policies could create uncertainty for the global financial system and such uncertainty may increase the risks inherent to the Fund and its activities. For example, in March 2018, the United States imposed an additional 25% tariff under Section 232 of the Trade Expansion Act of 1962, as amended, on steel products imported into the United States. Furthermore, in May 2019, the United States imposed a 25% tariff on certain imports from China, and China reacted with tariffs on certain imports from the United States. These tariffs and restrictions, as well as other changes in U.S. trade policy, have resulted in, and may continue to trigger, retaliatory actions by affected countries, including imposing trade sanctions on certain U.S. products. A “trade war” of this nature has the potential to increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on imports and exports. Prospective shareholders should realize that any significant changes in governmental policies (including tariffs and other policies involving international trade) could have a material adverse impact on the Fund and its investments.

The Fund is Subject to Risks Relating to General Data Protection Regulations. In Europe, the General Data Protection Regulation (“GDPR”) was made effective on May 25, 2018, introducing substantial changes to current European privacy laws. It has superseded the existing Data Protection Directive, which is the key European legislation governing the use of personal data relating to living individuals. The GDPR provides enhanced rights to individuals with respect to the privacy of their personal data and applies not only to organizations with a presence in the European Union which use or hold data relating to living individuals, but also to those organizations that offer services to individual European Union investors. In addition, although regulatory behavior and penalties under the GDPR remain an area of considerable scrutiny, it does increase the sanctions for serious breaches to the greater of €20 million or 4% of worldwide revenue, the impact of which could be significant. Compliance with the GDPR may require additional measures, including updating policies and procedures and reviewing relevant IT systems, which may create additional costs and expenses for the Fund and therefore the shareholders. The Fund may have indemnification obligations in respect of, or be required to pay the expenses relating to, any litigation or action as a result of any purported breach of the GDPR. Shareholders other than individuals in the European Union may not be afforded the protections of the GDPR.

The Fund is Subject to Risks Arising from Potential Controlled Group Liability. Under certain circumstances it would be possible for the Fund, along with its affiliates, to obtain a controlling interest (i.e., 80% or more) in certain portfolio companies. This could occur, for example, in connection with a work out of the portfolio company’s debt obligations or a restructuring of the portfolio company’s capital structure. Based on recent federal court decisions, there is a risk that the Fund (along with its affiliates) would be treated as engaged in a “trade or business” for purposes of ERISA’s controlled group rules. In such an event, the Fund could be jointly and severally liable for a portfolio company’s liabilities with respect to the underfunding of any pension plans which such portfolio company sponsors or to which it contributes. If the portfolio company were not able to satisfy those liabilities, they could become the responsibility of the Fund, causing it to incur potentially significant, unexpected liabilities for which reserves were not established.

The Fund is Subject to Risks Related to Being an “Emerging Growth Company”. We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1.235 billion, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three- year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if shareholders will find our shares less attractive because we will rely on some or all of these exemptions. If some shareholders find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for shareholders and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less shareholder confidence.

The Fund is Subject to Risks Arising from Compliance with the SEC’s Regulation Best Interest. Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Common Shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

Federal Income Tax Risks

The Fund is Subject to RIC Qualification Risks. To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

The Fund May Experience Difficulty with Paying Required Distributions. For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax. The resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Some Investments May be Subject to Corporate-Level Income Tax. We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Certain Portfolio Investments May Present Special Tax Issues. We expect to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about certain issues related to such investments such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income or excise tax.

Legislative or Regulatory Tax Changes Could Adversely Affect Shareholders. At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any increase in the corporate or individual tax rates, expansion of any minimum tax obligation, or any other change, amendment or new tax law, regulation or interpretation thereof, any of which would could have a retroactive and adverse effect on the Fund or its shareholders, could materially impact the amount of funds available for distribution or payment to shareholders and the amount of taxes any shareholder would pay upon receipt of such funds. Changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in a Fund. Each prospective Fund investor should read this entire Offering Memorandum, the Fund’s Declaration of Trust and Bylaws and consult with its advisors before deciding whether to invest in such Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different risk factors.

Item 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We were organized under the laws of the State of Delaware on August 10, 2023. We intend to file an election to be treated as a business development company under the 1940 Act, and as a regulated investment company for federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the sum of our investment company taxable income (as defined below) and net tax-exempt interest. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations — Taxation as a Regulated Investment Company.”

The Fund is currently in the development stage and has not commenced commercial operations. Since inception, there has been no activity other than an initial $[                 ] capital contribution received from HPS, our initial shareholder, in exchange for [                 ] shares of our Common Shares. To date our efforts have been limited to organizational and initial operating activities, the cost of which has been paid by the Adviser on behalf of the Fund.

We have agreed to repay the Adviser for initial organization and offering costs, subject to the terms of the Expense Support and Conditional Reimbursement Agreement and the Advisor’s ability thereunder to make Expense Payments on behalf of the Fund.

Revenues

We expect to generate revenues in the form of interest and fee income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

•

our allocable portion of compensation (including salaries, bonuses, and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) shareholder relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any internal audit group personnel of HPS or any of its affiliates;

•	all other expenses of the Fund’s operations, administrations and transactions.

The Adviser agreed to advance all of our organization and offering expenses on our behalf through the Initial Closing. On such date, the Fund will become obligated to reimburse the Adviser for such advanced expenses and will be paid pursuant to the Expense Support Agreement. After such date, the Fund will bear all such expenses, subject to the Expense Support Agreement.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers for goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser, the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses are ultimately borne by our shareholders.

We have agreed to repay the Adviser for initial organization and offering costs, subject to the terms of the Expense Support and Conditional Reimbursement Agreement and the Adviser’s ability thereunder to make Expense Payments on behalf of the Fund. In the event receipt of a formal commitment of external capital does not occur, all organization and offering costs will be borne by the Adviser. As there has been no commitment of external capital to date, no such costs have been allocated to the Fund.

We intend to enter into an Expense Support and Conditional Reimbursement Agreement with the Adviser. Pursuant to the Expense Support Agreement, the Adviser may commit to pay Expense Payments, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar quarter in which Excess Operating Funds are produced, we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar quarter have been reimbursed.

From time to time, the Administrator or its affiliates may pay third-party providers of goods or services. We will reimburse the Administrator or such affiliates thereof for any such amounts paid on our behalf.

We may also enter into a credit facility or other debt arrangements to partially fund our operations, and could incur costs and expenses including commitment, origination, or structuring fees and the related interest costs associated with any amounts borrowed.

Hedging

We may enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge against interest rate, currency, and / or other credit related risks through the use of futures, swaps, options and forward contracts. These hedging activities are subject to the applicable legal and regulatory compliance requirements; however, there can be no assurance any hedging strategy employed will be successful. We may also seek to borrow capital in local currency as a means of hedging non-U.S. dollar denominated investments.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities, short-term borrowings, unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to our shareholders.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We will generally invest in illiquid loans and securities including debt and equity securities of middle market companies. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act, pursuant to the Fund’s valuation policy, and under the oversight of the Board, based on, among other things, the input of one or more independent valuation firms retained by the Fund to review the Fund’s investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters — Valuation of Investments.”

Critical Accounting Policies

Basis of Accounting

The preparation of the Fund’s financial statements is in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Fund deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with ASC 820, Fair Value Measurement (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Revenue Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Organizational and Offering Costs

The Fund intends to reimburse its Adviser for the third-party costs it incurs on its behalf in connection with its formation and the Initial Closing of the Offering. Organizational costs to establish the Fund are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Fund. Offering costs in connection with the offering of common shares of the Fund are capitalized as a deferred charge and amortized to expense on a basis over 12 months from the commencement of operations, which has not yet occurred. These expenses consist primarily of legal fees and other costs incurred with Fund’s share offerings, the preparation of the Fund’s registration statement, and registration fees.

U.S. Federal Income Taxes

The Fund intends to elect to be taxed as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not have to pay corporate-level federal income taxes on any net ordinary income or net capital gains that the Fund distributes to its unitholders from its tax earnings and profits. To obtain and maintain the Fund’s RIC tax treatment, the Fund must meet certain source-of-income and asset diversification requirements as well as distribute at least 90% of its investment company taxable income in respect of each taxable year to the holders of its Common Shares.

Item 3.	Properties

We maintain our principal executive office at 40 West 57th, 33rd Floor, New York, NY 10019. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

In conjunction with our initial organization, HPS purchased [ ] shares of Common Shares of the Fund at a price of $25 per share as our initial capital.

Item 5.	Trustees and Executive Officers

Board

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of our investment valuation process, oversight of our financing arrangements and corporate governance activities. Our Board consists of seven members, four of whom are not “interested persons” of the Fund or of the Adviser as defined in

Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board. We refer to these individuals as our Independent Trustees. Our Board elects our executive officers, who serve at the discretion of the Board.

Trustees

Information regarding the Board is as follows:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Trusteeships Held by Trustee
Interested Trustees
Michael Patterson	1974	Chief Executive Officer	Since 2023	Governing Partner of HPS and the Portfolio Manager for the Specialty Loan Funds and Core Senior Lending Funds.	Trustee, HPS Corporate Lending Fund (2021-Present).

Colbert Cannon	1975	Trustee	Since 2023	Managing Director at HPS.	Chairman of the board, Estrella Media (2018-Present); Chairman of the board, Southern Graphics (May 2023-Present).

Grishma Parekh	1980	Trustee	Since 2023	Managing Director at HPS and Co-Head of North American Core Senior Lending (2020 – present); Partner at the Carlyle Group in Direct Lending	Trustee, HPS Corporate Lending Fund (2021-Present).
Independent Trustees
Randall Lauer	1959	Trustee	Since 2023	Head of Institutional Sales and Business Development at Academy Securities, Inc. (2022-Present); Managing Director at Citigroup, Head of Institutional Markets Sales – Midwest Region (2012-2021) and Head of Securitized Product Sales – North America (2018-2019).	Trustee, Silent Falcon UAS Technologies (2021-Present); Trustee, Lake Forest College (2016-Present); Trustee, St. John’s Northwestern Academies (2018-Present); Trustee, HPS Corporate Lending Fund (2021-Present).

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Trusteeships Held by Trustee
Robin Melvin	1963	Trustee	Since 2023	Director, Bank of New York Mellon Family of Funds (1995-Present); Co-Chair of Mentor Illinois (2014 – 2020).	Director, Bank of New York Mellon Family of (1995-Present); Trustee, HPS Corporate Lending Fund (2021-Present).

Donna Milia	1974	Trustee	Since 2023	Senior Advisor of Galaxy Digital (TSX: GLXY) (2019-2022); Chief Financial Officer of Galaxy Digital (2017-2019).	Trustee, HPS Corporate Lending Fund (2023-Present)

Robert Van Dore	1959	Trustee	Since 2023	Partner at Deloitte & Touche LLP (1981-2021).	Trustee, HPS Corporate Lending Fund (2021-Present)

The address for each trustee is c/o HPS Corporate Capital Solutions Fund, 40 West 57 Street, 33 Floor, New York, NY 10019. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of trustees serving staggered terms of three years each.

Executive Officers Who are Not Trustees

Information regarding our executive officers who are not Trustees is as follows:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years
Robert Busch	1982	Chief Financial Officer and Principal Accounting Officer	Since 2023	Managing Director at HPS (2022 – present); Managing Director of Blackstone Credit and Chief Accounting Officer and Treasurer of various Blackstone funds.

Gregory MacCordy	1953	Chief Compliance Officer	Since 2023	Director at ACA Group.

Tyler Thorn	1978	Secretary	Since 2023	Managing Director and Attorney at HPS.

Philip Lee	1986	Assistant Secretary	Since 2023	Vice President and Attorney at HPS; Associate at Simpson Thacher & Bartlett LLP; Associate at Fried, Frank, Harris, Shriver & Jacobson LLP.

The address for each executive officer is c/o HPS Advisors, LLC, 40 West 57 Street, 33 Floor New York, NY 10019.

Biographical Information

The following is information concerning the business experience of our Board and executive officers. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Michael Patterson

Trustee and Chief Executive Officer. Mr. Patterson is a Governing Partner of HPS where he leads the Direct Lending platform. He serves on the Investment Committee and is the Portfolio Manager for the Specialty Loan Funds and the Core Senior Lending Funds and the Chairman and CEO of the Fund. Mr. Patterson joined HPS at its inception in 2007, establishing the European business before returning to the United States in 2009. Before joining HPS, Mr. Patterson was with Silver Point Capital in the U.S. and Europe and the Goldman Sachs Principal Investing Area in New York. Prior to his investing career, Mr. Patterson served as an officer in the United States Navy. He serves on the Dean’s Advisory Council for the Radcliffe Institute of Advanced Studies at Harvard. Mr. Patterson holds an AB in Applied Mathematics from Harvard College and an MBA from Stanford University’s Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Patterson joined the Board of the Fund in December 2023, and also serves as an Interested Trustee on the Board of HPS Corporate Lending Fund.

Colbert Cannon

Trustee. Mr. Cannon is a Managing Director at HPS. Prior to joining HPS in 2017, Mr. Cannon was a Partner and Director of Research at Wingspan Investment Management, a distressed credit investment firm launched in 2013. Prior to Wingspan, Mr. Cannon was a Managing Director at Glenview Capital, where he led the Credit Investment effort from 2009 to 2012. Prior to joining Glenview, Mr. Cannon was a Principal at Audax Group, a Boston-based Private Equity firm. Mr. Cannon began his career in Mergers and Acquisitions Investment Banking at Goldman Sachs. Mr. Cannon holds an AB in Social Studies from Harvard College. Mr. Cannon joined the Board of the Fund in December 2023.

Grishma Parekh

Trustee. Ms. Parekh is a Managing Director at HPS and Co-Head of North American Core Senior Lending. Prior to joining HPS in 2020, Ms. Parekh spent over twelve years as a Partner and Managing Director at The Carlyle Group. During her tenure at The Carlyle Group, Ms. Parekh was a founding member of the Direct Lending platform, served as Head of Origination for Illiquid Credit, and was a member of the investment committee for the Direct Lending business. Prior to joining The Carlyle Group in 2007, Ms. Parekh was an Investment Banking Associate at JPMorgan where she was responsible for originating, structuring and executing high yield bond and leveraged loan transactions. Ms. Parekh holds a BS in Finance and Information Systems from the Stern School of Business at New York University. Ms. Parekh joined the Board of the Fund in December 2023, and also serves as an Interested Trustee on the Board of HPS Corporate Lending Fund.

Independent Trustees

Randall Lauer

Trustee. Mr. Lauer is the Head of Institutional Sales and Business Development at Academy Securities, Inc. Prior to joining Academy Securities, Inc. in 2022, Mr. Lauer was formerly a Managing Director at

Citigroup, where he served from August 1988 until May 2021. During that time, Mr. Lauer held numerous leadership roles across all of Institutional Sales and Trading, including Head of Institutional Markets Sales for the Midwest Region from 2012 to 2021 and Head of Securitized Product Sales for North America from 2018 to 2019. Mr. Lauer has extensive experience with a wide range of fixed income and equity products, including structured credit and all securitized markets. Prior to joining Citigroup, Mr. Lauer was an officer in the United States Marine Corps, where he held leadership billets ranging from platoon commander to company commander and served overseas deployments in Okinawa, Japan, the Republic of South Korea, the Philippine Islands, and Thailand. Mr. Lauer currently serves as a Trustee for Lake Forest College, St. John’s Northwestern Academies and Silent Falcon UAS Technologies. Mr. Lauer holds a BA from Lake Forest College and an MBA from the Kellogg School at Northwestern University. Mr. Lauer joined the Board of the Fund in December 2023, and also serves as an Independent Trustee on the Board of HPS Corporate Lending Fund.

Robin Melvin

Trustee. Ms. Melvin served as the head of the Boisi Family Office and Director of the Boisi Family Foundation from 1994 to 2012. In this capacity, Ms. Melvin acted as the primary interface with all investment managers, legal advisors and other service providers to the family and managed the private foundation’s philanthropic efforts, which focused on support for organizations serving the needs of youth from disadvantaged circumstances. From 1992 to 2005, Ms. Melvin helped to build and held various leadership positions with MENTOR, a national non-profit youth mentoring advocacy organization. Prior to that Ms. Melvin was an investment banker at Goldman, Sachs & Co.

Ms. Melvin is a Board Member of the Bank of New York Mellon Family of Funds, where she is Chairman of the Compensation Committee, Chairman of the Nominating Committee and serves on the Audit Committee for four of the five fund clusters. She is also a member of the Governance Committee for the fund complex. Ms. Melvin previously served as a Trustee of Westover School and Chair of the Head Search Committee and Chair of the Finance Committee until June 30, 2023. Ms. Melvin holds an AB from Harvard College and an MBA from Harvard Business School. Ms. Melvin joined the Board of the Fund in December 2023, and also serves as an Independent Trustee on the Board of HPS Corporate Lending Fund.

Donna Milia

Trustee. Ms. Milia served as a Senior Advisor of Galaxy Digital (TSX: GLXY) from 2019 to 2022. From 2017 to 2019, she served as the Chief Financial Officer of Galaxy Digital. In this capacity, Ms. Milia created and built the accounting and reporting infrastructure, operations, accounting policy, public reporting documents and internal control environment and ultimately took the company public on TSX Venture Exchange in 2018. Prior to joining Galaxy Digital, she was a Managing Director at Blackrock responsible for the Finance, Tax, and Accounting Groups since 2005 and served as the Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation, a publicly-listed business development company (NASDAQ: BKCC) from 2015 to 2017. Prior to BlackRock, she spent six years at The Millburn Corporation in the Accounting Group and three years as an auditor with Grant Thornton LLP. She holds a B.S. in Accounting from Lehigh University and is a CPA. Ms. Milia joined the Board of the Fund in December 2023, and also serves as an Independent Trustee on the Board of HPS Corporate Lending Fund.

Robert Van Dore

Trustee. Mr. Van Dore was formerly a Partner at Deloitte & Touche LLP (“Deloitte”), where he worked from June 1981 until he retired in June 2021. From 2001 until his retirement, Mr. Van Dore served as the New England Professional Practice Director with responsibility for all accounting and audit technical matters within the region. During his tenure at Deloitte, Mr. Van Dore managed large engagements for, and provided audit services to, some of the firm’s largest clients throughout the United States and Europe. His work spanned multiple industries, including manufacturing, distribution, retail and technology. Mr. Van Dore brings extensive accounting and audit knowledge to the Board and is an Audit Committee Financial Expert, as defined by the Securities and Exchange Commission. Mr. Van Dore holds a BA from Williams College and an MS in Accounting from the Stern Graduate School of Business at New York University. Mr. Van Dore joined the Board of the Fund in December 2023, and also serves as an Independent Trustee on the Board of HPS Corporate Lending Fund.

Executive Officers Who are not Trustees

Robert Busch

Chief Financial Officer and Principal Accounting Officer. Mr. Busch is a Managing Director at HPS. Prior to joining HPS in 2022, Mr. Busch was a Managing Director at Blackstone Credit (“BXC”) where he served as Chief Accounting Officer and Treasurer of BXC’s non-traded business development company, Blackstone Private Credit Fund, and publicly-traded BDC, Blackstone Secured Lending Fund, as well as the Chief Financial Officer and Treasurer of three BXC publicly-listed closed end funds and an interval fund. Prior to BXC, Mr. Busch was a Senior Vice President at Fifth Street Asset Management where he held various roles within finance, accounting and financial reporting for the firm’s publicly traded BDCs and alternative asset manager. In addition, Mr. Busch was an Audit Manager at Deloitte & Touche LLP serving clients in various industries, including alternative asset management and real estate. Mr. Busch is a Certified Public Accountant in the state of New York and received a Bachelor’s Degree in Business Administration with a concentration in Accounting from Boston University’s Questrom School of Business where he graduated cum laude.

Gregory MacCordy

Chief Compliance Officer. Mr. MacCordy is a Director at ACA Group serving as outsourced chief compliance officer for multiple registered investment advisers and companies. He has over 30 years of regulatory and financial services experience. Most recently, Mr. MacCordy worked at the SEC, where he was an Industry Expert and Specialized Compliance Examiner in the Asset Management Unit (Enforcement Division), and conducted enforcement investigations of investment companies, investment advisers and mutual funds, and also worked with the SEC’s Office of Compliance Inspection and Examination (OCIE). Mr. MacCordy began his career as a Special Agent with the Federal Bureau of Investigation where he conducted financial and counter-intelligence investigations.

Mr. MacCordy also worked at TIAA for 18 years, where he built and managed a $13 billion portfolio of global fixed income and direct credit lending, and developed the risk and compliance program policies and procedures for the investment team. Following TIAA, Mr. MacCordy worked at a multi-strategy hedge fund, where he was co-chair of the investment committee and managed investment compliance. He also worked at a FINRA registered broker-dealer conducting client and new transaction due diligence and consulting for banks in credit compliance for mortgage and RMBS products. Mr. MacCordy graduated from the University of Missouri with a BS and BA in Accounting, and from New York University Stern School of Business with an MBA in Finance.

Tyler Thorn

Secretary. Mr. Thorn is a Managing Director and Attorney at HPS. Prior to joining HPS in 2012, Mr. Thorn was an Associate in the Investment Management Group at Davis Polk & Wardwell LLP, where he advised clients on investment fund structuring, marketing, operations and shareholder communications as well as counseling on regulatory matters. Mr. Thorn holds a BA from Brown University and a JD from Cornell Law School.

Philip Lee

Assistant Secretary. Mr. Lee is a Vice President at HPS. Prior to joining HPS in 2022, Mr. Lee was an Associate at Simpson Thacher & Bartlett LLP in the Private Funds Group. Prior to Simpson Thacher & Bartlett LLP, Mr. Lee was an Associate as Fried, Frank, Harris, Shriver & Jacobson LLP in the Asset Management Group. Mr. Lee has held prior roles at King & Wood Mallesons LLP and ITG. Mr. Lee holds a BA in Political Science from Swarthmore College and a JD from Columbia Law School.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board or any such individual Trustees or group or committee of Trustees by either name or title.

All such correspondence should be sent to HPS Corporate Capital Solutions Fund, c/o HPS Advisors, LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019, Attention: Chief Compliance Officer.

Committees of the Board

Our Board currently has two committees: an audit committee and a nominating and governance committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee

The audit committee operates pursuant to a charter that will be approved by our Board. The charter will set forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm (including compensation therefore), reviewing the independence of our independent registered public accounting firm and reviewing the adequacy of our internal controls over financial reporting. The audit committee and the Board will have oversight of the valuation process used to establish the Fund’s NAV. The audit committee is expected to be composed of four persons, including Randall Lauer, Robin Melvin, Donna Milia and Robert Van Dore, all of whom are considered independent for purposes of the 1940 Act. Robert Van Dore is expected to serve as the chair of the audit committee. Our Board is expected to determine that Mr. Van Dore qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the audit committee are expected to meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not expected to be an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the audit committee will be available in print to any shareholder who requests it.

Nominating and Governance Committee

The nominating and governance committee operates pursuant to a charter that will be approved by our Board. The charter will set forth the responsibilities of the nominating and governance committee, including making nominations for the appointment or election of Independent Trustees. The nominating and governance committee will also have principal oversight over the process used to approve co-investments for the Fund. The nominating and governance committee is expected to consist of four persons, including Randall Lauer, Robin Melvin, Donna Milia and Robert Van Dore, all of whom are considered independent for purposes of the 1940 Act. Robin Melvin is expected to serve as the chair of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of our Bylaws. Our Bylaws will provide that a shareholder who wishes to nominate a person for election as a Trustee at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the Bylaws. In order to be eligible to be a nominee for election as a Trustee by a shareholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with certain of our policies and guidelines.

A copy of charter of the Nominating and Governance Committee will be available in print to any shareholder who requests it.

Item 6.	Executive Compensation

Compensation of Executive Officers

None of our officers receive direct compensation from us. The compensation of our chief financial officer and chief compliance officer is paid by our Administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered by them to us. To the extent that our Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Administrator.

Staffing

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement. Our day-to-day investment operations are managed by our Adviser. In addition, we reimburse the Administrator for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staffs.

Compensation of Independent Trustees

Each of our Independent Trustees will receive an annual retainer fee of $[                ], payable once per year. In addition, Independent Trustees will receive $[                ] for each regularly scheduled board meeting and $[                ] for each committee meeting that they participate in. The Chair of the Audit and Nominating and Governance Committees receive an additional $[                ] and $[                ] respectively. We also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We do not pay compensation to our Trustees who also serve in an executive officer capacity for us or the Adviser or its affiliates.

Item 7.	Certain Relationships and Related Transactions, and Trustee Independence

(a)	Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

As a diversified private investment firm, HPS, the Adviser and their affiliates engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide advisory, management and other services to funds and other accounts.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser, HPS and their affiliates for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Fund include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Fund. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

The following represent the known material inherent or potential conflicts of interest that we believe should be considered by prospective investors before subscribing for the Common Shares.

Relationship among the Fund, the Adviser and the Investment Team

The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser’s incentive fee creates an incentive for the Adviser to recommend more speculative investments for the Fund than it would otherwise in the absence of such performance-based compensation. The Adviser may also be incentivized not to permanently write down or write off or dispose of an investment that has poor prospects for improvement in order to receive ongoing management fees in respect of such investment and to avoid reductions in potential incentive fees if such asset appreciates in the future. In addition, the method of calculating the incentive fee payments may result in conflicts of interest between the Adviser, on the one hand, and the shareholders, on the other hand, with respect to the management and disposition of investments.

The functions performed by the Adviser are not exclusive. The officers and employees of the Adviser and its affiliates will devote such time as the Adviser deems necessary and sufficient to carry out the operations of the Fund effectively. The Adviser and its affiliates have rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts which have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Without limiting the generality of the foregoing, the Affiliated Group will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the Affiliated Group or its trustees or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts will pay different fees, invest with leverage or utilize different investment strategies than the Fund. In addition, the Fund may enter into transactions with such accounts, and the Affiliated Group may invest in the same securities and instruments on behalf of such accounts that the Fund invests in. The Affiliated Group or its personnel will have income or other incentives to favor such accounts. The records of any such investments by members of the Affiliated Group will not be open to inspection by shareholders. The Adviser and HPS, however, will not knowingly or deliberately favor any such accounts over the Fund in its dealings on behalf of such accounts.

In addition, members of the Affiliated Group, including employees of HPS or its affiliates, may make personal investments in third-party entities (directly or through investment funds managed by third-party managers). Such entities may enter into transactions with the Fund, presenting a conflict of interest for the Adviser and HPS between acting in the best interests of the Fund and enhancing the returns of such personal investments.

As described in “The Fund is Subject to Risks Associated with Sourcing, Operating or Joint Venture Partners.,” HPS has historically worked with, and the Fund intends to continue to work with, sourcing, operating and/or joint venture partners. Sourcing, operating and joint venture partners are independent contractors engaged for particular purposes in connection with the Fund and/or certain of its projects, and are not part of the Affiliated Group.

Co-Investment Transactions

The Fund and the Adviser have received an exemptive order from the SEC that permits the Fund to co-invest with certain other persons, including certain affiliated accounts managed and controlled by the Adviser or its affiliates. Subject to the 1940 Act and the conditions of any such co-investment order issued by the SEC, the Fund may, under certain circumstances, co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even though the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within the Fund’s investment objective and other Board Established Criteria and those of one or more affiliated accounts advised by the Adviser or its affiliates, whether focused on a debt strategy or otherwise, the Adviser will allocate such opportunities among the Fund and such affiliated accounts in a manner consistent with the exemptive order and the firm-wide allocation policies and procedures, as discussed in this Registration Statement.

With respect to co-investment transactions conducted under the exemptive order, initial internal allocations among the Fund and other investment funds affiliated with the Adviser will generally be made, taking into account the allocation considerations set forth in the firm-wide allocation policies and procedures as described above. If the Fund invests in a transaction under a co-investment exemptive order and, immediately before the submission of the order for the Fund and all other funds, accounts, or other similar arrangements advised by HPS and its affiliates, the opportunity is oversubscribed, it will generally be allocated on a pro-rata basis based on available capital.

To the extent consistent with applicable law and/or exemptive relief issued to the Fund, in addition to such co-investments, the Fund and HPS or an affiliated account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent the Fund holds investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by HPS or an affiliated account, the Adviser may be presented with decisions when the interests of the two co-investors are in conflict. If the portfolio company in which the Fund has an equity or debt investment and in which an affiliated account has an equity or debt investment elsewhere in the portfolio company’s capital structure, becomes distressed or defaults on its obligations under the private credit investment, the Adviser may have conflicting loyalties between its duties to the affiliated account, the Fund, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for such affiliated account that are adverse to the Fund, or actions may or may not be taken by the Fund due to such affiliated account’s investment, which action or failure to act may be adverse to the Fund. In addition, it is possible that in a bankruptcy proceeding, the Fund’s interest may be adversely affected by virtue of such affiliated account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy and the terms of any work-out or restructuring, raise conflicts of interest. In those circumstances where the Fund and such affiliated accounts hold investments in different classes of a company’s debt or equity, the Adviser and HPS may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Fund and such affiliated accounts, including causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking action designed to reduce adversity.

Declining an Investment

The Adviser may decline an investment opportunity on behalf of the Fund to the extent the Adviser determines, in its discretion, that such investment may (a) have reputational considerations for the shareholders, the Adviser or the Fund, (b) implicate considerations under the Adviser’s or a shareholder’s environmental, social and corporate governance policy, (c) to the Adviser’s knowledge, have been the subject of concern or controversy among financial institutions, institutional investors or the public or (d) give rise to other similar considerations. In certain cases, such an investment may be allocated to other Affiliated Group Accounts (defined below) that have consented to the investment or do not, in the Adviser’s discretion, have such considerations, in lieu of the investment being allocated to the Fund. See also “Competition among the Accounts Sponsored or Managed by the Adviser and Its Affiliates.” below.

Conflicts of Interest Generally

If any matter arises that the Adviser, as applicable, determines in its good faith judgment constitutes an actual conflict of interest, the Adviser, as applicable, will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions, the Adviser, as applicable, will be relieved of any liability for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied applicable fiduciary duties related thereto to the fullest extent permitted by law). These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with the Board regarding the conflict of interest and/or obtaining a waiver or consent from the Board of the conflict of interest or acting in a manner, or pursuant to standards or procedures, approved by or disclosed to the Board with respect to such conflict of interest; (iv) disclosing the conflict to the shareholders; (v) implementing certain policies and procedures designed to ameliorate such conflict of interest or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Fund may hold the largest stake in the applicable tranche of securities). There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring Common Shares in the Fund, each shareholder will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Adviser may determine that no action is required or that taking action may be adverse to the interests of the Fund or the Affiliated Group.

Competition among the Accounts Sponsored or Managed by the Adviser and Its Affiliates

The Affiliated Group is actively engaged in advisory and management services for Affiliated Group Accounts. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. The Affiliated Group expects to sponsor or manage additional collective investment vehicles and managed accounts in the future. The Affiliated Group may employ the same or different investment strategies for the various Affiliated Group Accounts it manages or otherwise advises. Investment opportunities that may potentially be appropriate for the Fund are generally expected to also be appropriate for other Affiliated Group Accounts, and such Affiliated Group Accounts will compete with the Fund for positions and may compensate the Affiliated Group better than the Fund. Investments which are within the investment objective of the Fund may be allocated to other Affiliated Group Accounts, and there is no assurance that the Fund will be allocated those investments it wishes to pursue. In addition, shareholders should note that certain other Affiliated Group Accounts are expected to use ranging degrees of leverage, often on different terms with different counterparties, be subject to different fee structures and/or liquidity terms and focus on different investments than the Fund. Investments of such other Affiliated Group Accounts and the Fund may not be parallel for such and various other reasons, including different inflows and outflows of capital, variations in strategy, liquidity terms, governmental limitations on investment and other differences. The results of the investment activities of the Fund may differ significantly from the results achieved by Affiliated Group Accounts that implement the same or a similar investment strategy as the Fund.

Under certain circumstances, the Fund may invest in connection with a transaction in which Affiliated Group Accounts have already invested or are expected to invest. Under other circumstances, Affiliated Group Accounts may invest in a portfolio company in which the Fund has already invested or is expected to invest as well as investing in the Fund itself. Where an investment is allocated among the Fund as well as one or more Affiliated Group Accounts, such investment opportunity is expected to be allocated based on one or more factors which may include each entity’s capital available for investment, available leverage, structure of the investment (including whether a delayed-draw investment, revolver or line of credit is part of, and/or cannot be separated from such investment), applicable concentration limits and investment guidelines and restrictions, investment objectives, investment strategies, whether the investment represents a follow-on investment for one or more of the entities, the nature and size of existing portfolio holdings, expected investment pipeline, size of the investment opportunity, portfolio cash positions, risk/return objectives (and availability or expected availability of leverage for certain investments to meet such investment objectives), liquidity constraints (including the applicable wind-down and ramp-up periods, remaining investment period and termination or redemption terms), round-lot position size, availability of credit facilities or counterparty relationships needed to effect the transaction, legal, tax, regulatory or other considerations and/or management of potential or actual conflicts of interest by the Adviser. To the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may also partner with other entities in which the Affiliated Group holds an investment or with which the Affiliated Group has a significant business relationship.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, where the Fund invests in the same issuer as an Affiliated Group Account, the terms of the Fund’s investment, including the type of instrument purchased, may be different from the terms of the Affiliated Group Account’s investment or the type of instrument the Affiliated Group Account purchases. The Affiliated Group Accounts may be given certain governance or other rights or may be subject to terms and conditions that are more favorable than those applicable to the Fund. Conflicts could arise after the Affiliated Group Account, on the one hand, and the Fund, on the other hand, make investments in the same issuer with respect to the issuer’s strategy, growth and financing alternatives and with respect to the manner and timing of the Fund’s exit from the investment compared to the Affiliated Group Account’s exit. The Affiliated Group Accounts may make decisions that are more beneficial to themselves than to the Fund. Further, investments may benefit one or more of the Affiliated Group Accounts disproportionately to their benefit to the Fund. Conversely, the interests of one or more of the Affiliated Group Accounts in one or more investments may, in the future, be adverse to that of the Fund, and the Adviser may be incentivized not to undertake certain actions on behalf of the Fund in connection with such investments, including the exercise of certain rights the Fund may have, in view of the investment by the Affiliated Group in such investments.

In addition, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Affiliated Group and one or more Affiliated Group Accounts (including the Fund), expect to invest, from time to time, in different instruments or classes of securities of the same issuer, including where the Fund and/or any Affiliated Group Account control the majority of such instrument or class of securities. For example, the Fund expects to invest in the senior debt of an issuer where the strategic investment partners family of funds holds, or subsequently invests in, subordinated debt of such issuer. As a result, one or more Affiliated Group Accounts may have different investment objectives or pursue or enforce rights with respect to a particular issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. For example, if the Fund holds debt of an issuer and an Affiliated Group Account holds equity instruments of the same issuer, then if the issuer experiences financial or operational challenges, the Fund, which holds the debt, may seek a liquidation of the issuer, whereas the Affiliated Group Account, which holds the equity instruments, may prefer a reorganization of the issuer. In these circumstances, actions taken on behalf of the Fund may be adverse to the strategic investment partners family of funds investors, and vice versa, creating a conflict of interest for the Adviser and its affiliates. In addition, if an Affiliated Group Account holds voting securities (for example, equity) of an issuer in which the Fund holds non-voting securities (for example, secured debt) of such issuer, HPS or the Adviser, acting on behalf of such Affiliated Group Account may vote on certain matters in a manner that has an adverse effect on the positions held by the Fund (e.g., regarding whether an Affiliate Group Account agrees to waive certain covenants or make certain amendments). Conversely, if the Fund holds voting securities of an issuer, the Adviser’s vote on behalf of the Fund on a matter may end up benefiting Affiliated Group Accounts and harming the Fund, especially with the benefit of hindsight (e.g., if the Fund agrees to certain covenants, waivers or amendments, but the issuer and the Fund’s investment in such issuer end up getting further impaired).

Courses of action that the Adviser and HPS may pursue to reduce the potential for adversity between the Fund and an Affiliated Group Account include causing one or both clients to take certain actions that, in the absence of such conflict, it would not take, such as (i) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security holders), (ii) investing in the same or similar classes of securities as the other client in order to align their interests, (iii) divesting investments in whole or in part or (iv) appointing an unaffiliated third-party agent to act on behalf of either the Fund or such Affiliated Group Account. Any such step could have the effect of benefiting an Affiliated Group Account or HPS or its affiliates and might not be in the best interests of or may be adverse to the Fund.

In enforcing its rights with respect to an investment, the Fund, along with other Affiliated Group Accounts, may pursue or enforce rights with respect to a particular issuer, or the Adviser and/or HPS may pursue or enforce rights with respect to a particular issuer jointly on behalf of the Fund and other Affiliated Group Accounts, even where the interests of such Affiliated Group Accounts may diverge in one or more respects from those of the Fund.

The Fund may be negatively impacted by the activities by or on behalf of such other Affiliated Group Accounts, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such other Affiliated Group Accounts. In certain instances, personnel of HPS or its affiliates may obtain information about the issuer thereby limiting the Adviser’s ability to buy or sell securities of the issuer on behalf of the Fund. These conflicts are magnified with respect to issuers that undergo restructuring or become insolvent. It is possible that in connection with a restructuring, insolvency, bankruptcy or similar proceeding the Fund may be limited (by applicable law, courts or otherwise) in the positions or actions it may be permitted to take due to other interests held or actions or positions taken by Affiliated Group Accounts.

Positions taken by Affiliated Group Accounts may also dilute or otherwise negatively affect the values, prices or investment strategies associated with investments held by the Fund. For example, this may occur when investment decisions regarding the Fund are based on research or other information that is also used to support portfolio decisions for other Affiliated Group Accounts. When an Affiliated Group Account implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged. In addition, Affiliated Group Accounts may have short positions in the same security or instrument or a different security or instrument in the same issuer as a security or instrument purchased by the Fund, which may present additional conflicts, particularly if the issuer experiences financial difficulties.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may participate in a follow-on investment of an Affiliated Group Account, where the Fund has not previously invested in the applicable portfolio company, and vice versa. Any such follow-on investment would present conflicts of interest, including in the Adviser or its affiliate’s negotiation of the terms of such follow-on investment, and raises the risk that the Fund’s capital may be used to support an Affiliated Group Account’s existing investment.

In addition, an investment that HPS or the Adviser determined was appropriate for an Other HPS Investor (including funds and accounts on HPS’s direct lending platform) when originally consummated may be refinanced, extended or otherwise modified in such a way that the investment is no longer consistent with the investment objectives of the Other HPS Investor, but is consistent with the investment objective of the Fund. In this situation, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may make an investment in the issuer and the proceeds of the Fund’s investment will be used by the issuer to repay the existing investment in such issuer of an Other HPS Investor and vice versa. For example, the Fund expects to participate in recapitalizations or refinancings of portfolio companies in which the HPS Specialty Loan Funds have invested. In this situation, the new loan in which the Fund invests may have a lower interest rate, for example, due to changes in market conditions, improvements in the business of the issuer or other factors. In these circumstances, the Other HPS Investor may exit the investment at the time the loan is refinanced, extended or otherwise modified, and the Fund may participate in the investment going forward and vice versa. In these circumstances, the consent of the shareholders will not be required. As a result, conflicts of interest are generally expected to arise between the Other HPS Investor exiting the investment and the Fund entering into the investment, including determinations of whether the Affiliated Group Account is being redeemed from an investment with a negative outlook (and whether the Fund is supporting such exit with their investment), and whether the Fund is paying a higher or lower price than market value or transacting on terms that are more or less favorable than in other comparable transactions. Conversely, the Fund’s investment may be refinanced by an Affiliated Group Account that may have the effect of shortening the duration of an attractive investment.

As a result, conflicts of interest are generally expected to arise between the Fund exiting the investment and such Other HPS Investor entering into the investment, including determinations of whether the Fund is being taken out of an investment with a positive outlook or whether the Fund’s exit may have the effect of shortening the duration of an attractive investment. Similarly, the Fund may agree to an amendment, extension, refinancing or similar transaction involving an existing investment, and such transaction may create an investment opportunity for other Affiliated Group Accounts.

The Fund may be allocated a small part of an investment opportunity within the investment objective of the Fund when other Affiliated Group Accounts are allocated a larger portion. The Fund may be prohibited (due to, for example, regulatory limitations) from pursuing certain investment opportunities and may find that its ability to participate in any particular opportunity may be substantially limited.

For the foregoing reasons, among others, the Affiliated Group and its portfolio managers, including the Investment Team, are generally expected to have a conflict of interest between acting in the best interests of the Fund and such other Affiliated Group Accounts. The Adviser and HPS have developed policies and procedures that provide that they will allocate investment opportunities and make purchase and sale decisions among the Fund, HPS’s clients and the Adviser’s other clients in a manner that they consider, in their discretion and consistent with their fiduciary obligation to their clients, to be reasonable. In many cases, these policies may result in the pro rata allocation of limited opportunities across accounts, but in many other cases, the allocations may reflect numerous other factors based upon the Adviser’s and HPS’s good faith assessment of the best use of such limited opportunities relative to the objectives, limitations and requirements of each of their clients and applying a variety of factors, including those described herein. The Adviser and HPS seek to treat all clients reasonably in light of all factors relevant to managing an investment fund or account, and in some cases, it is possible that the application of the factors described herein may result in allocations in which certain investment funds or accounts may receive an allocation when other investment funds (including the Fund) or accounts do not. Similarly, the Adviser and HPS may cause the liquidation of certain positions for the Fund and other clients in its discretion in accordance with the foregoing principles. Such allocations or liquidations may benefit another client instead of the Fund or may be detrimental to the Fund.

Moreover, the results of the investment activities of the Fund may differ significantly from the results achieved by the Affiliated Group for the other Affiliated Group Accounts. The Adviser will manage the Fund and HPS and the Adviser will manage the other Affiliated Group Accounts in accordance with their respective investment objectives and guidelines; however, the Affiliated Group may give advice and take action, with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice the Adviser may give to the Fund, including with respect to the timing or nature of actions relating to certain investments.

Future investment activities by the Adviser HPS on behalf of other clients and HPS on behalf of its clients may give rise to additional conflicts of interest and demands on the Adviser’s and HPS’s time and resources.

Diverse Membership; Relationships with Shareholders

The Fund and shareholders are generally expected to have conflicting investment, tax and other interests with respect to the investments made by the Fund. The shareholders are expected to include various types of persons or entities organized in various jurisdictions, and different shareholders may have conflicting investment, tax and other interests in respect of their investment in the Fund. The conflicting interests of the Fund and of individual shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of the Fund’s investments, and the timing of disposition of investments, which may be more beneficial for the Fund or shareholders than for one or more of the other shareholders. Such structuring of the Fund’s investments and other factors may result in different returns being realized by different shareholders. Furthermore, under the U.S. tax audit rules applicable to the Fund, decisions or elections made in connection with certain laws and regulations by the Adviser (or such other person designated by the Adviser) in connection with tax audits (including whether or not to make an election under those rules) may be more beneficial for one type of shareholder than for another type of shareholder. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments and the use of leverage that may be more beneficial for one shareholder than for another shareholder, especially in respect of individual tax situations. In addition, one or more of the Fund, the Adviser, and/or their affiliates may face certain tax risks based on positions taken by the Fund, its subsidiaries and/or a withholding agent, and the Adviser reserves the right on behalf of itself and its affiliates to take positions adverse to the Fund and the shareholders, including with respect to withholding of amounts to cover actual or potential tax liabilities.

Valuation of Assets

Certain securities and other assets in which the Fund will directly or indirectly invest, including secured loan and junior capital investments, are not expected to have a readily ascertainable market value and will be valued by the Adviser in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Fund’s investments. In addition, when the Adviser determines that the market price does not fairly represent the value of an investment, the Adviser will determine a fair value for such investment as the Fund’s valuation designee. The Adviser has a conflict of interest in determining such valuations, as avoiding writing down the value of assets or writing off assets that are not readily marketable or difficult to value may cause it to receive higher management fees.

The Affiliated Group is engaged in advisory and management services for multiple collective investment vehicles and managed accounts, including other investment funds managed by the Affiliated Group. In connection with these activities, the Affiliated Group is required to value assets, including in connection with managing or advising their proprietary and client accounts. In this regard, certain units within the Affiliated Group may share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets, although they are under no obligation to engage in such information sharing. The Adviser will value the Fund’s investments according to its established valuation policies, and may value an identical asset differently than other units within the Affiliated Group (e.g., when an asset does not have a readily ascertainable market price).

Conflicts with Portfolio Companies

In certain instances, members of the Investment Team and officers and employees of the Adviser and/or HPS may serve as board members of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interests of the portfolio company. In certain circumstances, such as in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there may be conflicts of interest between an individual’s duties as a member of the Investment Team or officer or employee of the Adviser and/or HPS and such individual’s duties as a board member of the portfolio company. Additionally, the Adviser or affiliates of the Adviser may enter into transactions with a portfolio company (for example, a property lease), which may create a conflict of interest. While it is generally expected that any such transaction would be on arm’s length terms, it is possible that the portfolio company may pay higher fees or receive fewer benefits in the transaction than it would if the counterparty to the transaction were a third party.

Selection of Service Providers

The Fund’s advisors and Service Providers or their affiliates are expected to provide goods or services to, or have business, personal, financial or other relations with HPS, its affiliates, advisory clients and portfolio companies. Such advisors and Service Providers may be shareholders in the Fund, sources of investment opportunities or co-investors or commercial counterparties or entities in which an Affiliated Group Account has an investment. Additionally, certain employees of HPS or its affiliates may have family members or relatives employed by such advisors and Service Providers. These relationships may influence the Adviser in deciding whether to select or recommend such Service Providers to perform services for the Fund or portfolio companies (the cost of which generally will be borne directly or indirectly by the Fund or such entities, as applicable).

Allocation of Revolver, Delayed-Draw Investment or Line of Credit Obligations

The Fund generally expects to participate in one or more investments that are structured as “revolvers”, “delayed-draws” or “lines of credit” with funding obligations that extend past the initial date of investment. Later funding obligations related to such investments may not be allocated pro rata among all the investors who participated in the initial funding of an investment. In particular, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and/or lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan (or may not be allocated any portion). See “— The Fund is Subject to Risks Associated with Revolver, Delayed-Draw and Line of Credit Investments.” above. Investors that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. In addition, where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In that regard, the revolver, delayed draw or line of credit portion of an investment may be senior to the investment in the portfolio company made by the Fund, and as a result, the interests of the Fund may not be aligned with other participating investors.

Joint Ventures

The Fund or the Adviser may partner with one or more unaffiliated banks or other financial institutions to make particular investments or types of investments, with, in some instances, such partners having senior exposure to the investment program and the Fund and Other HPS Investors participating in the junior exposure or vice versa. In doing so, the Adviser would seek to benefit from the larger combined capital base of working with a partner, as well as such partner’s sourcing channels and expertise. In addition, the Fund may be an initial economic participant in such an investment program or may join the investment program after it has made investments. As a result, the Fund may or may not share in the returns of the investments that have already been originated and, accordingly the returns realized by the shareholders may differ from the returns realized by other participants of such investment program.

The structure of this type of investment program will vary and will be determined on a case-by-case basis in order to accommodate the nature of the arrangements, applicable bank and other regulatory restrictions, particular considerations applicable to the funds and accounts participating in the investment program, tax considerations, and other factors. For example, the investment program may be structured so that the Fund purchases debt of a holding company (the “HPS JV Participant”) and the HPS JV Participant then participates in the joint venture or the investments sourced through the joint venture. In such a situation, the equity of the HPS JV Participant is expected to be held by Other HPS Investors. As a result, conflicts of interest may arise between the Fund (as debt holders of the HPS JV Participant) and the Other HPS Investors participating in the investment program (as equity holders of the HPS JV Participant). These conflicts of interest would be magnified in the event of any default, bankruptcy or similar event of financial distress with respect to the HPS JV Participant. Further, the returns realized by the Fund are likely to differ from the returns realized by the Other HPS Investors participating in the investment program. In such a structure, the Fund as a debt holder will have more enhanced downside protection than the Other HPS Investors but will not benefit from all of the upside from the underlying investments, whereas the Other HPS Investors, while being subject to a greater risk of loss, will also benefit from greater upside than the Fund.

The Fund’s joint venture partner may be a regulated banking entity, and the joint venture vehicle may be subject to bank regulation as a result of the bank’s ownership interest therein. As a result, there is a risk that the joint venture could be subject to bank regulatory audit and review, as well as potential fines or other enforcement actions that the Fund, acting on its own, would not otherwise be subject to. While the bank joint venture partner would be expected to assume some of these liabilities directly, the HPS JV Partner would nevertheless have some exposure, potentially in respect of larger liabilities. Such liabilities could be significant. Furthermore, the activities of the joint venture may be restricted because of regulatory requirements applicable to the bank or its internal policies designed to comply with, limit the applicability of, or that otherwise relate to such requirements.

The Adviser believes that any such joint venture will be structured in a manner that would not cause a violation of applicable banking laws and regulations. However, it is possible that future changes or clarifications in statutes, regulations or interpretations concerning the permissible activities of bank holding companies, as well as further judicial or administrative decisions and interpretations of present or future statutes or regulations could restrict (or possibly prevent) the banking partner from continuing to participate in the joint venture in the manner originally contemplated. In such event, the Adviser and the applicable banking partner may agree to alter or restrict the investment program or may elect to terminate the investment program altogether. Any such restructuring or termination may adversely affect the returns realized by the Fund in connection with its participation in the investment program.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Fees

In the course of our investing activities, we will pay management fees and incentive fees to the Adviser, incur direct expenses and will reimburse the Adviser for certain expenses it incurs. See “Item 1(c). Description of Business — General — The Investment Adviser.”

Certain Business Relationships

Certain of the current trustees and officers of the Fund are trustees or officers of the Adviser or affiliated HPS entities. See Item 7(b) below for a description of the Investment Advisory Agreement.

Indebtedness of Management

None.

(b)

Promoters and Certain Control Persons. The Adviser may be deemed a promoter of the Fund. The Fund will enter into the Investment Advisory Agreement with the Adviser. Pursuant to the Investment Advisory Agreement, the Adviser will act as the investment adviser to the Fund and manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board, in accordance with the investment objective, policies and restrictions set forth in this Registration Statement, in accordance with all applicable federal and state laws, rules and regulations, and the Fund’s Declaration of Trust and bylaws (as amended from time to time), and in accordance with the 1940 Act. In carrying out its duties as the investment adviser to the Fund pursuant to the Investment Advisory Agreement, the Adviser will:

•	determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;

•	identify/source, research, evaluate and negotiate the structure of the investments made by the Fund;

•	close and monitor the Fund’s investments;

•	determine the assets that the Fund will originate, purchase, retain, or sell;

•	perform due diligence on prospective portfolio companies; and

•

provide the Fund with such other investment advisory, research, and related services as the Fund may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Fund and its portfolio companies as required.

We have agreed to repay the Adviser for initial organization and offering costs. In the event receipt of a formal commitment of external capital does not occur, all organization and offering costs will be borne by the Adviser. As there has been no commitment of external capital to date, no such costs have been allocated to the Fund.

From time to time, the Administrator or its affiliates may pay third-party providers of goods or services. We will reimburse the Administrator or such affiliates thereof for any such amounts paid on our behalf.

The Adviser, for its services to the Fund, will be entitled to receive fees as described under “Item 1(c). Description of Business — General — Investment Advisory Agreement; Administration Agreement.”

Under the Investment Advisory Agreement, the Fund expects, to the extent permitted by applicable law and in the discretion of the Board, to indemnify the Adviser and certain of its affiliates, as described under “Item 1(c). Description of Business — General — Investment Advisory Agreement; Administration Agreement.”

Both the Investment Advisory Agreement and the Administration Agreement will be approved by our Board. Unless earlier terminated as described below, both the Investment Advisory Agreement and the

Administration Agreement will remain in effect for a period of two years from their effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board or the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Trustees. The Investment Advisory Agreement will automatically terminate in the event of assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

We may terminate the Advisory Agreement upon 60 days’ written notice, and the Administration Agreement upon 120 days’ written notice, without payment of any penalty. The decision to terminate either agreement may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 60 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice.

Item 8.	Legal Proceedings

We are not currently subject to any material legal proceedings that are reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Fund, nor, to our knowledge, is any such material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

Until a public offering, our outstanding Common Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for our Common Shares, and we can offer no assurances that a market for our Common Shares will develop in the future.

Because our Common Shares are being acquired by shareholders in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the common shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, a shareholder must be willing to bear the economic risk of investment in the common shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the common shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the common shares and to execute such other instruments or certifications as are reasonably required by us. An investment in our Common Shares has limited or no liquidity beyond our share repurchase program, and our share repurchase program can be modified, suspended or terminated at the Board’s discretion.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Fund’s Common Shares.

Valuation of Investments

We expect to determine our NAV on the last day of the calendar period on the same frequency as our Subscription Frequency (e.g., monthly or quarterly). The NAV per share will be determined by dividing the value of total assets attributable to the class minus the carrying value of liabilities attributable to the class by the total number of Common Shares outstanding at the date as of which the determination is made.

We will conduct the valuation of our investments, upon which our NAV is based, at all times consistent with GAAP and the 1940 Act. We will value our investments in accordance with ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable and will be valued at either the closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) on the principal exchange on which the investment is listed or traded. Investments for which other market quotations are readily available will typically be valued at those market quotations. To validate market quotations, we will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Where it is possible to obtain reliable, independent market quotations from a third party vendor, we will use these quotations to determine the value of our investments. We will utilize mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. The Adviser will obtain these market quotations from independent pricing services, if available; otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser will regularly perform price verification procedures and issue challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser will not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available, or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or for which market prices are not readily available, as will be the case for a substantial portion of our investments, will be valued at fair value as determined in good faith by the Adviser as our valuation designee under Rule 2a-5 under the 1940 Act, pursuant to our valuation policy, and under the oversight of the Board, based on, among other things, the input of one or more independent valuation firms retained by us to review our investments. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to the quarterly valuation of investments, the Fund will undertake a multi-step valuation process each quarter in connection with determining the fair value of our investments for which reliable market quotations are not readily available as of the last calendar day of each quarter, which includes, among other procedures, the following:

•

the valuation process will begin with each investment being preliminarily valued by the Adviser’s valuation team in consultation with the Adviser’s investment professionals responsible for each portfolio investment;

•

in addition, independent valuation firms retained by the Fund will prepare quarter-end valuations of each such investment that was (i) originated or purchased prior to the first calendar day of the quarter and (ii) is not a de minimis investment, as determined by the Adviser. The independent valuation firms will provide a final range of values on such investments to the Adviser. The independent valuation firms will also provide analyses to support their valuation methodology and calculations;

•

The Adviser’s valuation committee with respect to the Fund (the “Valuation Committee”) reviews the valuation recommendations prepared by the Adviser’s valuation team and, as appropriate, the independent valuation firms’ valuation ranges;

•	the Adviser’s Valuation Committee will then determine fair value marks for each of the Fund’s portfolio investments; and

•	the Board and Audit Committee will periodically review the valuation process and provide oversight in accordance with the requirements of Rule 2a-5 under the 1940 Act.

When we determine our NAV as of the last day of a month that is not also the last day of a calendar quarter, the Adviser’s valuation team will prepare preliminary fair value estimates for each investment consistent with the methodologies set forth in the valuation policy. If an individual asset for which reliable market quotations are not readily available is known by the Adviser’s valuation team to have experienced a significant observable change21 since the most recent quarter end, an independent valuation firm may from time-to-time be asked by the Adviser’s valuation team to provide an independent fair value range for such asset. The independent valuation firm will provide a final range of values for each such investment to the Adviser’s Valuation Committee, along with analyses to support its valuation methodology and calculations.

As part of the valuation process, we will take into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, of: (i) the estimated enterprise value of a portfolio company, generally based on an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, and (v) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser will consider whether the pricing indicated by the external event corroborates its valuation.

We will engage independent valuation firms to provide assistance regarding the determination of the fair value of our portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment each quarter, and we and the Adviser may reasonably rely on that assistance. However, the Adviser is responsible for the ultimate valuation of the portfolio investments at fair value as determined in good faith pursuant to our valuation policy, the Board’s oversight and a consistently applied valuation process.

We will report our NAV as of the last day of each month within 20 business days of the last day of each month.

Distributions

We expect to pay regular distributions on the same frequency as the Subscription Frequency (e.g., monthly or quarterly) commencing no later than the first full calendar quarter after the escrow period concludes. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we

[21]

A significant observable event generally refers to the material loss of physical assets, a payment default or payment deferral, a bankruptcy filing or a liquidity event relating to the interests held or the issuer.

generally are required to make aggregate annual distributions to our shareholders of at least 90% of investment company taxable income. See “Item 11. Description of our Common Shares” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

From time to time, we may also pay special interim distributions in the form of cash or Common Shares at the discretion of our Board.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Advisory Agreement and Administration Agreement.”

Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits, especially during the period before we have substantially invested the proceeds from this offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.

For a period of time following commencement of this offering, which time period may be significant, we expect substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by the Adviser and its affiliates, including through the waiver of certain investment advisory fees by the Adviser, that are subject to conditional reimbursement by us within three years. Any such distributions funded through expense reimbursements or waivers of advisory fees are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by the Adviser and its affiliates will reduce the distributions that you would otherwise receive in the future. Other than as set forth in the Registration Statement, the Adviser and its affiliates have no obligation to advance expenses or waive advisory fees.

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code. To obtain and maintain RIC tax treatment, we must distribute at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, to our shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M. If a RIC makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

If we issue senior securities, we may be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

We plan to adopt a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Common Shares. See “Distribution Reinvestment Plan.”

Reports to Shareholders

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of our Form 10 under the Exchange Act, we will be required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Item 10.	Recent Sales of Unregistered Securities

On [                ], 2023, we issued and sold [                 ] shares of Common Shares at an aggregate purchase price of $[                 ] to HPS. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Item 11.	Description of Registrant’s Securities to be Registered

Description of our Common Shares

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares, which may include preferred shares, none of which are outstanding as of the date of this Registration Statement, with the exception of the seed shares sold to HPS, as discussed in Item 10 above. There is currently no market for the Common Shares, and there can be no assurance that a market for the Common Shares will develop in the future.

Common Shares

Under the terms of our Declaration of Trust, all Common Shares have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board and declared by us out of funds legally available therefore. Except as may be provided by our Board in setting the terms of classified or reclassified shares, our Common Shares have no preemptive, exchange, conversion, appraisal or redemption rights. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of (in each case, a “Transfer”) unless (i) our consent is granted, and (ii) the common shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). In order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares is entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our Bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees; provided that, if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, shall retain their position. Pursuant to our Declaration of Trust, our Board may amend the Bylaws to alter the vote required to elect Trustees.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Dissolution of the Fund

If the Fund’s Board determines that there has been a significant adverse change in the regulatory or tax treatment of the Fund or its shareholders that in its judgment makes it inadvisable for the Fund to continue in its present form, then the Board will endeavor to restructure or change the form of the Fund to preserve (insofar as possible) the overall benefits previously enjoyed by shareholders as a whole or, if the Board determines it appropriate (and subject to any necessary shareholder approvals and applicable requirements of the 1940 Act), (i) cause the Fund to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Fund.

The Fund may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the Trustees.

Election of Trustees

The holders of our Common Shares possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our Bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees; provided that, if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, shall retain their position. Pursuant to our Declaration of Trust, our Board may amend the Bylaws to alter the vote required to elect Trustees.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of Trustees will be set by our Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board in setting the terms of any class, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.

We have a total of seven members of our Board, four of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each Trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.

Action by Shareholders

Our Bylaws provide that shareholder action can be taken only at a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Special meetings may be called by the Trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Fund upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. Any special meeting called by such shareholders is required to be held not less than 15 nor more than 60 days after the secretary gives notice for such special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Conflict with 1940 Act

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board, or of officers or the Board to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the foregoing, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Nothing disclosed in the foregoing will apply to any claims, suits, actions or proceedings asserting a claim brought under federal or state securities laws or under the Kansas Uniform Securities Act.

Item 12.	Indemnification of Trustees and Officers

To the extent permitted by law and our Declaration of Trust, we will indemnify the participating brokers and the Managing Dealer against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this Registration Statement or approved sales literature.

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee, officer, employee, or agent of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee, officer, agent or employee of the Fund and at the request of the Fund, serves or has served as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interests of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of the Indemnitee of the Fund, in the case that the Indemnitee is the Trustee, officer, employee, or agent of the Fund, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee provides the Fund with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Fund as authorized by the Declaration of Trust, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Item 13.	Financial Statements and Supplementary Data

We set forth below a list of our audited financial statements included in this Registration Statement.

Statement	Page
Report of Independent Registered Public Accounting Firm	[F-2]
Statement of Assets and Liabilities as of [ ]	[F-3]
Statement of Operations for the period [ ] (Date of Inception) through [ ]	[F-4]
Notes to Financial Statements	[F-5]

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)	Exhibits

EXHIBIT INDEX

3.4*	Form of Amended and Restated Declaration of Trust

3.6*	Form of By-Laws

10.1*	Form of Investment Advisory Agreement

10.4*	Form of Sub-Administration Agreement

10.5*	Form of Distribution Reinvestment Plan

10.6*	Form of Expense Support and Conditional Reimbursement Agreement

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HPS CORPORATE CAPITAL SOLUTIONS FUND

By:	/s/ Tyler Thorn
Name:	Tyler Thorn
Title:	Secretary

Date: November 24, 2023